As filed with the Securities and Exchange Commission on January 5, 2024

Registration No. 333-275508

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FREECAST, INC.

(Exact name of registrant as specified in its charter)

Florida	7990	45-2787251
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

6901 TPC Drive, Suite 200

Orlando, Florida 32822

(407) 374-1607

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

William A. Mobley, Jr., Chief Executive Officer

FreeCast, Inc.

6901 TPC Drive, Suite 200

Orlando, Florida 32822

(407) 374-1607

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Jeffery A. Bahnsen, Esq

Bahnsen Legal Group, PLLC

131 NE 1st Avenue, Suite 100

Boca Raton, Florida 33432

(727) 888-3026

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion,

Preliminary Prospectus dated

[_______________], 2024

FREECAST, INC.

           shares of common stock (par value, $0.0001)

This prospectus relates to the registration of the resale of up to 9,082,927 shares of our common stock by our shareholders identified in this prospectus (the “Registered Shareholders”). Unlike an initial public offering, the resale by the Registered Shareholders is not being underwritten on a firm-commitment basis by any investment bank. The Registered Shareholders may, or may not, elect to sell their shares of common stock covered by this prospectus, as and to the extent they may determine. If a Registered Shareholder utilizes a broker-dealer in the sale of the common stock being offered by this prospectus on the Nasdaq Capital Market, or Nasdaq, such broker-dealer may receive commissions in the form of discounts, concessions, or commissions. See “Plan of Distribution.” If the Registered Shareholders choose to sell their shares of common stock, we will not receive any proceeds from the sale of shares of common stock by the Registered Shareholders.

No public market for our common stock currently exists. Further, the listing of our common stock on Nasdaq, without a firm-commitment underwritten offering, is a novel method for commencing public trading in shares of our common stock, and consequently, the trading volume and price of shares of our common stock may be more volatile than if shares of our common stock were initially listed in connection with an initial public offering underwritten on a firm-commitment basis.

On the day that our shares of common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price (as defined below) on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which Maxim Maxim Group LLC (the “Advisor” or “Maxim”), in its capacity as our financial advisor, must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of common stock are ready to trade, Nasdaq will confirm the Current Reference Price for our shares of common stock, in accordance with the Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, the applicable orders that have been entered will be executed at such price and regular trading of our shares of common stock on Nasdaq will commence, subject to Nasdaq conducting validation checks in accordance with the Nasdaq rules. Under the Nasdaq rules, the “Current Reference Price” means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under (ii), then it is the entered price (i.e. the specified price entered in an order by a customer to buy or sell) at which our shares of common stock will remain unmatched (i.e. will not be bought or sold); and (iv) if more than one price exists under (iii), a price determined by Nasdaq in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under (iii), the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder. The Registered Shareholders will not be involved in Nasdaq’s price-setting mechanism, including any decision to delay or proceed with trading, nor will they control or influence the Advisor in carrying out its role as a financial adviser. The Advisor will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. For more information, see “Plan of Distribution.”

We have applied to list our common stock on the Nasdaq Capital Market under the symbol “CAST.” We expect our common stock to begin trading on Nasdaq on or about _____, 2024.

We are an “emerging growth company” as defined under the federal securities laws and, as such, may elect to comply with certain reduced reporting requirements for this prospectus and other filings with the Securities and Exchange Commission after the listing of our common stock on Nasdaq. See “Prospectus Summary—Emerging Growth Company Status.”

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors beginning on page 5 of this prospectus before purchasing shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2024.

Neither we nor any of the Registered Shareholders have authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to purchase shares of our common stock from the Registered Shareholders, you should not rely upon any information other than the information in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our common stock means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy shares of our common stock from the Registered Shareholders in any circumstances under which the offer or solicitation is unlawful.

No action is being taken in any jurisdiction outside the United States to permit the offering or purchase of our common stock from the Registered Shareholders or possession or distribution of this prospectus in that jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the offering of shares of our common stock by the Registered Shareholders and the distribution of this prospectus applicable to that jurisdiction.

The Registered Shareholders are offering to sell, and seeking offers to buy, their shares of our common stock only in jurisdictions where offers and sales are permitted. Neither we nor any of the Registered Shareholders have done anything that would permit the use of or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside of the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of our common stock by the Registered Shareholders and the distribution of this prospectus outside of the United States.

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-1 that we filed with the SEC using a “shelf” registration or continuous offering process. Under this process, the Registered Shareholders may, from time to time, sell the common stock covered by this prospectus in the manner described in the section titled “Plan of Distribution.” Additionally, we may provide a prospectus supplement to add information to, or update or change information contained in, this prospectus, including the section titled “Plan of Distribution”. You may obtain this information without charge by following the instructions under the “Where You Can Find More Information” section appearing elsewhere in this prospectus. You should read this prospectus and any prospectus supplement before deciding to invest in our common stock.

ii

Market, Industry and Other Data

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Third-party industry publications and forecasts generally state that the information contained therein has been obtained from sources generally believed to be reliable. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

Among others, we refer to estimates compiled by the following industry sources:

●	(https://www.statista.com/study/44526/digital-media-report/)

●	(https://www.insiderintelligence.com/content/cord-cutting-hasn-t-lost-momentum)

●	(https://www.nielsen.com/insights/2022/streaming-climbs-to-new-heights-again-in-april-despite-a-dip-in-total-tv-viewing/)

Trademarks and Service Marks

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

iii

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. For a more complete understanding of this offering of shares of our common stock by the Registered Shareholders, you should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus before investing in our common stock.

In this prospectus, unless otherwise stated or the context otherwise requires, references to “FreeCast®,” “Company,” “we,” “us” and “our” or similar references mean FreeCast, Inc.

Our Company

We are an entertainment-based content discovery, aggregation and management company that provides SmartGuide® digital interactive technology for consumers to organize today’s numerous sources of online media similar to a traditional on-screen television, or TV, guide. Initially, we licensed our technology to Telebrands Corp., or Telebrands, who distributed subscriptions to consumers through retailers under the brand known as Rabbit TV from 2012 through 2016. In July 2016, we began offering our product directly to consumers under our own brand, SelectTV. In October 2019, we began selling subscriptions to SelectTV as a direct-to-consumer retail product in the form of a packaged “cord cutting kit” through TV Infomercials, utilizing a toll-free phone number and ecommerce ordering system, with delivery of the product to consumers via the United States (U.S.) Postal Service.

In October 2022, due to falling retail sales through our retail big box channels following the covid outbreak and increasing difficulties in global supply chain management, the former SelectTV.com paid subscription service and packaged SelectTV Streaming TV Kits were terminated. We rebranded as FreeCast.com and unveiled a free registration subscription model. Our revenue streams include subscription revenue from additional monthly content bundles, product revenue from selling digital high-definition TV antennas, and other revenue from licensing, advertising, and referral fees.

We also distribute numerous licenses to retail, device manufacturers/distributors (mobile, tablets, set top boxes, “smart” TV’s, streaming equipment, gaming systems), as well as co-branding for hotel/hospitality, broadband carriers, telecommunications, and promotion companies.

The following table shows the aggregate number of subscribers at the end of each fiscal period presented in this prospectus.

	Fiscal Year Ended June 30,		Three Months Ended September 30,
Subscribers	2023	2022 (3)	2023	2022
Ad-Supported (1)	734,367	541,776	815,337	554,567
Paid (2)	7,969	0	11,128	0
Total Subscribers:	742,336	541,776	826,465	554,567

(1)	As of July 1, 2022, all subscribers’ accounts were converted to a free account, allowing every subscriber to view content on our platform for free while being exposed to advertisements.

(2)	As of April 11, 2023, we started offering pay-per-view content and packages consisting of third-party premium channels to which subscribers could upgrade for a fee that varies by the content or packages purchased.

(3)	Prior to converting all subscribers to a free account as of July 1, 2022, we had 203,119 subscribers who paid a monthly subscription fee to use our platform to view content, and 338,657 subscribers who did not pay a monthly subscription fee to use our platform.

The basis of our service platform is our proprietary content aggregation technology that automatically crawls the Internet to locate commercial-quality entertainment content from thousands of sources, including free, paid and subscription-based content. Additionally, we subscribe to the top entertainment data services such as Gracenote (owned by Nielson), Xperi, and Reelgood whom provide real-time updates. Our technology then sorts through and manages all available commercial-quality digital media, including both live and on-demand video from free, subscription and pay-per-view (PPV) services. All of this information is then incorporated into our interactive SmartGuide presented to consumers in a familiar easy-to-use cable-like TV guide via the Internet and as a software application, on all Wi-Fi enabled devices.

The SmartGuide uses images and related information on customized guide pages to provide subscribers with an easy way to explore all of the available media choices from one centralized account, regardless of the device or location. Upon selecting content to consume, the subscriber is directed to the original source of the content. If content is available for free, the subscriber is transferred to the website providing the content. If content is available through a subscription service (such as Netflix or Hulu), we allow the subscriber to log-in to the service through our SmartGuide and the subscriber is then directed to the subscription service’s website. If the content is PPV, the subscriber is directed to the page requiring payment for the PPV service. We do not manipulate or distribute the source content, and the provider of the content retains all rights to and management of content.

Because we link subscribers directly to third-party content sources and in no way manipulate, store, retransmit or distribute this content, we are not subject to licensing fees or restrictions by third-party content suppliers. We are not responsible for the availability or content of these external websites, nor do we endorse, warrant or guarantee the products, services or information described or offered. All logos and trademarks used in the guide are the sole property of their respective owners. We believe that this is a complementary relationship in which we directly supply free traffic to content suppliers, much like the print-based model employed by TV Guide in past decades.

Our SmartGuide technology is currently available on computers, “smart” phones, tablets, streaming devices and “smart” TV’s. It is available directly to consumers, branded as FreeCast.com, and will also be distributed by third parties, both as FreeCast.com and under other licensed brand names and partnerships.

We have incurred recurring losses from operations since inception, and as of September 30, 2023, had an accumulated deficit of $51,254,815. Our independent auditors have raised substantial doubt about our ability to continue as a going concern. Our continuation as a going concern is contingent upon our ability to obtain additional financing and to generate revenue and cash flow to meet our obligations on a timely basis.

Relationship with Nextelligence, Inc.

On June 30, 2011, we entered into a Technology License and Development Agreement, which was amended and restated on October 19, 2012, amended on July 1, 2013, amended and restated a second time on July 31, 2014 and further revised to terminate all payments to Nextelligence pursuant to the agreement, effective on June 30, 2016 (the “Technology Agreement”), with Nextelligence, Inc., or Nextelligence, which is majority owned and controlled by William A. Mobley, Jr., our founder, Chief Executive Officer and Chairman of our board of directors. The Technology Agreement, which terminates on June 30, 2054, provides us with an exclusive license to a web-based application that installs in the end-user’s browser and any supported email functions or chat functions with search and certain other features (the “Technology”) from Nextelligence and for Nextelligence to provide all further development, improvement, modification, maintenance, management and enhancement services related to the Technology.

Emerging Growth Company Status

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included detailed compensation information for only our three most highly compensated executive officers and have not included a compensation discussion and analysis of our executive compensation programs in this prospectus. In addition, for so long as we are an “emerging growth company,” we will not be required to:

●	engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes–Oxley Act of 2002, or Sarbanes–Oxley Act;

●	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board (PCAOB) regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes;” or

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparison of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an “emerging growth company” can use the extended transition period for complying with new or revised accounting standards, which we have elected to take advantage of.

We will remain an “emerging growth company” until the earliest to occur of:

●	our reporting $1.07 billion or more in annual gross revenues;
●	our issuance, in a three-year period, of more than $1 billion in non-convertible debt;
●	the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million on the last business day of our second fiscal quarter; or
●	June 30, 2029.

Our Corporate Information

We were incorporated on June 21, 2011 in the State of Florida. Our principal executive offices are located at 6901 TPC Drive, Suite 200 Orlando, Florida 32822. Our telephone number is (407) 374-1607. We maintain a website at www.FreeCast.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

Trademark and Service Mark Notice

FreeCast, SmartGuide and SelectTV are registered service marks of FreeCast, Inc. We use these registered service marks in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective owners. Solely for convenience, some of the trademarks, service marks, and trade names referred to in this prospectus are listed without the ® and ™ symbols.

Shares Eligible for Future Sale

The number of shares of our common stock outstanding as of the date of this prospectus is 45,414,626 shares, which will be the same number of shares outstanding after the listing of our common stock on Nasdaq, and does not take into account:

●	26,112,174 shares of common stock issuable upon the exercise of outstanding warrants as of September 30, 2023 at a weighted average exercise price of $1.55 per share.

●	1,615,324 shares of common stock issuable upon exercise of outstanding options, of which 1,594,469 have vested and are exercisable as of September 30, 2023, at a weighted average exercise price of $2.00 per share.

●	4,384,676 shares of common stock available for future issuance under our 2021 Incentive Award Plan.

●	27,861,544 shares of common stock issuable upon the exercise of outstanding convertible debt as of September 30, 2023 at a conversion price of $0.25 per share.

●	2,366,355 shares of common stock issuable upon the exercise of outstanding convertible deferred compensation and accounts payable as of September 30, 2023 at a conversion price of $0.25 per share.

SUMMARY FINANCIAL DATA

The following table presents our summary historical financial data for the periods presented and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and notes thereto included elsewhere in this prospectus. The statements of operations data for the fiscal years ended June 30, 2023 and 2022 are derived from our audited financial statements included elsewhere in this prospectus. The statements of operations data for the periods ended September 30, 2023 and 2022 and the statement of financial condition data as of September 30, 2023 are derived from our unaudited financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results to be expected in the future and the results for the three months ended September 30, 2023 are not necessarily indicative of the results that may be expected for the full fiscal year.

	Year Ended June 30,		Three Months Ended September 30,
	2023	2022	2023	2022
	(restated)		(unaudited)	(unaudited)
Statements of Operations Data:
Total Revenue	$507,200	$303,217	$73,368	$89,295
Total Cost of Revenue	220,147	157,285	31,033	21,610
Total Operating Expenses	15,188,950	10,608,737	2,388,603	1,746,526
Loss From Operations	(14,901,897)	(10,462,805)	(2,346,268)	(1,678,841)
Total Other Income (Expense)	1,336,008	(1,141,117)	(183,510)	1,294,043
Net Loss	(13,565,889)	(11,603,922)	(2,529,778)	(384,798)
Net Loss attributable to common shareholders	(16,235,064)	(11,603,922)	(2,529,778)	(384,798)
Net Loss per share, basic and diluted	(0.40)	(0.32)	(0.06)	(0.01)

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information in this prospectus, including the financial statements, the notes thereto and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus before deciding whether to invest in shares of our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of or that we deem immaterial may also become important factors that adversely affect our business. If any of the following risks actually occur, our business, financial condition, results of operations and future prospects could be materially and adversely affected. In that event, the market price of our common stock could decline, and you could lose part or all of your investment.

Risks Relating to Our Business

We may not be able to continue as a going concern without additional financing, and if such financing is not available to us or is not available to us on acceptable terms, we may be forced to cease operations.

We have a limited operating history and have incurred recurring losses from operations. As of September 30, 2023, we have an accumulated deficit of $51,254,815, and a stockholders’ deficit of $10,434,063. For the three months ended September 30, 2023 and 2022, we incurred a net loss of $2,529,778 and $384,798, respectively. Additionally, for the fiscal years ended June 30, 2023 and 2022, we incurred a net loss of $13,565,889 and $11,603,922, respectively. Our failure to generate sufficient revenues, effectively manage expenses or raise additional capital could adversely affect our ability to achieve our intended business objectives. These matters, among others, raise substantial doubt about our ability to continue as a going concern.

We funded our initial operations primarily through sales of common stock to accredited investors, debt financing, and exchange of common stock for services received by us. We cannot be certain that additional funding will be available on acceptable terms, or at all. To the extent that we raise additional funds by issuing equity securities, our shareholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact our ability to conduct business. If we are not able to raise additional capital when required or on acceptable terms, we may have to: (i) significantly delay, scale back or discontinue the development or commercialization of new products; (ii) seek collaborators for further development and commercialization of our products; or (iii) relinquish or otherwise dispose of some or all of our rights to technologies or the products that we would otherwise seek to develop or commercialize.

Our SmartGuide relies on a technology that we license from Nextelligence, Inc. and any interruption of our rights as a licensee could have a significant adverse impact on some major aspects of our business, such as product development, customer retention and sales.

Our SmartGuide has been built on technology developed by Nextelligence, Inc., or Nextelligence, and used by us pursuant to a Technology License and Development Agreement (as amended, the “Technology Agreement”). Nextelligence is principally owned and controlled by William A. Mobley, Jr., our founder, Chief Executive Officer and Chairman of our board of directors. The Technology Agreement provides that Nextelligence is obligated to provide all further development, improvement, modification, maintenance, management and enhancement services related to the technology. The Technology Agreement may be terminated if, among other things, we breach the Technology Agreement, if we become insolvent or subject to the bankruptcy laws, or if there is a change of control (as defined in the Technology Agreement). If we were not able to use the technology for any reason, it could have a significant adverse impact on some major aspects of our business, such as product development, customer retention and sales.

If our efforts to attract and retain subscribers are not successful, our business will be adversely affected.

Our ability going forward to attract and retain subscribers will depend on our ability to consistently provide a robust, valuable and quality experience for selecting and viewing TV shows, movies and channels and access to online radio stations. Furthermore, the relative service levels, content offerings, pricing and related features of competitors to our service may adversely impact our ability to attract and retain subscribers. If consumers do not perceive our service offering to be of value, or if we introduce new or adjust existing services that are not favorably received by them, we may not be able to attract subscribers. In addition, many of our subscribers are re-joining our service or originate from word-of-mouth advertising from existing subscribers. Our attracting and retaining subscribers may depend on our ability to:

●	offer a secure platform;

●	provide tools and services that meet the evolving needs of consumers;

●	provide a wide range of high-quality product and service offerings;

●	enhance the attractiveness of our platform;

●	maintain the quality of our customer service; and

●	continue adapting to the changing demands of the market.

If our efforts to satisfy our existing subscribers are not successful, we may not be able to attract new subscribers, and as a result, our ability to maintain or grow our business will be adversely affected. Subscribers cancel their subscription to our service for many reasons, including a perception that they do not use the service sufficiently, the need to cut household expenses, availability of content is limited, competitive services provide a better value or experience and customer service issues are not satisfactorily resolved. We must continually add new subscribers both to replace subscribers who cancel and to grow our business beyond our current subscriber base. If too many of our subscribers cancel our service, or if we are unable to attract new subscribers in numbers sufficient to grow our business, our operating results will be adversely affected. If we are unable to successfully compete with current and new competitors in both retaining our existing subscribers and attracting new subscribers, our business will be adversely affected. Further, if excessive numbers of subscribers cancel our service, we may be required to incur significantly higher marketing expenditures than we currently anticipate in order to replace these subscribers with new subscribers.

If we are not able to continue to innovate or if we fail to adapt to changes in our industry, our business, financial condition and results of operations would be materially and adversely affected.

The market for online video, radio and games is characterized by rapidly changing technology, evolving industry standards, new service and product introductions and changing customer demands. Although we have developed new products and services in order to meet customer demands, new technologies and evolving business models for delivery of entertainment video continue to develop at a fast pace and we may not be able to keep up with all of the changes. Consumers are afforded various means for consuming online video, radio and games. The various economic models underlying these differing means of entertainment video delivery include subscription, pay-per-view, ad-supported and piracy-based models. Several competitors have longer operating histories, larger customer bases, greater brand recognition and significantly greater financial, marketing and other resources than we do. New entrants may enter the market with unique service offerings or approaches to distributing online video, radio and games and other companies also may enter into business combinations or alliances that strengthen their competitive positions. The changes and developments taking place in our industry may also require us to re-evaluate our business model and adopt significant changes to our long-term strategies and business plan. If we are unable to successfully or profitably compete with current and new competitors, programs and technologies, our business will be adversely affected, and we may not be able to increase or maintain market share, revenues or profitability.

We may not be able to maintain or grow our revenue or our business.

Since the beginning of fiscal year 2019, we have been focused on investing in and developing new technologies, which we anticipate will drive future growth and give us a sustainable revenue stream. In addition, we have transitioned to a “multi license” model from a “single-license” model. We believe that with new technology, coupled with our new sales and marketing strategy focused on generating revenue through free registrations of FreeCast.com by partnering with retailers, manufacturers, operators and/or distributors of streaming devices, mobile phones, broadband carriers, broadcasters, property management, multi-dwelling developers, builders, and various mass consumer communities of streaming tv watchers in exchange for a negotiated revenue sharing percentage with each distributor on a case-by-case basis. However, there can be no assurance that we will be able to generate sufficient revenue from distributor fees or fees from premium content purchased by subscribers through our SmartGuide to fund our operations in the future. In addition, our growth may become stagnant for many other reasons, including decreasing consumer spending, increasing competition, slowing growth of the consumption of online video, radio and games, changes in government policies or general economic conditions.

If we are not able to manage our growth, our business could be adversely affected.

We are currently engaged in an effort to grow our service by promoting online access renewal, developing new products, expanding internationally and to residents of rural areas. As we undertake all these changes, if we are not able to manage the growing complexity of our business, including improving, refining or revising our systems and operational practices, our business may be adversely affected.

If our efforts to build strong brand identity and improve subscriber satisfaction and loyalty are not successful, we may not be able to attract or retain subscribers, and our operating results may be adversely affected.

We must continue to build and maintain strong brand identity for our products and services, which have expanded over time. We believe that strong brand identity will be important in attracting subscribers. If our efforts to promote and maintain our existing brands and brands we develop in the future are not successful, our operating results and our ability to attract subscribers may be adversely affected. From time to time, subscribers express dissatisfaction with our service, including, among other things, title availability, processing and service interruptions. To the extent dissatisfaction with our service is widespread or not adequately addressed, our brand may be adversely impacted and our ability to attract and retain subscribers may be adversely affected. With respect to our planned international expansion, we will also need to establish our brand and to the extent we are not successful, our business in new markets would be adversely impacted.

If we are unable to manage the mix of subscriber acquisition sources, our subscriber levels and marketing expenses may be adversely affected.

We utilize a broad mix of marketing programs to promote our service to potential new subscribers. We obtain new subscribers through our online marketing efforts, including paid search listings, banner ads, text links and permission-based e-mails. In addition, we have engaged in various offline marketing programs, including TV and radio advertising, direct mail and print campaigns, consumer package and mailing insertions. We maintain an active public relations program to increase awareness of our service and drive subscriber acquisition. We opportunistically adjust our mix of marketing programs to acquire new subscribers at a reasonable cost with the intention of achieving overall financial goals. If we are unable to maintain or replace our sources of subscribers with similarly effective sources, or if the cost of our existing sources increases, our subscriber levels and marketing expenses may be adversely affected.

If we are unable to continue using our current marketing channels, our ability to attract new subscribers may be adversely affected.

We may not be able to continue to support the marketing of our service by current means if such activities are no longer available to us, become cost prohibitive or are adverse to our business. If companies that currently promote our service decide that we are negatively impacting their business, that they want to compete more directly with our business or enter a similar business or decide to exclusively support our competitors, we may no longer be given access to such marketing through them. In addition, if advertising rates increase, we may curtail marketing efforts or otherwise experience an increase in our marketing costs. Laws and regulations impose restrictions on the use of certain channels, including commercial e-mail and direct mail. We may limit or discontinue use or support of e-mail and other activities if we become concerned that subscribers or potential subscribers deem such activities intrusive, which could affect our goodwill or brand. If the available marketing channels are curtailed, our ability to attract new subscribers may be adversely affected.

Although we do not distribute content through our service, if we are sued for content accessed through our service, our results of operations would be adversely affected.

Although we do not distribute content through our service, we face potential liability for negligence, copyright, patent or trademark infringement or other claims based on content accessed through our service. We also may face potential liability for content uploaded from our users in connection with our community-related content or reviews. If we become liable for such activities, then our business may suffer. Litigation to defend these claims could be costly and the expenses and damages arising from any liability could harm our results of operations. We cannot assure you that we are insured or indemnified to cover claims of these types or liability that may be imposed on us.

We rely upon a number of partners to offer our service.

We currently offer subscribers the ability to easily navigate available sources of online video, radio and games and consume such media through their computers and other Internet-connected devices. If we are not successful in maintaining existing and creating new relationships with content providers, or if we encounter technological, content licensing or other impediments to our ability to organize content, our ability to grow our business could be adversely impacted. Furthermore, mobile devices and TV’s are manufactured and sold by entities other than FreeCast and while these entities should be responsible for the devices’ performance, the connection between these devices and FreeCast may nonetheless result in consumer dissatisfaction toward FreeCast and such dissatisfaction could result in claims against us or otherwise adversely impact our business.

Any significant disruption in our computer systems or those of third-parties that we utilize in our operations could result in a loss or degradation of service and could adversely impact our business.

Subscribers and potential subscribers access our service through our Web site or their TVs, computers, game consoles, or streaming or mobile devices. Our reputation and ability to attract, retain and serve our subscribers are dependent upon the reliable performance of our computer systems and those of third-parties that we utilize in our operations. Interruptions in these systems, or with the Internet in general, including discriminatory network management practices, could make our service unavailable or degraded. Much of our software is proprietary, and we rely on the expertise of our engineering and software development teams for the continued performance of our software and computer systems. Service interruptions, errors in our software or the unavailability of computer systems used in our operations could diminish the overall attractiveness of our service to existing and potential customers.

Our servers and those of third-parties we use in our operations are vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in our service and operations as well as loss, misuse or theft of data. Our Web site periodically experiences directed attacks intended to cause a disruption in service. Any attempts by hackers to disrupt our service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation. Our insurance does not cover expenses related to attacks on our Web site or internal systems. Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our service or internal computer systems could result in a loss of subscribers and adversely affect our business and results of operations.

We utilize our own communications and computer hardware systems located either in our facilities or in that of a third-party Web hosting provider. In addition, we utilize third-party Internet-based or “cloud” computing services in connection with our business operations. Problems faced by our third-party Web hosting or cloud computing providers, including technological or business-related disruptions, could adversely impact the experience of our subscribers. In addition, fires, floods, earthquakes, power losses, telecommunications failures, break-ins and similar events could damage these systems and hardware or cause them to fail completely. As we do not maintain entirely redundant systems, a disrupting event could result in prolonged downtime of our operations and could adversely affect our business.

We rely upon third parties to host certain aspects of our service and any disruption of, or interference with, our use of such third-party services would impact our operations and our business would be adversely impacted.

We make use of a number of services provided by third parties, including distributed computing infrastructure platform for business operations, or what is commonly referred to as a cloud computing service. We have architected our software and computer systems so as to utilize data processing, storage capabilities and other services provided by such third parties. Given this, along with the fact that we cannot easily switch our operations to other providers, any disruption of or interference with our use of current service providers would impact our operations and our business would be adversely impacted.

We rely heavily on our proprietary technology to locate and organize online video, radio and games and to manage other aspects of our operations, and the failure of this technology to operate effectively could adversely affect our business.

We continually enhance or modify the technology used for our operations. We cannot be sure that any enhancements or other modifications we make to our operations will achieve the intended results or otherwise be of value to our subscribers. Future enhancements and modifications to our technology could consume considerable resources. If we are unable to maintain and enhance our technology, our ability to retain existing subscribers and to add new subscribers may be impaired. In addition, if our technology or that of third-parties we utilize in our operations fails or otherwise operates improperly, our ability to retain existing subscribers and to add new subscribers may be impaired. Also, any harm to our subscribers’ personal computers or other devices caused by software used in our operations could have an adverse effect on our business, results of operations and financial condition.

Privacy concerns could limit our ability to leverage our subscriber data and our disclosure of or unauthorized access to subscriber data could adversely impact our business and reputation.

In the ordinary course of business and, in particular, in connection with merchandising our service to our subscribers, we collect and utilize data supplied by our subscribers. We currently face certain legal obligations regarding the manner in which we treat such information. Other businesses have been criticized by privacy groups and governmental bodies for attempts to link personal identities and other information to data collected on the Internet regarding users’ browsing and other habits. Increased regulation of data utilization practices, including self-regulation or findings under existing laws, that limit our ability to use collected data, could have an adverse effect on our business. In addition, if unauthorized access to our subscriber data were to occur or if we were to disclose data about our subscribers in a manner that was objectionable to them, our business reputation could be adversely affected, and we could face potential legal claims that could impact our operating results.

Our reputation and relationships with subscribers would be harmed if our subscriber data, particularly billing data, were to be accessed by unauthorized persons.

We maintain personal data regarding our subscribers, including names and, in many cases, mailing addresses. With respect to billing data, such as credit card numbers, we rely on licensed encryption and authentication technology to secure such information. We take measures to protect against unauthorized intrusion into our subscribers’ data. If, despite these measures, we, or our payment processing services, experience any unauthorized intrusion into our subscribers’ data, current and potential subscribers may become unwilling to provide the information to us necessary for them to become subscribers, we could face legal claims, and our business could be adversely affected. Similarly, if a well-publicized breach of the consumer data security of any other major consumer Web site were to occur, there could be a general public loss of confidence in the use of the Internet for commerce transactions which could adversely affect our business.

In addition, we do not obtain signatures from subscribers in connection with the use of credit cards by them. Under current credit card practices, to the extent we do not obtain cardholders’ signatures, we are liable for fraudulent credit card transactions, even when the associated financial institution approves payment of the orders. From time to time, fraudulent credit cards are used on our Web site to obtain service. Typically, these credit cards have not been registered as stolen and are therefore not rejected by our automatic authorization safeguards. While we do have a number of other safeguards in place, we nonetheless experience some loss from these fraudulent transactions. We do not currently carry insurance against the risk of fraudulent credit card transactions. A failure to adequately control fraudulent credit card transactions would harm our business and results of operations.

We may not be able to protect our intellectual property rights.

We rely on a combination of trademark, fair trade practice, patent, copyright and trade secret protection laws, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We also enter into confidentiality agreements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our proprietary technology and information.

Intellectual property protection may not be sufficient and confidentiality agreements may be breached by counterparties, and there may not be adequate remedies available to us for any such breach. Accordingly, we may not be able to effectively protect our intellectual property rights or to enforce our contractual rights, including our rights under the Technology Agreement with Nextelligence. In addition, policing any unauthorized use of our intellectual property is difficult, time-consuming and costly and the steps we have taken may be inadequate to prevent the misappropriation of our intellectual property. In the event that we resort to litigation to enforce our intellectual property rights, such litigation could result in substantial costs and a diversion of our managerial and financial resources. We can provide no assurance that we would prevail in such litigation. In addition, our trade secrets may be leaked or otherwise become available to, or be independently discovered by, our competitors. Any failure in protecting or enforcing our intellectual property rights could have a material adverse effect on our business, financial condition and results of operations.

Intellectual property claims against us could be costly and result in the loss of significant rights related to, among other things, our Web site, technology, title selection processes and marketing activities.

Trademark, copyright, patent and other intellectual property rights are important to us. Our intellectual property rights extend to our technology, business processes and the content on our Web site. We use the intellectual property of third-parties in merchandising our products and marketing our service through contractual and other rights. From time to time, third-parties allege that we have violated their intellectual property rights. If we are unable to obtain sufficient rights, successfully defend our use, or develop non-infringing technology or otherwise alter our business practices on a timely basis in response to claims against us for infringement, misappropriation, misuse or other violation of third-party intellectual property rights, our business and competitive position may be adversely affected. Many companies are devoting significant resources to developing patents that could potentially affect many aspects of our business. There are numerous patents that broadly claim means and methods of conducting business on the Internet. We have not searched patents relative to our technology. Defending ourselves against intellectual property claims, whether they are with or without merit or are determined in our favor, results in costly litigation and diversion of technical and management personnel. It also may result in our inability to use our current Web site and technology, or our inability to market our service or merchandise our products. As a result of a dispute, we may have to develop non-infringing technology, enter into royalty or licensing agreements, adjust our merchandising or marketing activities or take other actions to resolve the claims. These actions, if required, may be costly or unavailable on terms acceptable to us.

If we are unable to protect our domain names, our reputation and brand could be adversely affected.

We currently hold various domain names relating to our brand, including freecast.com. Failure to protect our domain names could adversely affect our reputation and brand and make it more difficult for users to find our Web site and our service. The acquisition and maintenance of domain names generally are regulated by governmental agencies and their designees. The regulation of domain names in the U.S. may change in the near future. Governing bodies may establish additional top-level domains, appoint additional domain name registrars or modify the requirements for holding domain names. As a result, we may be unable to acquire or maintain relevant domain names. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. We may be unable, without significant cost or at all, to prevent third-parties from acquiring domain names that are similar to, infringe upon or otherwise decrease the value of our trademarks and other proprietary rights.

We depend on key management as well as experienced and capable personnel generally, and any failure to attract, motivate and retain our staff could severely hinder our ability to maintain and grow our business.

We rely on the continued service of our senior management, including our founder and Chief Executive Officer and Chairman of our board of directors, William A. Mobley, Jr., other members of our executive team and other key employees to develop our products, services and solutions. In our industry, there is substantial and continuous competition for highly skilled business, product development, technical and other personnel. As a result, our human resources organization focuses significant efforts on attracting and retaining individuals in key technology positions. If we lose the services of any member of management or key personnel, and are unable to attract or locate suitable or qualified replacements, or otherwise hire talented personnel, we may incur additional expenses to recruit and train new staff, making it more difficult to meet our business objectives, which could severely disrupt our business and growth.

Our Chief Executive Officer and Chief Financial Officer also serve as executive officers of other companies and such other positions may create conflicts of interest for such officers in the future.

William A. Mobley, Jr., our Chief Executive Officer and Chairman of our board of directors, works full-time for us, devoting approximately 50 hours a week to our business. Mr. Mobley also works part-time for Nextelligence and serves as its Chief Executive Officer and Chairman of the board of directors. Mr. Mobley’s duties to Nextelligence may compete for his full attention to our business; accordingly, he may have conflicts of interest in allocating time between those separate business activities.

Jonathan Morris, our Chief Financial Officer, works part-time for us, devoting approximately 30 hours a week to our business. Mr. Morris also works part-time for Twelve Seas Investment Company II and Twelve Seas Investment Company IV TMT as their Chief Financial Officer, part-time as the Chief Development Officer of TLG Acquisition One Corp. and part-time as the Chief Financial Officer of Hush Aerospace LLC. Mr. Morris’ duties to these other businesses may compete for his full attention to our business; accordingly, he may have conflicts of interest in allocating time between those separate business activities.

We cannot be assured we can obtain or retain third-party contractors for our specific services or development needs, which could disrupt our business operations or growth.

If we experience a substantial loss of, or an inability to attract, talented personnel, we may experience difficulty in meeting our business objectives.

Our brand name and our business may be harmed by aggressive marketing and communications strategies of our competitors.

Due to competition in our industry, we have been and may be the target of incomplete, inaccurate and false statements about our company and our services that could damage our and our management’s reputation and our brand and materially deter consumers from using our service. Our brand name and our business may be harmed if we are unable to promptly respond to our competitors’ misleading marketing efforts.

Risks Related to our Industry

Changes in consumer viewing habits, including more widespread usage of demand methods of entertainment video consumption could adversely affect our business.

The manner in which consumers seek entertainment online is changing rapidly. Digital cable, wireless and Internet content providers are continuing to improve technologies, content offerings, user interfaces and business models that allow consumers to access entertainment video-on-demand with interactive capabilities. The devices through which online video, radio and games can be consumed are also changing rapidly. For example, content from cable service providers may be viewed on laptops and mobile devices and content from Internet content providers may be viewed on TVs. If competitors providing similar services address the changes in consumer habits in a manner that is better able to meet content distributor and consumer needs and expectations, our business could be adversely affected.

Our business depends on continued and unimpeded access to the Internet at non-discriminatory prices, and Internet access providers and Internet backbone providers may be able to block, limit, degrade or charge for access to certain of our products and services, which could lead to additional expenses and the loss of users.

Our products and services depend on the ability of our customers’ viewers to access the Internet, and certain of our customers’ products require significant bandwidth to work effectively. Currently, this access is provided by companies that have significant and increasing market power in the broadband and Internet access marketplace, including incumbent telephone companies, cable companies and mobile communications companies. Some of these providers have stated that they may take measures that could degrade, disrupt or increase the cost of user access by restricting or prohibiting the use of their infrastructure to support or facilitate offerings, or by charging increased fees to provide offerings, while others, including some of the largest providers of broadband Internet access services, have committed to not engaging in such behavior.

The ability of the FCC to regulate broadband Internet access services was called into question by an April 2010 ruling of the U.S. Court of Appeals for the D.C. Circuit. The FCC then proposed rules regulating broadband Internet access, but on January 14, 2014, the D.C. Circuit Court of Appeals struck down the net neutrality rules adopted by the FCC, determining that the FCC did not have the authority to issue or enforce net neutrality rules, as it had failed to identify certain service providers as “common carriers.” On February 26, 2015, the FCC approved a new rule that reclassifies broadband Internet access service as a telecommunication service and regulates broadband Internet access as a public utility (Title II Order). In 2016, a divided panel of the D.C. Circuit Court of Appeals upheld the Title II Order, concluding that the FCC’s classification of broadband Internet access service was permissible. However, under President Donald Trump’s administration, the FCC reversed course and in December 2017 adopted a new rule referred to as the Restoring Internet Freedom Order, which went into effect on June 11, 2018. The Restoring Internet Freedom Order (RIFO): (i) reinstated the information service classification of broadband Internet access service; (ii) reinstated the determination that mobile broadband Internet access service is not a commercial mobile service; and (iii) eliminated the Internet conduct standard and the non-exhaustive list of factors intended to guide application of that rule. On October 1, 2019, D.C. Circuit Court of Appeals upheld most provisions of the RIFO. One aspect of the RIFO that the court did not uphold relates to the FCC’s assertion that it could pre-empt state-level actions involving Net Neutrality and the Open Internet. More than 30 states have introduced bills to add their own net neutrality protections, several of which have gone into effect. The U.S. House of Representatives on April 10, 2019 passed a bill, called the Save the Internet Act, requiring internet service providers to treat all online content the same. The U.S. Senate, however, did not pass the bill. On July 9, 2021, President Joe Biden signed Executive Order 14036 (EO), “Promoting Competition in the American Economy,” a sweeping array of initiatives across the executive branch. Among them included instructions to the FCC to restore the net neutrality rules under the Title II Order that had been undone during the prior administration.

Unless either the Court overturns or Congress passes legislation, or until the FTC adopts new rules as instructed under the EO, that supersedes the RIFO, it is possible that broadband service providers could impose restrictions on bandwidth and service delivery that may adversely impact our download speeds or ability to deliver content over those facilities, or impose significant end user or other fees that could impact the cost of our services to end users, or our delivery costs. If no action is taken by the Court or Congress, current and future actions by broadband Internet access providers may also result in limitations on access to our services, a loss of existing users, or increased costs to us, our users or our customers, thereby impairing our ability to attract new users, or limiting our opportunities and models for revenue and growth.

Changes in how network operators handle and charge for access to data that travel across their networks could adversely impact our business.

We rely upon the ability of consumers to access our service through the Internet. To the extent that network operators implement usage-based pricing, including meaningful bandwidth caps, or otherwise try to monetize access to their networks by data providers, we could incur greater operating expenses and our subscriber acquisition and retention could be negatively impacted.

Most network operators that provide consumers with access to the Internet also provide these consumers with multichannel video programming. As such, companies like Comcast, Time Warner Cable and Cablevision have an incentive to use their network infrastructure in a manner adverse to our continued growth and success. While we believe that consumer demand, regulatory oversight and competition will help limit these incentives, to the extent that network operators are able to provide preferential treatment to their data as opposed to ours, our industry and business could be negatively impacted.

Risks Related to Ownership of Our Common Stock

Our listing differs significantly from an initial public offering conducted on a firm-commitment basis.

This is not an initial public offering of common stock conducted on a firm-commitment underwritten basis. This listing of our common stock on Nasdaq differs from a firm-commitment underwritten initial public offering in several significant ways, which include, but are not limited to, the following:

●	There are no underwriters engaged on a firm-commitment basis. Consequently, prior to the opening of trading on Nasdaq, there will be no traditional book building process and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the opening trades on Nasdaq. Therefore, buy and sell orders submitted prior to and at the opening of trading of our common stock on Nasdaq will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an initial public offering underwritten on a firm-commitment basis. Moreover, there will be no underwriters engaged on a firm-commitment underwritten basis assuming risk in connection with the initial resale of shares of our common stock. In an initial public offering underwritten on a firm-commitment basis, the underwriters may engage in “covered” short sales in an amount of shares representing the underwriters’ option to purchase additional shares. To close a covered short position, the underwriters purchase shares in the open market or exercise the underwriters’ option to purchase additional shares. In determining the source of shares to close the covered short position, the underwriters typically consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the underwriters’ option to purchase additional shares. Purchases in the open market to cover short positions, as well as other purchases underwriters may undertake for their own accounts, may have the effect of preventing a decline in the market price of shares. Given that there will be no underwriters’ option to purchase additional shares and no underwriters engaging in stabilizing transactions, there could be greater volatility in the public price of our common stock during the period immediately following the listing. See also “— Our shares of common stock have no prior public market. An active trading market may not develop or continue to be liquid and the market price of our shares of common stock may be volatile.”

●	There is not a fixed number of securities available for sale. Therefore, there can be no assurance that any Registered Shareholders or other existing shareholders will sell any or all of their common stock and there may initially be a lack of supply of, or demand for, our common stock on Nasdaq. Alternatively, we may have a large number of Registered Shareholders or other existing shareholders who choose to sell their common stock in the near term resulting in an oversupply of our common stock, which could adversely impact the public price of our common stock once listed on Nasdaq.

●	We will not conduct a traditional “roadshow” with underwriters prior to the opening of trading on Nasdaq. Instead, we intend to host an investor day, as well as engage in certain other investor education meetings. In advance of the investor day, we will announce the date for such day over financial news outlets in a manner consistent with typical corporate outreach to investors. We will prepare an electronic presentation for this investor day, which will have content similar to a traditional roadshow presentation, and make one version of the presentation publicly available, without restriction, on a website. There can be no guarantees that the investor day and other investor education meetings will have the same impact on investor education as a traditional “roadshow” conducted in connection with a firm-commitment underwritten initial public offering. As a result, there may not be efficient price discovery with respect to our common stock or sufficient demand among investors immediately after our listing, which could result in a more volatile public price of our common stock.

Such differences from a firm-commitment underwritten initial public offering could result in a volatile market price for our common stock and uncertain trading volume and may adversely affect your ability to sell your common stock.

Our shares of common stock currently have no public market. An active trading market may not develop or continue to be liquid and the market price of our shares of common stock may be volatile.

We expect our shares of common stock to be listed and traded on Nasdaq. Prior to the listing on Nasdaq, there has not been a public market for our shares of common stock, and an active market for our shares of common stock may not develop or be sustained after the listing, which could depress the market price of our shares of common stock and could affect the ability of our shareholders to sell our shares of common stock. In the absence of an active public trading market, investors may not be able to liquidate their investments in our shares of common stock. An inactive market may also impair our ability to raise capital by selling shares of our common stock, our ability to motivate our employees through equity incentive awards and our ability to acquire other companies, products or technologies by using our shares of common stock as consideration.

In addition, we cannot predict the prices at which our shares of common stock may trade on Nasdaq following the listing of our shares of common stock, and the market price of our shares of common stock may fluctuate significantly in response to various factors, some of which are beyond our control. In particular, as this listing is taking place through a novel process that is not a firm-commitment underwritten initial public offering, there will be no traditional book building process and no price at which traditional underwriters initially sold shares to the public to help inform efficient price discovery with respect to the opening trades on Nasdaq. On the day that our shares of common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Advisor, in its capacity as our financial advisor, must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of common stock are ready to trade, Nasdaq will confirm the Current Reference Price for our shares of common stock, in accordance with the Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, the applicable orders that have been entered will be executed at such price and regular trading of our shares of common stock on Nasdaq will commence, subject to Nasdaq conducting validation checks in accordance with Nasdaq rules. The Advisor will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate preopening buy and sell interest), the Advisor will request that Nasdaq delay the open until such a time that sufficient price discovery has been made to ensure a reasonable amount of volume crosses on the opening trade. For more information, see “Plan of Distribution.”

Additionally, prior to the opening trade, there will not be a price at which underwriters initially sold shares of common stock to the public as there would be in a firm-commitment underwritten initial public offering. The absence of a predetermined initial public offering price could impact the range of buy and sell orders collected by Nasdaq from various broker-dealers. Consequently, upon listing on Nasdaq, the public price of our common stock may be more volatile than in a firm-commitment underwritten initial public offering and could decline significantly and rapidly.

Furthermore, because of our novel listing process on the Nasdaq Capital Market, Nasdaq’s rules for ensuring compliance with its initial listing standards, such as those requiring a valuation or other compelling evidence of value, are untested. In the absence of a prior active public trading market for our common stock, if the price of our common stock or our market capitalization falls below those required by Nasdaq’s eligibility standards, we may not be able to satisfy the ongoing listing criteria and may be required to delist.

In addition, because of our novel listing process, individual investors, retail or otherwise, may have greater influence in setting the opening public price and subsequent public prices of our common stock on Nasdaq and may participate more in our initial trading than is typical for a firm-commitment underwritten initial public offering. These factors could result in a public price of our common stock that is higher than other investors (such as institutional investors) are willing to pay, which could cause volatility in the trading price of our common stock and an unsustainable trading price if the price of our common stock significantly rises upon listing and institutional investors believe our common stock is worth less than retail investors, in which case the price of our common stock may decline over time. Further, if the public price of our common stock is above the level that investors determine is reasonable for our common stock, some investors may attempt to short our common stock after trading begins, which would create additional downward pressure on the public price of our common stock. To the extent that there is a lack of consumer awareness among retail investors, such a lack of consumer awareness could reduce the value of our common stock and cause volatility in the trading price of our common stock.

Future sales of common stock by our Registered Shareholders and other existing shareholders could cause our share price to decline.

We currently expect our common stock to be listed and traded on Nasdaq. Prior to listing on Nasdaq, there has been no public market for our common stock. Moreover, consistent with Regulation M and other federal securities laws applicable to our listing, we have not consulted with Registered Shareholders or other existing shareholders regarding their desire or plans to sell shares in the public market following the listing or discussed with potential investors their intentions to buy our common stock in the open market. While our common stock may be sold after our listing on Nasdaq by the Registered Shareholders pursuant to this prospectus, or, subject to lock-up agreements, in accordance with Rule 144 of the Securities Act of 1933, as amended, or the Securities Act, unlike a firm-commitment underwritten initial public offering, there can be no assurance that any Registered Shareholders will sell any of their shares of common stock and there may initially be a lack of supply of, or demand for, common stock on Nasdaq. In the case of a lack of supply of our common stock, the trading price of our common stock may rise to an unsustainable level. Further, institutional investors may be discouraged from purchasing our common stock if they are unable to purchase a block of our common stock in the open market due to a potential unwillingness of our existing shareholders to sell a sufficient amount of common stock at the price offered by such institutional investors and the greater influence individual investors have in setting the trading price. If institutional investors are unable to purchase our common stock, the market for our common stock may be more volatile without the influence of long-term institutional investors holding significant amounts of our common stock. In the case of a lack of market demand for our common stock, the trading price of our common stock could decline significantly and rapidly after our listing. Therefore, an active, liquid and orderly trading market for our common stock may not initially develop or be sustained, which could significantly depress the public price of our common stock and/or result in significant volatility, which could affect your ability to sell your shares of common stock.

Certain recent initial public offerings of companies with public floats comparable to our anticipated public float have experienced extreme volatility that was seemingly unrelated to the underlying performance of the respective company. We may experience similar volatility, which may make it difficult for prospective investors to assess the value of our common stock.

In addition to the risks addressed below in “—The market price of our common stock may be volatile, which could cause the value of your investment to decline,” our common stock may be subject to extreme volatility that is seemingly unrelated to the underlying performance of our business. Recently, companies with comparable public floats and initial public offering sizes have experienced instances of extreme stock price run-ups followed by rapid price declines, and such stock price volatility was seemingly unrelated to the respective company’s underlying performance. Although the specific cause of such volatility is unclear, our anticipated public float may amplify the impact the actions taken by a few shareholders have on the price of our common stock, which may cause our share price to deviate, potentially significantly, from a price that better reflects the underlying performance of our business. Should our common stock experience run-ups and declines that are seemingly unrelated to our actual or expected operating performance and financial condition or prospects, prospective investors may have difficulty assessing the rapidly changing value of our common stock. In addition, investors of our common stock may experience losses, which may be material, if the price of our common stock declines after the listing of our common stock on Nasdaq or if such investors purchase shares of our common stock from the Registered Shareholders prior to any price decline.

Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. As a result of this volatility, investors may experience losses on their investment in our common stock. Furthermore, the potential extreme volatility may confuse the public investors of the value of our shares, distort the market perception of our share price and our financial performance and public image and negatively affect the long-term liquidity of our common stock, regardless of our actual or expected operating performance. If we encounter such volatility, including any rapid share price increases and declines seemingly unrelated to our actual or expected operating performance and financial condition or prospects, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our common stock and understand the value thereof.

After the listing of our common stock on Nasdaq, William A. Mobley, Jr., our founder, Chief Executive Officer and Chairman of our board of directors, individually and through Nextelligence, which is majority owned and controlled by him, will own or control in excess of 45% of our outstanding common stock.

After the listing of our common stock on Nasdaq, William A. Mobley, Jr., our Chief Executive Officer and Chairman of our board of directors, individually and through Nextelligence, which is majority owned and controlled by him, will own or control in excess of 45% of our outstanding common stock. As a result, Mr. Mobley is able to exercise significant influence over our company, including, but not limited to, any shareholder approvals for the election of our directors and, indirectly, the selection of our senior management, the amount of dividend payments, if any, our annual budget, increases or decreases in our share capital, new securities issuance, mergers and acquisitions and any amendments to our amended and restated articles of incorporation. Furthermore, this concentration of ownership may delay or prevent a change of control or discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which could decrease the market price of our shares.

The market price of our common stock may be volatile, which could cause the value of your investment to decline.

Securities markets worldwide experience significant price and volume fluctuations. This market volatility, as well as the factors listed below, some of which are beyond our control, could affect the market price of our common stock:

●	our failure to achieve actual operating results that meet or exceed guidance that we may have provided due to factors beyond our control, such as currency volatility and trading volumes;

●	future announcements concerning us or our competitors, including the announcement of acquisitions;

●	changes in government regulations or in the status of our regulatory approvals or licensure;

●	public perceptions of risks associated with our services or operations;

●	developments in our industry; and

●	general economic, market and political conditions and other factors that may be unrelated to our operating performance or the operating performance of our competitors.

If securities or industry analysts do not publish research or reports about our business, if they change their recommendations regarding our common stock adversely, or if we fail to achieve analysts’ earnings estimates, the market price and trading volume of our common stock could decline.

The trading market for our common stock may be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of the analysts who cover us or our industry make unfavorable comments about our market opportunity or business, the market price of our common stock would likely decline. If one or more of these analysts ceases coverage of us or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the market price of our common stock or trading volume to decline. In addition, if we fail to achieve analysts’ earnings estimates, the market price of our common stock would also likely decline.

If we are unable to meet the continued listing requirements of Nasdaq, Nasdaq will delist our common stock.

Upon the consummation of this offering of shares of our common stock by the Registered Shareholders, our common stock will be listed on Nasdaq. In the future, if we are not able to meet Nasdaq’s continued listing standards, we could be subject to suspension and delisting proceedings. A delisting of our common stock and our inability to list on another national securities exchange could negatively impact us by: (i) reducing the liquidity and market price of our common stock; (ii) reducing the number of investors willing to hold or acquire our common stock, which could negatively impact our ability to raise equity financing; (iii) limiting our ability to use a registration statement to offer and sell freely tradable securities, thereby preventing us from accessing the public capital markets; and (iv) impairing our ability to provide equity incentives to our employees.

Because we do not intend to pay dividends for the foreseeable future, investors in the offering will benefit from their investment in shares only if our common stock appreciates in value.

We currently intend to retain our future earnings, if any, to finance the operation and growth of our business and do not expect to pay any dividends in the foreseeable future. As a result, the success of an investment in our common stock will depend upon any future appreciation in its value. Our common stock may not appreciate in value or even maintain the price at which investors in this offering of shares of our common stock by the Registered Shareholders have purchased their shares.

Our business currently depends on the availability of adequate funding and access to capital. As a result, we need to raise significant amounts of additional capital. We may be unable to obtain the additional capital when we need it, or on acceptable terms, if at all.

As of September 30, 2023, we have a cash balance of approximately $307,579. We had a working capital deficit of approximately $4,378,217 as of September 30, 2023. We plan to raise additional equity financing, without which we will not be able to meet our obligations as they become due for the next 12 months. We cannot provide any assurance that additional equity financing will be available on terms that are acceptable to us, or at all.

For as long as we are an “emerging growth company,” we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

We are an “emerging growth company,” as defined in the Securities Act. As such, we are eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes–Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy and information statements and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and of shareholder approval of any golden parachute payments not previously approved. Because we intend to take advantage of these exemptions, some investors may find our common stock less attractive, which may result in a less active trading market for our common stock and our stock price may be more volatile.

In addition, the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period for complying with new or revised accounting standards.

We could remain an “emerging growth company” until June 30, 2028 or, if earlier: (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion; (ii) if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of the second fiscal quarter of any fiscal year, the last day of such fiscal year; or (iii) the date on which we have issued more than $1 billion in non-convertible debt securities during the preceding three-year period. If we are still a smaller reporting company (a company with a public float of less than $75 million) after we no longer qualify as an emerging growth company, we may be able to make use of some of the same exemptions (such as the exemption to the auditor attestation requirements of Section 404(b) of the Sarbanes–Oxley Act) as were available to us when we qualified as an emerging growth company.

If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results or prevent fraud. As a result, shareholders could lose confidence in our financial and other public reporting, which would harm our business and the trading price of our common stock.

We are not currently required to comply with Section 404(a) of the Sarbanes–Oxley Act and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with the U.S. Securities and Exchange Commission’s, or SEC’s, rules implementing Sections 302 and 404 of the Sarbanes–Oxley Act, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of controls over financial reporting. Although we will be required to disclose changes made in our internal controls and procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal control over financial reporting pursuant to Section 404 until the year following our first annual report required to be filed with the SEC. However, as an “emerging growth company,” our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC or the date we are no longer an “emerging growth company.” At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our controls are documented, designed or operating.

In addition, to comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring additional accounting or internal audit staff. Testing and maintaining internal control can divert our management’s attention from other matters that are important to the operation of our business. In addition, when evaluating our internal control over financial reporting, we may identify material weaknesses that we may not be able to remediate in time to meet the applicable deadline imposed upon us for compliance with the requirements of Section 404. If we identify material weaknesses in our internal control over financial reporting or are unable to comply with the requirements of Section 404 in a timely manner or assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion as to the effectiveness of our internal control over financial reporting, investors may lose confidence in the accuracy and completeness of our financial reports and the market price of our common stock could be negatively affected, and we could become subject to investigations by the stock exchange on which our securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.

In the past, we have had weaknesses in our internal control over financial reporting.

Although we are not yet required to assess our internal controls over financial reporting, our Chief Executive Officer and Chief Financial Officer have determined that there have been, in the past, weaknesses in our internal control over financial reporting, relating to our failure to receive documentation prior to paying certain invoices. As is the case with many companies of our size: (i) we did not have written documentation of our internal control policies and procedures; (ii) we did not have sufficient segregation of duties within accounting functions; (iii) we did not have adequate staff and supervision within our accounting function; and (iv) we lacked a sufficient process for periodic financial reporting, including timely preparation and review of financial reports and statements. Our Chief Executive Officer and Chief Financial Officer believe that such weaknesses have been substantially remediated through, among other things, our hiring of the CFO Squad, LLC in December 2018 as a technical accounting expert in financial reporting and controlling function in accordance with the U.S. Generally Accepted Accounting Principles (GAAP).

Shareholders may be diluted by the future issuance of additional common stock in connection with acquisitions or otherwise.

After the listing of our common stock on Nasdaq, we will have 154,585,374 shares of common stock authorized but unissued. Our amended and restated articles of incorporation authorize us to issue these shares of common stock and options, rights, warrants and appreciation rights relating to common stock for the consideration and on the terms and conditions established by our board of directors in its sole discretion, whether in connection with acquisitions, in future common stock offerings or otherwise. Any common stock that we issue after the listing of our common stock on Nasdaq will dilute the percentage ownership held by the investors who purchase shares of our common stock from the Registered Shareholders.

Substantial future sales or perceived potential sales of our common stock in the public market could cause the price of our common stock to decline significantly.

Sales of our common stock or other equity securities in the public market after the listing of our common stock on Nasdaq, or the perception that these sales could occur, could cause the market price of our common stock to decline significantly. Upon completion of the listing of our common stock on Nasdaq, we will have 45,414,626 shares of common stock outstanding, of which 9,082,927 shares of our common stock, representing 20% of our outstanding common stock immediately after the listing of our common stock on Nasdaq, will not be subject to lock-up agreements. All shares of common stock sold by the Registered Shareholders in connection with the listing of our common stock on Nasdaq will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act. The common stock outstanding after the listing of our common stock on Nasdaq will be available for sale, upon the expiration of the lock-up periods described elsewhere in this prospectus beginning from the date of this prospectus (if applicable to such holder), subject to volume and other restrictions as applicable under Rules 144 and 701 under the Securities Act. Any or all of these shares may be released prior to the expiration of the applicable lock-up period at our discretion. To the extent shares are released before the expiration of the applicable lock-up period and sold into the market, the market price of our common stock could decline significantly.

Certain holders of our common stock will have the right to cause us to register under the Securities Act the sale of their shares, subject to the applicable lock-up periods in connection with the listing of our common stock on Nasdaq. Registration of these shares under the Securities Act would result in such shares becoming freely tradable without restriction under the Securities Act immediately upon the effectiveness of the registration. Sales of these registered shares in the public market could cause the price of our common stock to decline significantly.

Anti-takeover provisions contained in our articles of incorporation and bylaws could impair a takeover attempt.

Our articles of incorporation and bylaws contain provisions which could have the effect of rendering more difficult, delaying or preventing an acquisition deemed undesirable by our board of directors. Our corporate governance documents include provisions:

●	classifying our board of directors into three classes;

●	authorizing “blank check” preferred stock, which could be issued by our board of directors without shareholder approval and may contain voting, liquidation, dividend, and other rights superior to our common stock;

●	limiting the liability of, and providing indemnification to, our directors and officers;

●	limiting the ability of our shareholders to call and bring business before special meetings;

●	requiring advance notice of shareholder proposals for business to be conducted at meetings of our shareholders and for nominations of candidates for election to our board of directors; and

●	controlling the procedures for the conduct and scheduling of board of directors and shareholder meetings.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our management.

Any provision of our articles of incorporation or bylaws that has the effect of delaying or deterring a change in control could limit the opportunity for our shareholders to receive a premium for their shares of our common stock, and could also affect the price that some investors are willing to pay for our common stock.

The COVID-19 pandemic has had, and may in the future continue to have, a material adverse impact on our business.

The onset of the 2019 novel coronavirus (“COVID-19”) pandemic and the travel restrictions, quarantines, and related public health measures and actions taken by governments and the private sector have adversely affected global economies, financial markets and the overall environment for our business, which is most prominently reflected in our fiscal year 2021 results. By the beginning of our fiscal year 2022, there was a trend in many parts of the world of increasing availability and administration of vaccines against COVID-19, as well as an easing of restrictions on individual, business, and government activities. However, the extent to which it may continue to impact our future results of operations and overall financial performance remains uncertain and is difficult to assess or predict. New variants and subvariants of COVID-19 continue to surface, including in our most recent fiscal year. According to the World Health Organization, the Omicron variant was identified in November 2021 and the Omicron subvariants BA.4 and BA.5 were identified in January and February 2022, respectively. The existence of new or enduring variant strains of COVID-19 may cause delays in the easing of any restrictions still in place and the implementation of new restrictions and mandates, which could be applied differently across jurisdictions. The global macroeconomic effects of the pandemic may persist for an indefinite period of time, even after the pandemic has subsided. In addition, we cannot predict the impact the COVID-19 pandemic has had and will have on our brand partners, third-party vendors and service providers, and we may continue to be materially adversely impacted as a result of the negative past, present and future impact upon our brand partners, third-party vendors and service providers.

The impact of the COVID-19 pandemic on our business going forward will depend on a range of factors which we are not able to accurately predict, including the duration and scope of the pandemic, a repeat of the spike in the number of COVID-19 cases, the geographies impacted, the impact of the pandemic on economic activity and the nature and severity of measures adopted by governments, including restrictions on travel, mandates to avoid large gatherings and orders to self-quarantine or shelter in place. In addition, to the extent COVID-19 adversely affects our operations and global economic conditions more generally, it may also have the effect of heightening many of the other risks described in these Risk Factors.

We will incur significantly increased costs as a result of and devote substantial management time to operating as a public company.

As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. For example, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will be required to comply with the applicable requirements of the Sarbanes-Oxley Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules and regulations subsequently implemented by the SEC, including the establishment and maintenance of effective disclosure and financial controls, changes in corporate governance practices and required filing of annual, quarterly and current reports with respect to our business and operating results. These requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We will also need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge and will need to establish an internal audit function. We also expect that operating as a public company will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. This could also make it more difficult for us to attract and retain qualified people to serve on our board of directors, our board committees or as executive officers. In addition, after we no longer qualify as an “emerging growth company,” as defined under the JOBS ACT we expect to incur additional management time and cost to comply with the more stringent reporting requirements applicable to companies that are deemed accelerated filers or large accelerated filers, including complying with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We are just beginning the process of compiling the system and processing documentation needed to comply with such requirements. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. In that regard, we currently do not have an internal audit function, and we will need to hire or contract for additional accounting and financial staff with appropriate public company experience and technical accounting knowledge.

We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus or in the documents incorporated by reference herein that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. . We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section titled “Risk Factors.” Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

●	the online video and entertainment industry;

●	our financial performance;

●	our ability to attract and retain customers;

●	our ability to expand our business;

●	our ability to retain and hire necessary employees and appropriately staff our operations; and

●	our estimates regarding capital requirements and needs for additional financing.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we do not intend to update any of these forward-looking statements after the date of this prospectus or to conform these statements to actual results or revised expectations.

You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

USE OF PROCEEDS

The Registered Shareholders may, or may not, elect to sell shares of our common stock covered by this prospectus. To the extent any Registered Shareholder chooses to sell shares of our common stock covered by this prospectus, we will not receive any proceeds from any such sales of our common stock. See “Registered Shareholders.”

DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and we do not currently intend to pay any cash dividends after the offering or for the foreseeable future. We expect to retain future earnings, if any, to fund the development and growth of our business. Any future determination to pay dividends on our common stock will be made at the discretion of our board of directors and will depend upon, among other factors, our financial condition, operating results, current and anticipated cash needs, plans for expansion and other factors that our board of directors may deem relevant. In addition, the terms of our credit facilities contain restrictions on our ability to declare and pay cash dividends on our capital stock.

CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2023.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus.

Actual
Cash	$307,579
Debt	7,421,669

Stockholders’ Deficit:
Preferred stock, $.0001 par value, 5,000,000 shares authorized; no share issued and outstanding.	-
Common stock, $.0001 par value, 200,000,000 shares authorized; 45,414,626 shares issued and outstanding; shares issued and outstanding pro forma, shares issued and outstanding, pro forma as adjusted	4,555
Additional paid-in capital	40,816,197
Accumulated deficit	(51,254,815)
Total stockholders’ equity (deficit)	$(10,434,063)

Total Capitalization	$(3,012,394)

The number of shares outstanding as shown above does not take into account:

●	26,112,174 shares of common stock issuable upon the exercise of outstanding warrants as of September 30, 2023 at a weighted average exercise price of $1.55 per share.

●	1,615,324 shares of common stock issuable upon exercise of outstanding options, of which 1,594,469 have vested and are exercisable as of September 30, 2023, at a weighted average exercise price of $2.00 per share.

●	4,384,676 shares of common stock available for future issuance under our 2021 Incentive Award Plan.

●	27,861,544 shares of common stock issuable upon the exercise of outstanding convertible debt as of September 30, 2023 at a conversion price of $0.25 per share.

●	2,366,355 shares of common stock issuable upon the exercise of outstanding convertible deferred compensation and accounts payable as of September 30, 2023 at a conversion price of $0.25 per share.

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

The following table presents our selected historical financial data for the periods presented and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statement and notes thereto included elsewhere in this prospectus. The statements of operations data for the fiscal years ended June 30, 2023 and 2022 and the statements of financial condition data as of June 30, 2023 and 2022 are derived from our audited financial statements included elsewhere in this prospectus.

	Fiscal Year Ended June 30,		Three Months Ended September 30,
	2023	2022	2023	2022
	(restated)		(unaudited)	(unaudited)
Statements of Operations Data:
Total Revenue	$507,200	$303,217	$73,368	$89,295
Cost of Revenue	220,147	157,285	31,033	21,610
Gross Profit	287,053	145,932	42,335	67,685

Total Operating Expenses:	15,188,950	10,608,737	2,388,603	1,746,526

Loss From Operations	(14,901,897)	(10,462,805)	(2,346,268)	(1,678,841)

Total Other Income (Expense)	1,336,008	(1,141,117)	(183,510)	1,294,043

Net Loss	$(13,565,889)	$(11,603,922)	$(2,529,778)	$(384,798)

Net Loss per share, basic and diluted	$(0.40)	$(0.32)	$(0.06)	$(0.01)

	As of June 30,		As of September 30,
	2023	2022	2023
			(unaudited)
Balance Sheets Data:
Cash and Cash Equivalents	$1,634,494	$833	$307,579
Accounts Receivable	3,613	13,860	3,061
Total Assets	1,902,804	516,401	555,792
Total Current Liabilities	4,276,801	5,245,123	4,752,422
Total Liabilities	9,816,703	7,293,820	10,989,855
Total Shareholders’ Deficit	(7,913,899)	(6,777,419)	(10,434,063)

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements and the related notes thereto and other financial information appearing elsewhere in this prospectus. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs. Our actual results could differ materially from those discussed in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this prospectus, particularly in the section titled “Risk Factors.”

Overview

Revenue for the three months ended September 30, 2023 decreased by 18% or $15,927, to $73,368 during 2023 as compared with $89,295 for the three months ended 2022. Net loss for the three months ended September 30, 2023 increased by 557% or $2,144,980, from $384,798 in 2022 to $2,529,778 in 2023. Revenue for the year ended June 30, 2023 increased by 67.27%, or $203,983, to $507,200, as compared with $303,217 for the year ended June 30, 2022, while our net loss increased by 16.91%, or $1,961,97, to $13,565,889.

We currently operate exclusively in the U.S., but see opportunities for expansion into international markets, pre-loads in manufactured streaming devices, including mobile devices, smart TV’s, media set top boxes/sticks and laptops, and introducing FreeCast.com into the in-home market. Additionally, we see bulk licensing growth opportunities in commercial MDU (multi dwelling units) such as apartments, condominiums, student housing, planned communities, and the hospitality sector (hotels, short stay).

However, we can only take advantage of these opportunities if we have sufficient capital to do so, are able to recruit the necessary staff, and are able to expand our current infrastructure. We may also face additional challenges from new competitors that may be able to launch new businesses at relatively low cost, with consumers easily being able to shift spending from one provider to another. In order to combat this, we must continue to deliver a product that is more advanced than that of competitors.

Primarily as a result of our shift to a free registration subscription service, we have been able to increase our number of subscribers during our most recent fiscal year. Our subscriber numbers have increased from 541,776 on June 30, 2022 to 742,336 on June 30, 2023. Our revenue per subscriber has increased from $0.56 for the twelve-month period ending June 30, 2022 compared to $0.68 for the twelve-month period ending June 30, 2023. Our subscriber numbers have increased from 554,567 on September 30, 2022 to 826,465 on September 30, 2023. Our revenue per subscriber has increased from $0.16 for the three-month period ending September 30, 2022 compared to $0.09 for the three-month period ending September 30, 2023.

As of September 30, 2023, we have a cash balance of $307,579 and a working capital deficit of $4,378,217. We plan to raise additional equity financing as well, without which we will not be able to meet our obligations as they become due for the next 12 months. However, we cannot provide any assurance that additional equity financing will be available on terms that are acceptable to us, or at all.

Components of our Operating Results

Revenue

Subscription Revenue

We no longer generate subscription revenue through renewal sales of Rabbit TV and Rabbit TV Plus, or through Select TV and Streaming TV Kits, which operated as the successor products to Rabbit TV and Rabbit TV Plus. In October 2022, our SelectTV.com paid subscription service and packaged SelectTV Streaming TV Kits were discontinued. We rebranded to the corporate namesake FreeCast.com, and relaunched our SmartGuide as a free registration subscription service. SmartGuide is our internet distributed streaming media guide that searches and aggregates media content on the web and facilitates access to our customers through Wi-Fi-enabled devices that support streaming video.

We do, however, sell monthly subscriptions for premium content purchased through our SmartGuide for varying fees for different content. Revenue from such premium subscription fees is recognized on a gross basis over the service period as we are deemed to be the principal in the relationship with the end user. We control the content before transferring it to the end user and have latitude in establishing pricing. We both retransmit and “ingest” and distribute content.

Subscription revenue is derived from online sales through search engine optimization, search engine marketing, various marketing advertising services, the utilization of resellers in the form of publishers that promote upcoming retail promotions and packages, as well as direct sales to subscribers of our Value Channels subscription service. Value Channels subscription contains 17 cable channels and sells on a monthly subscription or annual fee. Value Channels is integrated into the initial FreeCast.com free registration and then offered as an upgrade. Both FreeCast.com (free registration) and Value Channels is available in various streaming Smart TV models (Google TV’s, Amazon Fire TV’s, LG, Samsung, TCL, Sony, and others), plus Streaming Devices (Amazon Fire, Google ChromeCast, Apple TV), PC’s/Laptops and mobile apps for Android and iOS devices.

Subscription revenue is recognized ratably on a straight-line basis over the duration of the subscription period, generally ranging from one month to five years. If the subscriber renews early, then the expiration date is extended by the renewal period, and the additional subscription fee is deferred and amortized over the additional months purchased by the subscriber. We no longer offer SelectTV lifetime subscriptions, which was initially deferred and recognized over a five-year period. All subscription fees are collected at the time of purchase.

Product Revenue

Beginning in 2023, in conjunction with the release of our new product FreeCast Home, we started recognizing contracts with customers from product sales requiring performance up to delivery, as well as contracts with customers that contain a subscription portion that causes revenue to be allocated or adjusted over time. Shipping and handling activities are performed before the customer obtains control of the goods and therefore represent a fulfillment activity rather than a promised service to the customer. Revenue and costs of sales are recognized when control of the products transfers to our customer, which generally occurs upon shipment from our facilities. For our physical product sales, our performance obligations are satisfied at that time.

Other Revenue

Other revenue includes licensing, advertising and referral fee revenue. We generate revenue through free registrations of FreeCast.com by partnering with retailers, manufacturers, operators and/or distributors of streaming devices, mobile phones, broadband carriers, broadcasters, property management, multi-dwelling developers, builders, and various mass consumer communities of streaming tv watchers. A FreeCast.com license is freely provided per registered consumer marketed by distributors in exchange for a negotiated revenue sharing percentage with each distributor on a case-by-case basis. Affiliate commissions are earned and then shared from third-party advertisement service providers, pay-per-view movie or series distributors, and live events tickets sales for such things as professional boxing or concerts. These license arrangements have not resulted in significant revenue to date.

We generate advertising revenue pursuant to arrangements with advertising agencies and brokers. Under these arrangements, we provide the agencies and brokers the ability to sell advertising on our service directly to advertisers. We report this revenue net of amounts due to agencies and brokers because we are neither the primary obligor under these arrangements, nor do we set the pricing or establish or maintain the relationship with the advertisers.

Referral fee revenue is generated through premium services which are also available on our platform, for an additional fee, to allow single or time-limited use of private, decrypted viewing of movies, sporting events, concerts or other types of events.

Deferred Revenue

Deferred revenue consists principally of both prepaid but unrecognized subscription revenue and advertising fees received or billed in advance of the delivery or completion of the delivery of services. We may pay sales incentives, in cash or by issuing equity instruments, to distributors of our subscriptions. Such sales incentives are not recognized as deferred revenue. Rather, sales incentives are recognized in current operations when issued, regardless of amounts in deferred revenue, which may have resulted from the distributor’s efforts. Deferred revenue consists primarily of subscriptions for multiple months purchased upfront and recognized ratably over the term of the subscription.

Cost of Revenue

Cost of revenue consists primarily of hosting, product development, and infrastructure costs and the salaries and benefits related to employees in software engineering, facilities-related expenses, and information technology associated with supporting those functions. Hosting costs consist of content streaming, maintaining our Internet service and creating and serving advertisements through third-party ad servers. We make payments to third-party advertising servers in the period in which the advertising impressions are delivered or click-through actions occur, and accordingly record this as a cost of revenue in the related period. We incur product development expenses primarily for improvements to our website and related apps, development of new advertising products and development and enhancement of the guide and streaming system. Product development costs are generally expensed as incurred.

Operating Expenses

Compensation and Benefits

Compensation and benefits consist primarily of employee-related costs, including salaries and benefits related to employees in finance, accounting, internal information technology and other administrative personnel and stock-based compensation.

Sales and Marketing

Sales and marketing consist primarily of employee-related costs, including salaries, commissions and benefits related to employees in sales, sales support and marketing departments. In addition, sales and marketing expenses include external sales and marketing expenses such as third-party marketing, TV Infomercials, branding, advertising, public relations expenses, commissions, facilities-related expenses, and infrastructure costs.

General and Administrative

General and administrative expenses include professional services costs for outside legal and accounting services, facilities-related expenses, travel costs, third party customer support, and credit card fees.

Three Months Ended September 30, 2023 Compared to Three Months Ended September 30, 2022

Revenue

Our primary source of revenue is subscription revenue. Additionally, we have two other revenue streams: product revenue and other revenue, which encompasses earnings from licensing, advertising, and referral fees.

Subscription revenue decreased by 19.24%, or $17,001, to $71,381, in the three months ended September 30, 2023, as compared to $88,382 for the three months ended September 30, 2022. The decrease in subscription revenue is primarily attributable to our shift to a free registration subscription service.

Product revenue increased by $1,662, to $1,807, in the three months ended September 30, 2023, as compared to $145 for the three months ended September 30, 2022. In January 2021, we ceased sales of our “cord cutting kit”, which resulted in a reduced volume of product sales in the period ended September 30, 2022 and 2023.

Other revenue consisted almost entirely of advertising revenue pursuant to arrangements with advertising affiliates and brokers. Under these arrangements, we provide the agencies and brokers the ability to sell advertising inventory on our service directly to advertisers. Advertising and other revenue decreased by $588, to $180 in the three months ended September 30, 2023, as compared to $768 for the three months ended September 30, 2022.

Cost of Revenue

Cost of revenue increased by 43.60%, or $9,423, to $31,033 in the three months ended September 30, 2023, as compared to $21,610 for the three months ended September 30, 2022. The increase in cost of revenue is primarily attributed to increased hosting in the current fiscal year.

Operating Expenses

Operating expenses increased by 36.76%, or $642,077, to $2,388,603 in the three months ended September 30, 2023, as compared to $1,746,526 for the three months ended September 30, 2022. The change in operating expenses is attributed to a increase of $463,197 in general and administrative expenses from increase in platform development, professional fees and internet services and by an increase of $178,880 in sales and marketing and compensation and benefits as we increased our head count.

Other Income (Expense)

Other expense was $(183,510), for the three months ended September 30, 2023, as compared to other income of $1,294,043 for the three months ended September 30, 2022. The change was principally caused by a $1,449,338 gain on extinguishment of debt during the three months ended September 30, 2022.

Fiscal Year Ended June 30, 2023 Compared to Fiscal Year Ended June 30, 2022

Revenue

Our primary source of revenue is subscription revenue. Additionally, we have two other revenue streams: product revenue and other revenue, which encompasses earnings from licensing, advertising, and referral fees.

Subscription revenue increased by 70.24%, or $207,699, to $503,419, in the fiscal year ended June 30, 2023, as compared to $295,720 for the fiscal year ended June 30, 2022. The increase in subscription revenue is primarily attributable to our shift to a free registration subscription service and recognition of deferred revenue purchased in the prior fiscal year and recognized in the fiscal year ended June 30, 2023. The increase in subscribers drove increased purchases of our content provider bundles. As a result, we strategically decreased our advertising and marketing budget and increased our research and development budget to the benefit of future sales from an enhanced product.

Product revenue decreased by 91.12%, or $4,523, to $441, in the fiscal year ended June 30, 2023, as compared to $4,964 for the fiscal year ended June 30, 2022. In January 2021, we ceased sales of our “cord cutting kit”, which resulted in a reduced volume of product sales in the fiscal year ended June 30, 2022 and 2023.

Other revenue consisted almost entirely of advertising revenue pursuant to arrangements with advertising affiliates and brokers. Under these arrangements, we provide the agencies and brokers the ability to sell advertising inventory on our service directly to advertisers. Advertising and other revenue increased by 31.86%, or $807, to $3,340 in the fiscal year ended June 30, 2023, as compared to $2,533 for the fiscal year ended June 30, 2022. This increase is attributed to a higher volume of advertising sales due to an increase in subscribers.

Cost of Revenue

Cost of revenue increased by 39.97%, or $62,862, to $220,147 in the fiscal year ended June 30, 2023, as compared to $157,285 for the fiscal year ended June 30, 2022. The increase in cost of revenue is primarily attributed to increased hosting and a write-off of inventory in the current fiscal year.

Operating Expenses

Operating expenses increased by 43.17%, or $4,580,213, to $15,188,950 in the fiscal year ended June 30, 2023, as compared to $10,608,737 for the fiscal year ended June 30, 2022. The change in operating expenses is attributed to an increase of $1,282,774 in general and administrative expenses from increased website development, professional fees, internet services and $7,179,772 stock-based compensation expense for employee held warrants that were modified to extend the expiration date during the year offset by a decrease of $2,900,709 in impairment loss and a decrease in compensation and benefits of $1,017,971 as we reduced our head count and stock options issued to employees.

Other Income (Expense)

Other income was $1,336,008, for the fiscal year ended June 30, 2023, as compared to other expense of $(1,141,117) for the fiscal year ended June 30, 2022. The change was principally caused by decrease in interest expense by $575,508, increase in other income by $519,733 and an increase in gain on extinguishment of debt of $1,381,885.

Liquidity and Capital Resources

Since inception, we have financed our operations from a combination of:

●	issuance and sales of our common stock;

●	issuance of notes payable with related and non-related parties;

●	issuance of convertible notes payable with related and non-related parties;

●	borrowing under our revolving convertible notes payable with related party;

●	cash advances from related parties; and

●	cash generated from operations.

We have experienced operating losses since our inception and had a total accumulated deficit of $51,254,815 as of September 30, 2023. We expect to incur additional cost and require additional capital as we continue to implement our expansion plan. During the three months ended September 30, 2023 and 2022, our cash used in operations was $2,324,906 and $1,754,896, respectively. During the fiscal year ended June 30, 2023 and 2022, our cash used in operations was $7,159,556 and $4,876,154, respectively.

Our primary short-term cash requirements are to fund working capital, lease obligations and short-term debt, including current maturities of long-term debt. Working capital requirements can vary significantly from period to period, particularly as a result of additional development expense.

Our ability to fund our cash needs will depend, in part, on our ability to generate cash in the future, which depends on future financial results. Our future results are subject to general economic, financial, competitive, legislative and regulatory factors that may be outside of our control. Our future access to, and the availability of credit on acceptable terms and conditions, is impacted by many factors, including capital market liquidity and overall economic conditions.

Our financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. We have incurred recurring losses and as of September 30, 2023, had an accumulated deficit of $51,254,815. For the three months ended September 30, 2023 and year ended June 30, 2023, we sustained a net loss of $2,529,778 and $13,565,889, respectively. These factors, among others, raise substantial doubt about our ability to continue as a going concern for the next twelve months from the date these financial statements were issued. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that may be necessary should we be unable to continue as a going concern. Our continuation as a going concern is contingent upon our ability to obtain additional financing and to generate revenue and cash flow to meet our obligations on a timely basis. We will continue to seek to raise additional funding through debt or equity financing during the next twelve months. Management believes that actions presently being taken to obtain additional funding provide the opportunity for us to continue as a going concern. There is no guarantee we will be successful in achieving these objectives.

We cannot be sure that future funding will be available to us on acceptable terms, or at all. Due to often volatile nature of the financial markets, equity and debt financing may be difficult to obtain.

We may seek to raise any necessary additional capital through a combination of private or public equity offerings, debt financings, collaborations, strategic alliances, licensing arrangements and other marketing and distribution arrangements. To the extent that we raise additional capital through marketing and distribution arrangements or other collaborations, strategic alliances or licensing arrangements with third parties, we may have to relinquish valuable rights or future revenue streams on terms that may not be favorable to us. If we raise additional capital through private or public equity offerings, the ownership interest of our existing shareholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect our shareholders’ rights. If we raise additional capital through debt financing, we may be subject to covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends.

Convertible Note Payable – Related Party

In June 2016, our Chief Executive Officer, William Mobley (CEO), loaned us $111,000, at an interest rate of 12% per annum. The loan matured on December 31, 2017, is in default and remains as an on-demand liability of the Company. As of September 30, 2023 and June 30, 2023, accrued interest charges related to this loan were $21,030, and $19,003, respectively. During the three months ended September 30, 2023 and 2022, the Company did not pay any interest towards this loan. The note is convertible into shares of common stock at a conversion price of $0.25 per share. In accordance with ASC 470, the embedded beneficial conversion is recognized separately and was measured at its intrinsic value. As of September 30, 2023 and June 30, 2023, the outstanding principal and interest due to William Mobley was $88,078, and $86,051, respectively.

Notes Payable – Related Parties

Between July 2018 and April 2018, a related party, a Company owned by CEO, William Mobley, Public Wire, loaned the Company $66,380, at an interest rate of 12% per annum. The notes representing the loan originally matured on dates ranging from April 1, 2019 to January 1, 2020. Effective June 30, 2021, the Company amended the original promissory note with Public Wire and combined principal and interest from the previous notes under one new loan. In addition, the Company extended the maturity date to June 30, 2024. As of September 30, 2023 and June 30, 2023, accrued interest related to this loan was $24,112 and $21,411, respectively. During the three months ended September 30, 2023 and 2022, the Company did not pay interest related to this loan. As of September 30, 2023 and June 30, 2023, the outstanding principal and interest due to Public Wire was $113,401 and $110,700, respectively.

Revolving Convertible Note Payable – Related Party

On July 1, 2018, the Company signed a revolving convertible note agreement with Nextelligence, which is a related party that is majority owned and controlled by our Chief Executive Officer, which was amended and restated as of July 2, 2018, for an amount up to $500,000; with any borrowings on this loan being at the Company’s complete discretion. Outstanding principal accrued interest at 12% per annum, and was due and payable on July 1, 2020. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest was convertible into shares of the Company’s common stock at a conversion price of $0.25 per share. The loan matured on July 1, 2020, was in default and remained as an on-demand liability of the Company’s until June 30, 2021. On June 30, 2021, the Company entered into a new revolving convertible promissory note with Nextelligence for an amount up to $2,500,000; with any borrowings on this loan being at the Company’s complete discretion. Outstanding principal accrues interest at 12% per annum. The borrowing limit was increased to $6,000,000 pursuant to a first amendment to the note dated June 13, 2022. Pursuant to a second amendment to the note dated July 17, 2023, the borrowing limit was increased to $10,000,000 and the maturity date extended to June 30, 2025. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest is convertible into shares of our common stock at a conversion price of $0.25 per share. As of September 30, 2023 and June 30, 2023, the balance of unpaid accrued interest was $1,057,835 and $892,007, respectively, related to this loan. In addition, as of September 30, 2023 and June 30, 2023, the outstanding principal and interest due is $6,877,427 and $5,711,599, respectively.

During the fiscal years ended June 30, 2022, we recognized a beneficial conversion feature related to this note of $3,036,978 and $806,909 in the amortization of the beneficial conversion feature as interest expense. See Note 8 for further discussion of the beneficial conversion feature. We adopted ASU 2020-06 in the first quarter of fiscal year 2023, and as such, have not recognized any beneficial conversion feature or amortization expense during the twelve months ended June 30, 2023. The balance of the revolving convertible notes payable to related parties, net of debt discount, as of September 30, 2023 and June 30, 2023 was $5,819,592 and $4,819,592, respectively.

Convertible Note Payable

In March 2022, a third party loaned the Company $250,000, at an interest rate of 10% per annum. The note was convertible into shares of common stock at a conversion price of $2.00 per share with 50,000 warrants to purchase shares of the Company’s common stock at $1.75. On June 5, 2022, per agreement between the Company and the third party, the note is to be converted into 256,250 shares of the Company’s common stock at an amended conversion price of $1.00 per share, and additionally, upon conversion, increased the 50,000 warrants to 256,250 warrants granted to the lender. As of the amendment dated June 5, 2022, the Company evaluated the debt for extinguishment or debt modification under FASB ASC Topic 470-50, Debt – Modifications and Extinguishments, and determined extinguishment was applicable as a result of the addition of a substantive conversion feature. Under the rules, the Company extinguished the debt, which included the capitalized interest through June 5, 2022. The resulting loss on extinguishment was valued at $23,722. During the three months ended September 30, 2023 and 2022, the Company did not pay any interest towards this loan. The 256,250 shares of the Company’s common stock were issued on September 16, 2022.

Notes Payable

On September 15, 2016, we entered into an agreement with U.S. Premium Finance to provide financing in an aggregate amount of $1,967,450 for the insurance premium associated with both D&O and Workers Compensation policies. Both policies commenced September 15, 2016, and provided coverage for the next 36 months, expiring September 15, 2019. The loan bears interest at a floating rate per annum equal to the greater of either (i) 4.99% or (ii) 4.99% plus the Wall Street Journal Prime Rate. During the year ended June 30, 2019 and 2018, the interest rate on the loan was 4.99%. We were required to pay monthly principal and interest of approximately $58,957, paid over 36 months, with the final payment on October 15, 2019.

The U.S. Premium Finance agreement dated September 15, 2016 was secured against all rights, title, and interest associated with the D&O and Workers Compensation policies. As part of the legal costs associated with obtaining premium financing, on September 19, 2016, we agreed to pay a loan origination fee in the amount of $98,250. The loan origination fee was recorded as a debt discount and amortized over the life on the policy, maturing September 2019.

On April 18, 2017, we entered into an additional agreement with U.S. Premium Finance. We received $568,935 in net proceeds from them premium financing agreement. The loan bears interest at a floating rate per annum equal to the greater of either (i) 4.99% or (ii) 4.99% plus the Wall Street Journal Prime Rate. During the year ended June 30, 2019 and 2018, the interest rate on the loan was 4.99%. We were required to pay monthly principal and interest of approximately $29,705, paid over 20 months, with the final payment on December 15, 2018.

The U.S. Premium Finance agreement dated April 18, 2017 was secured against all rights, title, and interest associated with the general liability insurance policy. As part of the legal costs associated with obtaining premium financing, on April 18, 2017, we incurred and capitalized a loan origination fee in the amount of $28,348. The loan origination fee was amortized over the life of the policy, maturing December 2018. As of June 30, 2022 and 2021, there were no prepaid loan origination fees; as the amount was fully amortized.

On November 13, 2019, we settled the outstanding liability with U.S. Premium Finance, in which we agreed to pay $1,000,000 in various installments, with the last payment due on December 5, 2022. During the year ended June 30, 2020, in accordance with the agreement, we reduced the principal on the balance sheet and recognized a $774,009 gain on forgiveness of debt. In adherence to the conditions of the agreement, we paid $275,000 towards the outstanding balance of the loan as of June 30, 2020. In addition, as of November 13, 2019, we had accrued approximately $162,350 in interest, which was reduced to zero based on the settlement amount and we recognized as a gain on forgiveness of debt, of $162,350. As of September 30, 2023 and June 30, 2023 the balance due was $650,000, all of which is current. The Company is in default on the outstanding liability.

On October 22, 2019, the Company entered into a promissory note with unrelated third party for the amount of $250,000, at an interest at 6% per annum. Effective, June 30, 2021, the Company combined all previous principal ($250,000) and interest related ($25,356) to this loan and extend the maturity date to June 30, 2024 as per the second amendment to the agreement. As of September 30, 2023 and June 30, 2023, accrued interest charges related to this loan was $37,207 and $33,043, respectively. During the three months ended September 30, 2023 and 2022, the Company did not pay any Interest towards this loan. As of September 30, 2023 and June 30, 2023, the outstanding principal and interest due was $312,563 and $308,399, respectively.

Between March 2022 and June 2022, an unrelated third party, loaned the Company $200,000, at an interest rate of 6% per annum. In August 2022, the unrelated third party loaned the Company an additional $100,000. The notes matured on March 1, 2023, and were in default until a renewal and consolidating note was entered into as of August 1, 2023 in the principal amount of $320,384. The interest rate under the renewal note is 6% per annum, and it matures on July 31, 2024. As of September 30, 2023 and June 30, 2023, accrued interest related to these loans were $23,342 and $18,805, respectively. During the three months ended September 30, 2023 and 2022, the Company did not pay interest related to these loans. As of September 30, 2023 and June 30, 2023, the outstanding principal and interest due was $323,543 and $318,805, respectively.

On November 18, 2022, the Company entered into a loan agreement with two unrelated parties for the aggregate amount of $200,000, at an interest rate of 6% compounded annually. The loan matures on December 1, 2024. As of September 30, 2023 and June 30, 2023, accrued interest related to the loan was $10,389 and $7,364, respectively. During the three months ended September 30, 2023, the Company did not pay interest on the loan. As of September 30, 2023 and June 30, 2023, the outstanding principal and interest due on the loan was $210,389 and $207,364, respectively.

Notes payable as of September 30, 2023 and June 30, 2023 summarized as follows:

Lender	Interest Rate	Maturity	September 30, 2023	June 30,2023
U.S. Premium Finance	4.99%	12/5/2022	$650,000	$650,000
Unrelated third party	6.00%	6/30/2024	275,356	275,356
Unrelated third party	6.00%	7/31/2024	320,384	300,000
Unrelated third party	6.00%	12/1/2024	200,000	200,000
			1,445,740	1,425,356
		Less notes payable – current	1,245,740	950,000
		Notes payable, net of current portion	$200,000	$475,356

Warrant Modification

Effective as of June 15, 2023, the Company authorized and approved the reissuance of 75 expired warrants held by non-employees and 4 expired warrants held by an employee (“Expired Warrants”) to purchase an aggregate of 15,275,924 shares of the Company’s common stock, at a purchase prices from $0.25 to $4.00 per share, all of which had expired without being exercised, and the modification of 61 outstanding warrants held by non-employees and 1 warrant held by an employee (“Reissued Warrants”) to purchase an aggregate of 8,211,250 shares of the Company’s common stock, at a purchase prices from $1.75 to $3.00 per share, that by their terms will expire if not exercised on or prior to dates ranging from February 10, 2024 to September 30, 2025, to reissued the Expired Warrants and modify the Reissued Warrants (collectively “Warrant Modification”) by extending the expiration date to December 31, 2025 and maintaining all other terms in the original warrant agreements.

The value of the Warrant Modification to purchase an aggregate of 23,487,174 shares was calculated using the Black-Scholes-Merton option pricing model. The incremental fair value attributable to the Expired Warrants and Reissued Warrants, which was measured at the amount equal to the incremental value reflecting in the change in fair value of the warrants before and after the Warrant Modification, was calculated at $9,848,947. The portion of the incremental fair value related to non-employee warrants that were initially issued as part of equity financings was $2,669,175 and was treated as a deemed dividend and is reflected as “Deemed dividend on warrant modification” in the accompanying statement of operations. The portion of the incremental fair value related to employee warrants that were initially issued as awards was $7,179,772 and was treated as stock-based compensation and is reflected in “Compensation and benefits” in the accompanying statement of operations. Accordingly, the Warrant Modification was recorded as an increase in additional paid in capital with a corresponding decrease to retained earnings.

We utilized an option pricing model to fair value our common stock as of June 15, 2023. The significant inputs were as follows: volatility of 71.1%, term of 2 years and risk-free rate of 4.55%. The valuation determined the fair value of our common stock to be $0.90125 as of June 15, 2023.

The Black-Scholes-Merton option pricing model includes the following assumptions to determine the fair value attributable immediately before and after the warrant modification effective June 15, 2023:

	Immediately
	Before	After
Assumptions:
Common stock fair value	$.90	$.90
Risk-free interest rate	4.12-5.21%	4.43%
Expected dividend yield	0%	0%
Expected volatility	64-83%	81.55%
Expected life (in years)	.66-2.3	2.55

Cash Flows

The following tables provide detailed information about our net cash flows for the periods indicated:

	For the years end June 30,
	2023	2022
Net cash used in operating activities	$(7,159,556)	$(4,876,154)
Net cash used in investing activities	(4,253)	(2,145,034)
Net cash provided by financing activities	8,797,470	6,712,261
Net (decrease) increase in cash and cash equivalents	$1,633,661	$(308,927)

Operating Activities

For the fiscal year ended June 30, 2023, cash used in operating activities increased by $2,283,402 or 46.83% due to our net loss of $13,565,889 offset by non-cash expense of $1,753,752, which consisted of $40,018 of depreciation and amortization, $790 of bad debt expense, $1,449,338 gain on settlement of accounts payable, $68,899 of inventory write-off, $84,927 of amortization of right-of-use assets, operating, $1,344 of amortization of right-of-use assets, financing, $7,288,208 of stock based compensation and negative working capital of $(2,527,191), including a decrease in accounts receivable of $9,457, decrease in deferred offering cost of $65,044, increase in other current assets of $18,967, decrease in right-of-use liabilities of $71,898, decrease in accounts payable and accrued expenses of $2,871,086, increase in accounts payable and accrued expenses – related party of $584,820 and a decrease in deferred revenue of $224,561.

Investing Activities

For the fiscal year ended June 30, 2023, cash used in investing activities decreased by $2,140,781 or 99.8%. The change was attributed to the purchase of property and equipment of $4,253.

Financing Activities

For the fiscal year ended June 30, 2023, cash provided by financing activities increased by $2,085,209 or 31.07%. The change was attributed to proceeds from issuance of common stock of $6,855,000, bank overdraft of $(47,160), proceeds from common stock to be issued of $1,250,000, payments on finance leases of $(1,344), proceeds from notes payable – related party of $2,500, repayments on notes payable – related party of $(32,034), proceeds from revolving notes payable $1,067,858, repayment on revolving notes payable $(597,500), and proceeds from convertible notes payable of $300,000.

	For the three months ended September 30,
	2023	2022
Net cash used in operating activities	$(2,324,906)	$(1,754,896)
Net cash used in investing activities	(1,647)	-
Net cash provided by financing activities	999,638	1,943,640
Net (decrease) increase in cash and cash equivalents	$(1,326,915)	$188,744

Operating Activities

For the three months ended September 30, 2023, cash used in operating activities increased by $570,010 or 32.48% which consisted of our net loss of $2,529,778 offset by non-cash expense of $35,611, which consisted of $5,829 of depreciation and amortization, $20,168 of amortization of right-of-use assets, operating, $9,614 of stock-based compensation and adjustments to operating assets and liabilities of $169,261 including a decrease in accounts receivable of $552, an increase in inventory of $2,192, a $2,975 increase in other current assets, a $362 decrease in financing lease liabilities, a $22,046 decrease in operating lease liabilities, a $51,709 increase in accounts payable and accrued expenses, a $170,556 increase in accounts payable and accrued expenses – related party, and a $26,705 decrease in deferred revenues.

Investing Activities

For the three months ended September 30, 2023, cash used in investing activities decreased by $1,647 or 100%. The change was attributed to the purchase of property and equipment of $1,647.

Financing Activities

For the three months ended September 30, 2023, cash provided by financing activities decreased by $944,002 or 48.57%. The change was attributed to an overall decrease in financing activities during the period. During the current period, September 30, 2023, the Company received $1,000,000 in proceeds from revolving notes payable and paid $362 towards payments on finance leases.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with GAAP applied on a consistent basis. The preparation of these financial statements requires us to make certain estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the periods presented. We evaluate these estimates and assumptions on an ongoing basis. We base our estimates on the information currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. As of June 30, 2023, our previous estimates had not materially deviated from our results.

An accounting policy is deemed to be critical if it requires an accounting estimate to be made based on assumptions about matters that are highly uncertain at the time the estimate is made; if different estimates reasonably could have been used; or if changes in the estimate that are reasonably likely to occur periodically could materially impact the financial statements. While our significant accounting policies are described in more detail in the notes to our financial statements included in this prospectus, we believe the following accounting policies to be critical to the estimates and assumption used in the preparation of our financial statements.

Revenue Recognition

Revenue is recognized upon transfer of control of promised goods or services to customers in an amount that reflects the consideration we expect to receive in exchange for those goods or services. Our contracts include various products or services or a combination of both, which are generally capable of being distinct and are accounted for as separate performance obligations. Our contracts may contain multiple distinct performance obligations.

We estimate the transaction price of a contract based on the expected value for which a significant reversal of revenue is not expected to occur. We generally determine stand-alone selling prices based on the prices charged to customers.

In arrangements with multiple performance obligations, the estimated transaction price of each contract is allocated to each distinct performance obligation based on relative stand-alone selling price (“SSP”). For performance obligations routinely sold separately, the SSP is determined by evaluating such stand-alone sales. For those performance obligations that are not routinely sold separately, the SSP is determined based on market conditions and other observable inputs.

The following table presents our revenue on a disaggregated basis:

	For the Three Months Ended September 30,		For the Fiscal Year Ended, June 30,
	2023	2022	2023	2022
Subscriptions	$71,381	$88,382	$503,419	$295,720
Product Sales	1,807	145	441	4,964
Advertising and other revenues	180	768	3,340	2,533
Total	$73,368	$89,295	$507,200	$303,217

Concentration of Credit Risk

Financial instruments that potentially subject us to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. Our cash and cash equivalents are exposed to credit risk, subject to federal deposit insurance, in the event of default by the financial institutions holding its cash and cash equivalents to the extent of amounts recorded on the balance sheet. The cash accounts are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of September 30, 2023, our cash balance exceeded the FDIC insured limit by $57,579.

For accounts receivable, we perform ongoing credit evaluations of customers to assess the probability of accounts receivable collection based on a number of factors, including past transaction experience with the customer, evaluation of their credit history, and review of the invoicing terms of the contract. Accounts receivables are reported net of an allowance for doubtful accounts when applicable. The allowance for doubtful accounts reflects management’s best estimate of probable losses inherent in the accounts receivable balance at each reporting date. Management determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. We recognized bad debt expense for the three months ended September 30, 2023 and 2022 of $0 and $780, respectively. We recognized bad debt expense for the fiscal years ended June 30, 2023 and June 30, 2022 of $790 and $7,509, respectively. The balance of allowance for doubtful accounts as of the three months ended September 30, 2023 and June 30, 2023 was $0.

Cost of Revenue

Cost of revenue consists primarily of hosting, product development, infrastructure costs and the salaries and benefits related to employees in software engineering, facilities-related expenses, and information technology associated with supporting those functions. Hosting costs consist of content streaming, maintaining our internet service and creating and serving advertisements through third-party ad servers. We make payments to third-party ad servers in the period in which the advertising impressions are delivered or click-through actions occur, and accordingly records this as a cost of revenue in the related period. We incur product development expenses primarily for improvements to our, the apps, development of new advertising products and development and enhancement of the guide and streaming system. Product development costs are generally expensed as incurred. Certain website development and internal use software development costs may be capitalized when specific criteria are met. In such cases, the capitalized amounts are amortized to cost of revenue over the useful life of the related application once the application is placed in service.

Impairment of Long-lived Assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable as prescribed by ASC Topic 360-10-05. “Property, Plant and Equipment”. If the carrying amount of the asset, including any intangible assets associated with that asset, exceeds its estimated undiscounted net cash flow, before interest, we will recognize an impairment loss equal to the difference between it carrying amount and its estimated fair value. As of the fiscal years ended June 30, 2023 and June 30, 2022, we recognized $0 and $2,900,709, respectively, in impairment losses, as the carrying amount exceeded the assets’ estimated undiscounted net cash flows.

Sales and Marketing

Sales and marketing consist primarily of contracts with third-party operators as well as employee-related costs, including, and commissions related to employees in sales, sales support and marketing departments. In addition, sales and marketing expenses include external sales and marketing expenses such as third-party marketing, branding, advertising, public relations expenses, commissions, facilities-related expenses, and infrastructure costs.

Fair Value of Financial Instruments

We account for financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

Level 1 — quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 — observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 — assets and liabilities whose significant value drivers are unobservable.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) attributable to all classes of common shareholders of the Company by the weighted average number of shares of all classes of common stock outstanding during the applicable period. Diluted earnings (loss) per share is determined in the same manner as basic earnings (loss) per share, except that the number of shares is increased to include restricted stock still subject to risk of forfeiture and to assume exercise of potentially dilutive stock options using the treasury stock method, unless the effect of such increase would be anti-dilutive.

The following table provides the number of common stock equivalents not included in diluted income per share, because the effects are anti-dilutive, for the three months ended September 30, 2023 and 2022, respectively:

	For the Three Months Ended September 30,
	2023	2022
Convertible debt and liabilities	30,228,376	24,446,641
Options	1,615,324	1,792,176
Warrants	26,112,174	22,473,564
Total	57,955,874	48,712,381

Stock Based Compensation

Stock based compensation issued is measured at the date of grant based on the estimated fair value of the award, net of estimated forfeitures. The grant date fair value of a stock-based award is recognized as an expense over the requisite service period of the award on a straight-line basis. We will recognize compensation expense, measured as the fair value of the stock-based compensation on grant date, when a performance condition is considered probable of occurring. For purposes of determining the variables used in the calculation of stock-based compensation issued to employees, we perform an analysis of current market data and historical data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, we use these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of warrants granted any fluctuations in these calculations could have a material effect on the results presented in our Statements of Operations. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on our financial statements.

Loss Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to us but which will only be resolved when one or more future events occur or fail to occur. Our management and legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against us or unasserted claims that may result in such proceedings, our legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in our financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Modifications to Equity-classified Instruments

In accounting for modifications of equity-classified warrants, it is our policy to determine the impact by analogy to the share-based compensation guidance of ASC 718, Compensation - Stock Compensation (“ASC 718”). The model for a modified share-based payment award that is classified as equity and remains classified in equity after the modification is addressed in ASC 718-20-35-3. Pursuant to that guidance, the incremental fair value from the modification is recognized as an expense in the statements of operations to the extent the modified instrument has a higher fair value; however, in certain circumstances, such as when an entire class of warrants are modified, the measured increase in fair value may be more appropriately recorded as a deemed dividend, depending upon the nature of the warrant modification.

Recently Issued Accounting Pronouncements

In June 2020, the FASB issued ASU No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40). This standard eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. For public business entities, it is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years using the fully retrospective or modified retrospective method. Early adoption is permitted but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company adopted ASU 2020-06 in the first quarter of fiscal year 2023 using the modified retrospective method of transition which allows for a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. As a result, the cumulative effect of the accounting change increased the carrying amount of the convertible notes, net by $2,963,799, increased retained earnings by $1,530,468, and reduced additional paid-in capital by $4,494,267.

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies that we adopt as of the specified effective date. We do not believe that the impact of recently issued standards that are not yet effective will have a material impact on our financial position or results of operations upon adoption.

DESCRIPTION OF THE BUSINESS

Overview

We are an entertainment-based content discovery, aggregation and management company that provides SmartGuide® digital interactive technology for consumers to organize today’s numerous sources of online media similar to a traditional on-screen television, or TV, guide. Initially, we licensed our technology to Telebrands Corp., or Telebrands, who distributed subscriptions to consumers through retailers under the brand known as Rabbit TV from 2012 through 2016. In July 2016, we began offering our product directly to consumers under our own brand, SelectTV. In October 2019, we began selling subscriptions to SelectTV as a direct-to-consumer retail product in the form of a packaged “cord cutting kit” through TV Infomercials, utilizing a toll-free phone number and ecommerce ordering system, with delivery of the product to consumers via the United States (U.S.) Postal Service.

In October 2022, due to falling retail sales through our retail big box channels following the covid outbreak and increasing difficulties in global supply chain management, the former SelectTV.com paid subscription service and packaged SelectTV Streaming TV Kits were terminated. We rebranded as FreeCast.com and unveiled a free registration subscription model. Our revenue streams include subscription revenue from additional monthly content bundles, product revenue from selling digital high-definition TV antennas, and other revenue from licensing, advertising, and referral fees.

We also distribute numerous licenses to retail, device manufacturers/distributors (mobile, tablets, set top boxes, “smart” TV’s, streaming equipment, gaming systems), as well as co-branding for hotel/hospitality, broadband carriers, telecommunications, and promotion companies.

The following table shows the aggregate number of subscribers at the end of each fiscal period presented in this prospectus.

	Fiscal Year Ended June 30,		Three Months Ended September 30,
Subscribers	2023	2022(3)	2023	2022
Ad-Supported (1)	734,367	541,776	815,337	554,567
Paid (2)	7,969	0	11,128	0
Total Subscribers:	742,336	541,776	826,465	554,567

(1)	As of July 1, 2022, all subscribers’ accounts were converted to a free account, allowing every subscriber to view content on our platform for free while being exposed to advertisements.
(2)	As of April 11, 2023, we started offering pay-per-view content and packages consisting of third-party premium channels to which subscribers could upgrade for a fee that varies by the content or packages purchased.
(3)	Prior to converting all subscribers to a free account as of July 1, 2022, we had 203,119 subscribers who paid a monthly subscription fee to use our platform to view content, and 338,657 subscribers who did not pay a monthly subscription fee to use our platform.

The basis of our service platform is our proprietary content aggregation technology that automatically crawls the Internet to locate commercial-quality entertainment content from thousands of sources, including free, paid and subscription-based content. Additionally, we subscribe to the top entertainment data services such as Gracenote (owned by Nielson), Xperi, and Reelgood whom provide real-time updates. Our technology then sorts through and manages all available commercial-quality digital media, including both live and on-demand video from free, subscription and pay-per-view (PPV) services. All of this information is then incorporated into our interactive SmartGuide presented to consumers in a familiar easy-to-use cable-like TV guide via the Internet and as a software application, on all Wi-Fi enabled devices.

The SmartGuide uses images and related information on customized guide pages to provide subscribers with an easy way to explore all of the available media choices from one centralized account, regardless of the device or location. Upon selecting content to consume, the subscriber is directed to the original source of the content. If content is available for free, the subscriber is transferred to the website providing the content. If content is available through a subscription service (such as Netflix or Hulu), we allow the subscriber to log-in to the service through our SmartGuide and the subscriber is then directed to the subscription service’s website. If the content is PPV, the subscriber is directed to the page requiring payment for the PPV service. We do not manipulate or distribute the source content, and the provider of the content retains all rights to and management of content.

Because we link subscribers directly to third-party content sources and in no way manipulate, store, retransmit or distribute this content, we are not subject to licensing fees or restrictions by third-party content suppliers. We are not responsible for the availability or content of these external websites, nor do we endorse, warrant or guarantee the products, services or information described or offered. All logos and trademarks used in the guide are the sole property of their respective owners. We believe that this is a complementary relationship in which we directly supply free traffic to content suppliers, much like the print-based model employed by TV Guide in past decades.

Our SmartGuide technology is currently available on computers, “smart” phones, tablets, streaming devices and “smart” TV’s. It is available directly to consumers, branded as FreeCast.com, and will also be distributed by third parties, both as FreeCast.com and under other licensed brand names and partnerships.

Industry Overview

The way people consume entertainment has changed dramatically in recent years. The global digital media market, which includes cable and satellite TV as well as Internet-based subscription services like Sling TV, Netflix, Hulu, Disney+, Apple and Amazon. The global video streaming market size was valued at $455.45 billion in 2022 and is projected to grow from $554.33 billion in 2023 to approximately $1.9 trillion by 2030, exhibiting a compounded annual growth rate of 19.3% during the forecast period as reported by Fortune – Business Insights. Due in part to the continued decline of traditional cable and satellite TV households; excluding virtual Multichannel Video Programming Distributors, which deliver live TV over the internet.

Audiences increasingly cancel their pay TV subscriptions, and after almost a decade of gradual decline, the number of pay TV households in the U.S. dropped to 65.1 million in 2022. According to the latest data reported by Statista, around half of U.S. households do not have a traditional TV subscription, a trend that is already transforming the pay TV landscape and its players. By 2027, PwC’s Global Entertainment & Media Outlook 2023-2027 predicts millions more U.S. homes will have walked away, reducing total penetration to 49.9 million, down from almost 100 million as recently as 2016, meaning pay TV will be present in just 38% of total U.S. homes.

Meanwhile, it is clear that connected TVs (TVs that can be connected to the internet and access content beyond what is available via the normal offering from a cable provider, or other devices that use a TV as a display and can connect to the internet to access content) and OTT (Over-the-Top, which refers to film and television content provided via a high-speed Internet connection rather than a cable or satellite provider) are growing faster than ever. As of April 2023, according to Statista, the number of OTT video users worldwide stood at around 3.5 billion, with penetration rates surging in countries like the United Kingdom, Canada, and the U. S.

Furthermore, while consumers used to be able to watch a particular television program on a particular channel at a particular time (also known as broadcast tv), the majority of consumers now watch television in a digital streaming fashion. Broadcast usage decreased to 20%, down 5.4% year over year. Streaming services, on the other hand, accounted for 38.7% of total U.S. TV usage, a new record high for the category. Streaming usage has sky-rocketed 25.3% in the past year from 2022 to 2023, as reported by Statista.

Options are great for consumers when it comes to deciding what to watch, but they are also decidedly complicated for an industry that continues to fragment and search for unique ways to influence consumer behavior. According to the Nielsen MediaTech Trender, 33% of adults have a rough idea what they want to watch, but are not exactly sure, and 22% do not know what they want to watch before tuning in. These habits vary by age; adults 18-34 are most open to browsing for content, as 30% have no idea what to watch and 40% have a rough idea beforehand.

We expect the trends toward digital streaming video consumption to continue and believe that we are uniquely positioned to take advantage of this market with our products.

Sources of Revenue

We derive revenue from the following sources:

●	For subscribers who sign up using our free registration subscription service, we offer a variety of content provider bundles for an additional monthly fee ranging from $2.99 to $19.99;

●	We also earn fees when subscribers make one-time purchases of any pay-per-view (PPV) media through our SmartGuide;

●	We receive a fee for advertising on our guide pages provided, and for in-video/pre-roll ads by Google, pursuant to the standard terms and conditions of Google’s AdSense program;

●	We receive fees through affiliate programs for content providers that have such programs for PPV programs that are purchased through our SmartGuide; and

●	We receive fees for third-party related products (such as antennas or streaming devices to connect to a subscriber’s television) that are purchased through our SmartGuide.

In Development

We continue to advance our technology stack with client/customer services, all of which are anticipated to bring value-added features and revenues to us, including the following:

We have announced a plan to launch FreeCast Home, a network attached streaming device which receives local over-the-air (OTA) broadcast channels, combined with FreeCast current streaming services, delivering free services to all Wi-Fi-enabled video devices in the home where FreeCast’s freely downloadable app is installed and utilized. This program intends to introduce a newly designed, lower cost device, with inclusion of 5G internet bandwidth delivery, currently in development.

We are developing a hyper-targeted data advertising platform based on a consumer’s combined “experiential data journey” across all streaming services, allowing us to identify both a consumer’s interests and areas of disinterest, in order to serve the highest-value ads. Plus, advanced recommendations for media content that would be of specific interest to the consumer.

A Global Services and Content Management System is being constructed under a partnership with Amazon’s AWS to onboard media content programmers, digital broadcast channels, and subscription video on demand brands with an instant, turnkey operations, and advertising platform for servicing their subscriptions or channels to non-US global countries.

Channel Builder (FASTChannels) – End-to-end software solution for development of digital (Free Ad-Supported TV) FAST channels with robust support for leading advertising formats in addition to distribution technology that allows for integration to all major providers (OTT, OTA, etc.). Existing robust integrations with leading dynamic advertising insertion (DAI) solutions and internal cross platform hyper-targeted DAI solutions enable this platform to monetize at a rate higher than traditional TV

Our Competitive Strengths

We believe that we have a number of distinct advantages over competitors and are well positioned to fill the gaps in key market segments:

●	While traditional TV providers rely on fixed terrestrial hardwired infrastructure and first-party or proprietary devices and software ecosystems, our service is delivered via the Internet.

●	Most of the products of our competitors are often limited in terms of the library of content available. For example, Netflix does not provide the same content as Amazon Prime, and neither will direct a subscriber to content available on the competing service. Because our SmartGuide catalogues content but does not distribute any content, we are able to direct subscribers to any service that has the program they would like to watch available, whether free or fee based.

●	Many of our competitors provide services that are often tied to a single home-based device. Our SmartGuide, however, is device agnostic and may be used on any device with Internet access, thanks to a robust web-based interface and apps available on major platforms including Android TV.

●	Unlike competitors, our subscribers continue to generate post-sale revenue through advertising on our guide pages and payments made to us through affiliate programs if subscribers purchase media or other hardware products through our service.

Our Growth Strategies

Through FreeCast.com, brand partners, and/or co-branding, we plan to accelerate our licensing platform to device makers, bandwidth providers, MDU properties, and other large communities of users, giving them a no-cost monetizable means to offer a competitive TV service to their customers without a large investment in new infrastructure.

Our growth strategy includes offering our FreeCast Home device, Value Channel bundle subscription service, other third-party subscriptions, pay-per-view, and advertising opportunities to these co-partnered users in exchange for negotiated commissions.

We launched DAI and our FAST (Free Advertising Supported TV) Channel Builder in early 2023, which we anticipate will increase advertising revenue and breadth of content across our platform with partner channel launches beginning January 2024.

We are completing testing of our fully integrated virtual wallet system, MediaPay, and expect to launch it in late 2023 or January 2024. MediaPay will allow our subscribers to manage all subscriptions and billings with easy cancelation. This unified payment for subscriptions and entertainment services along with our initiative to license our platform to global bandwidth distributors and content providers in various countries should reduce subscriber churn and increase revenue.

We are developing extensive relationships with mobile device manufacturers and distributors for preloading of FreeCast streaming TV services platform in mobile “smart” phones in exchange for negotiated commissions.

Competition

While there are many players in the online video space, our offering is unique and thus does not currently have direct, analogous competitors. Generally, any provider of online media that may appear to compete with us often in fact enjoys a mutually beneficial relationship, where their offering is captured and catalogued by our SmartGuide, which benefits our service, and we in turn send traffic and eyeballs to them as a result.

There are, however, several entities that provide services that are similar to the individual features or components of our own SmartGuide. They include:

●	Amazon Prime Video, through which Amazon also sells packages of content from HBO, Showtime, and others, which appear within the same interface for Prime Video subscribers.

●	Viacom’s PlutoTV business, which assembles online content from various sources into linear channels which are made available online, similar to the Live Channels offering within SelectTV.

●	Websites like Yidio and CanIStream.It that function as basic media search engines and point users to legal streaming sources of specified shows and movies.

●	Roku, TiVo, Amazon’s FireTV and Apple TV, which are devices that aim to serve as media managers, though these are all hardware-centric solutions and little more than app managers, in contrast to our device-agnostic approach and unified media interface for all content.

As competition in the online television space increases, we expect this to strengthen the value proposition of our product, making it more appealing to potential commercial partners and to consumers as well.

Operations

FreeCast licenses extensive entertainment data from Gracenote (a Nielsen company) and Reelgood. This data is to create the most comprehensive and up-to-date catalog of content from thousands of sources directly available from the World Wide Web by using in combination with FreeCast’s own proprietary aggregation technology. The links are then compiled into our SmartGuide for use by our subscribers. We market our service through various channels, including online advertising, broad-based media, such as television and radio, as well as various strategic partnerships. We utilize the services of third-party cloud computing providers, more specifically, Amazon Web Services.

The initial two-year term of the Gracenote license agreement began on March 25, 2019. The license agreement automatically renews for successive one-year terms, unless either party notifies the other in writing at least 90 days before the end of the initial or renewal term of its desire to not renew, in which event the license agreement expires at the end of the then-current term. Gracenote may also terminate the license agreement in the event of a change of control that results in us controlling, or being controlled by, or being under common control with, any competitor or customer of Gracenote or its affiliates. Gracenote may also terminate the license agreement or cease providing data to us if we fail to pay any invoice within 60 days after we receive such invoice. We pay Gracenote a monthly license fee of $5,210, which increases to $7,500 when we reach 750,001 active monthly users. After the initial two-year term, the monthly license fee increases by five percent with each anniversary of the beginning date.

The initial one-year term of the Guidebox/Reelgood license agreement began on February 1, 2019. The license agreement automatically renews for successive one-year terms, unless either party notifies the other in writing at least 30 days before the end of the initial or renewal term of its desire to not renew, in which event the license agreement expires at the end of the then-current term. Either party may terminate the license agreement if the other party fails to cure a material breach of the license agreement within 30 days after the non-breaching party provides written notice of such breach. Guidebox/Reelgood may also terminate the license agreement upon a change of majority control of our current owners by sale of stock or assets, merger or otherwise. We pay Guidebox/Reelgood a monthly license fee that fluctuates depending on the data we request, with a minimum monthly fee of $5,000.

Seasonality

Our subscriber growth exhibits a seasonal pattern that reflects variations in when consumers buy Internet-connected devices and when they tend to increase video watching. As a consequence, subscriber growth is generally greatest in the fourth and first quarters (October through March), slowing in the second quarter (April through June) and then accelerating in the third quarter (July through September).

Employees

As of June 30, 2023, we had 40 full-time employees, one part-time employee and 50 contract employees. Our employees are not covered by a collective bargaining agreement, and we consider our relations with our employees to be good.

Marketing

Our product is marketed and sold online through our website, FreeCast.com, and through various affiliates who may distribute the product or a branded version of the underlying SmartGuide.

The product is also be marketed through traditional pay-per-click, social and online advertising networks such as Google Adwords, Bing, Facebook, Twitter, and others, along with organic search engine optimization, or SEO, methods. We are also establishing licensing partnerships through compatible service providers, such as bandwidth resellers, telecommunications providers, device manufacturers and media marketing partners. Commercially, we intend to market to MDU companies who manage or develop apartments, condominiums, student housing, planned communities, and the hospitality sector (hotels, short stay).

Facilities

Our headquarters are located in approximately 10,080 square feet of a building located in Orlando, Florida for which we pay $10,038 per month, with 5% annual increases, which includes the proportionate share of operating expenses (as defined in the lease). On October 31, 2023, we entered into a First Amendment to our lease agreement for our headquarters with Anson Logistics Assets LLC. The amendment extends the term of our lease until October 31, 2028.

Intellectual Property

Our intellectual property consists of:

●	Our Media Content Management System by which we organize and deliver content to our customers.

●	Our Web Bot Media Crawler which gathers online content, including free, PPV, and subscription-based media.

●	Our Media & Link Validator which ensures reliability of the content offered by our service.

Our Media Content Management System is our proprietary technology (which we purchased from Nextelligence on January 2, 2015). Our Web Bot Media Crawler and Media & Link Validator are web-based applications that install in the end-user’s browser and any supported email functions or chat functions with search and certain other features (the “Technology”). The Technology is licensed to us by Nextelligence pursuant to a Technology License and Development Agreement we entered into with Nextelligence on June 30, 2011, which was amended and restated on October 19, 2012, amended on July 1, 2013, amended and restated a second time on July 31, 2014 and further revised to terminate all payments to Nextelligence pursuant to the agreement, effective on June 30, 2016 (the “Technology Agreement”).

In connection with the Technology Agreement, we issued 20,004,000 shares of our common stock to Nextelligence. The Technology Agreement expires on June 30, 2054, unless it’s terminated earlier based on termination events as defined in the Technology Agreement.

Although we have an exclusive license to the Technology pursuant to the Technology Agreement, including any improvements, modifications, maintenance or enhancements thereto, the Technology is owned by Nextelligence and we are not permitted to alter or enhance the Technology. Therefore, any alteration or enhancement of the Technology developed by our CEO who is also the controlling shareholder of Nextelligence, will be owned by Nextelligence. We could lose our right to use such Technology in the event of, among other things, a breach of the Technology Agreement, our bankruptcy or insolvency, or a change of control in us. The Technology Agreement provides that we and Nextelligence must keep the other’s proprietary information confidential.

We rely on a combination of trademark, fair trade practice, copyright and trade secret protection laws, as well as confidentiality procedures and contractual provisions, to protect our intellectual property rights. We also enter into confidentiality agreements with our employees and any third parties who may access our proprietary information, and we rigorously control access to our proprietary technology and information. We may seek to patent certain of our intellectual property in the future.

Legal Proceedings

US Premium Finance v. FreeCast, Inc. and Willaim Mobley, 2018-CA-004938-O, State of Florida, County of Orange, Ninth Judicial Circuit. In May 2018, US Premium Finance (“USPF”) sued us and our chief executive officer, William A. Mobley, Jr. for nonpayment of a settlement agreement arising from a collection lawsuit involving two USPF loan agreements. These agreements, which we learned after entered into, were the product of the same loan scheme at the center of a lawsuit filed in August 2022 against us and Mr. Mobley by CEBV, LLC. In its lawsuit, CEBV alleged that we and Mr. Mobley had received proceeds from a purported loan fraud scheme perpetrated by various third parties. No loans were made to us or Mr. Mobley, and the court dismissed CEBV’s case against us and Mr. Mobley on August 2, 2023 without prejudice. In November 2019, we settled the lawsuit with USPF, in which we agreed to pay $1,000,000 in various installments, with the last payment of $650,000 due on December 5, 2022. We failed to make the final payment, and on December 28, 2022, USPF filed a motion for default judgment for damages in the amount of $662,893.75 (the “Damages”), which was granted on January 2, 2023. We filed motions to set aside the judgment, for rehearing and for evidentiary hearing on January 17, 2023, all of which were denied by the court in an order entered on December 7, 2023. Even though our most recent motions were denied, we continue to believe that the claims made by USPF are without merit. We intend to continue our pursuit to prove USPF is involved in a national banking fraud scheme, and that the settlement we reached was done so before we learned that the loans issued by USPF to us were part of this scheme. If we fail in our pursuit, we will be required to pay the Damages, plus accrued interest thereon at the rate of 4.75% per annum. Since obtaining the default judgment on January 2, 2023, USPF has yet to request, seek, or enforce payment of the Damages. The ultimate outcome of this litigation cannot presently be determined. However, in management’s opinion, the likelihood of a material adverse outcome is remote. Accordingly, adjustments, if any, that might result from the resolution of this matter have not been reflected in the financial statements. We have $650,000 included in Notes payable – current portion on the accompanying balance sheet as of September 30, 2023 for the last payment of $650,000 due on December 5, 2022.

Other Information

We were incorporated on June 21, 2011 in the State of Florida. Our principal executive offices are located at 6901 TPC Drive, Suite 200, Orlando, Florida 32822. Our telephone number is (407) 374-1603.

We maintain two websites, www.FreeCast.com and www.SmartGuide.tv. The information contained on our websites is not, and should not be interpreted to be, a part of this prospectus.

Emerging Growth Company Status

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, which we refer to as the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements that are applicable to other companies that are not emerging growth companies. Accordingly, we have included detailed compensation information for only our three most highly compensated executive officers and have not included a compensation discussion and analysis of our executive compensation programs in this prospectus. In addition, for so long as we are an “emerging growth company,” we will not be required to:

●	engage an auditor to report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes–Oxley Act;

●	comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay,” “say-on-frequency,” and “say-on-golden parachutes;” or

●	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparison of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an “emerging growth company” can use the extended transition period for complying with new or revised accounting standards, which we have elected to take advantage of.

We will remain an “emerging growth company” until the earliest to occur of:

●	our reporting $1.07 billion or more in annual gross revenues;

●	our issuance, in a three-year period, of more than $1 billion in non-convertible debt;

●	the end of the fiscal year in which the market value of our common stock held by non-affiliates exceeds $700 million on the last business day of our second fiscal quarter; and

●	June 30, 2029.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers, key employees and directors as of the date of this Registration Statement.

Name	Age	Position

William A. Mobley, Jr.	60	Chief Executive Officer and Chairman of the Board of Directors

Jonathan D. Morris	47	Chief Financial Officer; Director

Gary Engel	53	Chief Marketing Officer

David Gust	63	Director

None of the events listed in Item 401(f) of Regulation S-K has occurred during the past ten years and that is material to the evaluation of the ability or integrity of any of our directors, director nominees or executive officers. The following is a brief biography of each of our named executive officers and directors. Mr. Mobley and Mr. Engel each currently works full-time for us, and Mr. Morris works part-time for us. We have no reason to believe that will change in the foreseeable future.

William A. Mobley, Jr. founded our Company in 2011 and has served as our Chief Executive Officer and Chairman of our board of directors since then. Before founding FreeCast, in 1999, Mr. Mobley formed Nextelligence, Inc., a technology solution and business management expertise provider, of which he is the Chief Executive Officer, a director and majority shareholder. Additionally, between 1993 and 2008, Mr. Mobley founded and was an officer and director of a number of online business solution companies, including Web2 Corp, Personal Portal Online, and World Commerce Online, and online media companies, including MegaMedia Networks and ImageCafe.com. Based on Mr. Mobley’s role as our founder, his position as the Chief Executive Officer, and his executive level experience in Internet-based media industry, our board of directors believes that Mr. Mobley has the appropriate set of skills to serve as a member of the board.

Jonathan Morris has served as our Chief Financial Officer and a member of our board of directors since May 29, 2020. Mr. Morris has over 23 years of experience as a finance executive, principal, operator and advisor. In addition to being a full-time employee of FreeCast and serving as our Chief Financial Officer, Mr. Morris advises several newly organized blank check companies on a limited basis as a consultant and an officer. He holds the title of Chief Financial Officer with Twelve Seas Investment Company II (where he also serves as a director) and Twelve Seas Investment Company IV TMT, and the title of Chief Development Officer with TLG Acquisition One Corp. Mr. Morris also advises and holds the title of Chief Financial Officer for Hush Aerospace LLC, a small private start-up company. Prior to joining us, Mr. Morris served as Chief Financial Officer at Imageware Systems, Inc. from May 2020 to December 2020, and from August 2015 to February 2020 he led principal investments and structuring as President and Senior Managing Director at a large private family office. Prior to that, at Blackstone Group, Inc., he focused on telecom and technology investments and served on the board of SunGard AS. From 2005 to 2012 Mr. Morris was part of the TMT Investment Banking Group of Credit Suisse. Mr. Morris began his career in 1997 within the private equity division of Lombard, Odier et Cie, private bank in Switzerland and subsequently went to work as an associate at GAIN Capital, a currency hedge fund from 1999 to 2003. Mr. Morris earned his B.S. in Economics and Finance from the University of Virginia and his M.B.A. from Georgetown University. Based on Mr. Morris’ position as the Chief Financial Officer, and his executive level financial experience, our board of directors believes that Mr. Morris has the appropriate set of skills to serve as a member of the board.

Gary Engel has served as our Chief Marketing Officer since May 1, 2023. Prior to joining us, Mr. Engel served as Director of Owned Media, DTC Marketing, Subscriber Growth and Media at Warner Bros. Discovery, Inc. since November 2018, where he was responsible for meeting subscriber and revenue targets within established ROI constraints as well as strategize and execute marketing plans for acquisition and retention of subscribers for HBO Max and Discovery +. Prior to that, Mr. Engel worked for A+E Networks from May 2007 to December 2017 serving in different capacities, including as Vice President, Marketing Analytics from September 2014 to December 2017 and Vice President, Linear, Digital and DTC Media Planning and Strategy from May 2007 to September 2014. Mr. Engel earned his B.A. in Economics from the State University of New York at Albany.

David Gust has served as a member of our board of directors since May 31, 2013. Since January 1, 2021, Mr. Gust has held the position of Chief Executive Office of Alternative Claims Management in Winter Park, Florida, and since February 2019, Mr. Gust has also served as Managing Director and Chief Financial Officer for Frontline Performance Group From October 2006 to February 2019, Mr. Gust held the position of vice president at Hilton Worldwide, Inc., working in marketing innovation and new product introduction. Prior to Hilton, Mr. Gust was the Chief Executive Officer of MegaMedia Networks/MegaChannels.com, an online streaming video portal for 2 years, Vice President at Hard Rock International, leading the brand management of 104 cafes in 34 countries for almost 4 years, and with the Walt Disney Company for over 13 years, most recently as the Vice President of Business Development, working on such projects as Disney Vacation Club, ESPN Zone, EuroDisney, Walt Disney World Master Planning, and the infrastructure development of various resorts. Mr. Gust received a bachelor’s degree in finance from Eastern Illinois University. Based on Mr. Gust’s extensive experience in and in-depth understanding for marketing, our board of directors believes that Mr. Gust has the appropriate set of skills to serve as a member of the board.

Family Relationships

There are no family relationships among our directors or executive officers.

Director Independence

Nasdaq rules require a majority of a listed company’s board of directors to be comprised of independent directors within one year of listing. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent and that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Exchange Act. We expect to appoint two additional directors who are independent under Nasdaq rules to our board of directors subject to and effective upon the listing of our common stock on Nasdaq.

Our board of directors has reviewed the independence of our directors, as well as our director nominees who will join our board of directors upon the closing of the offering, based on the listing standards of Nasdaq. Based on this review, our board of directors determined that Mr. David Gust is independent within the meaning of Nasdaq rules. In making this determination, our board of directors considered the relationships that this non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining his independence. As required under applicable Nasdaq rules, we anticipate that our independent directors will meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

Our board of directors has established standing committees in connection with the discharge of its responsibilities. These committees include an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Our board of directors has adopted a written charter for each of the committees addressing the respective committee’s purpose and responsibilities. Upon the listing of our common stock on Nasdaq, a copy of the charters for each of these three committees will be available on our website. Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Audit Committee

The Audit Committee will be responsible for, among other matters:

●	appointing, compensating, retaining, evaluating, terminating, and overseeing our independent registered public accounting firm;

●	discussing with our independent registered public accounting firm the independence of its members from its management;

●	reviewing with our independent registered public accounting firm the scope and results of their audit;

●	approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

●	overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the interim and annual financial statements that we file with the SEC;

●	reviewing and monitoring our accounting principles, accounting policies, financial and accounting controls, and compliance with legal and regulatory requirements;

●	coordinating the oversight by our board of directors of our code of business conduct and our disclosure controls and procedures

●	establishing procedures for the confidential or anonymous submission of concerns regarding accounting, internal controls or auditing matters; and

●	reviewing and approving related-person transactions.

Upon the listing of our common stock on Nasdaq, our Audit Committee will consist of Mr. David Gust. Rule 10A-3 under the Exchange Act require us to have one independent Audit Committee member upon the listing of our common stock, a majority of independent directors within 90 days of the date of this prospectus and all independent Audit Committee members within one year of the date of this prospectus. Our board of directors has affirmatively determined that Mr. David Gust meets the definition of “independent director” for purposes of serving on an Audit Committee under Rule 10A-3 and Nasdaq rules. Our board of directors has determined that none of our independent directors qualify as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Compensation Committee will be responsible for, among other matters:

●	reviewing key employee compensation goals, policies, plans and programs;

●	reviewing and approving the compensation of our directors and executive officers;

●	reviewing and approving employment agreements and other similar arrangements between us and our executive officers; and

●	appointing and overseeing any compensation consultants or advisors.

Upon the listing of our common stock on Nasdaq, our Compensation Committee will consist of Mr. David Gust. The Nasdaq rules require us to have one independent Compensation Committee member upon the listing of our common stock, a majority of independent directors within 90 days of the date of this prospectus and all independent Compensation Committee members within one year of the date of this prospectus.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee will be responsible for, among other matters:

●	identifying, reviewing and evaluating candidates to serve on our board of directors consistent with criteria approved by our board of directors;

●	evaluating director performance on our board of directors and applicable committees of our board of directors and determining whether continued service on its board of directors is appropriate;

●	evaluating, nominating and recommending individuals for membership on our board of directors; and

●	evaluating nominations by shareholders of candidates for election to our board of directors.

Upon the listing of our common stock on Nasdaq, our Nominating and Corporate Governance Committee will consist of Mr. David Gust. The Nasdaq rules require us to have one independent Nominating and Corporate Governance Committee member upon the listing of our common stock, a majority of independent directors within 90 days of the date of this prospectus and all independent Nominating and Corporate Governance Committee members within one year of the date of this prospectus.

Risk Oversight

Our board of directors will oversee a company-wide approach to risk management. Our board of directors will determine the appropriate risk level for us generally, assess the specific risks faced by us and review the steps taken by management to manage those risks. While our board of directors will have ultimate oversight responsibility for the risk management process, its committees will oversee risk in certain specified areas.

Specifically, our Compensation Committee will be responsible for overseeing the management of risks relating to our executive compensation plans and arrangements, and the incentives created by the compensation awards it administers. Our Audit Committee will oversee management of enterprise risks and financial risks, as well as potential conflicts of interests. Our board of directors will be responsible for overseeing the management of risks associated with the independence of our board of directors.

Term of Office

Our amended and restated articles of incorporation provide that our board of directors will be classified into three classes of directors as nearly equal in number as possible, designated: Class I, Class II and Class III, with each director serving for a term ending on the date of the third succeeding annual meeting following the annual meeting at which such director was elected, or until their successor shall have been duly elected and qualified. Mr. Mobley’s current term as a director was to end on the date of our annual meeting in 2021. However, since we did not have an annual meeting after our fiscal years ended June 30, 2021, 2022 or 2023, Mr. Mobley’s current term as a director ends on the date of our next annual meeting. Mr. Gust’s current term as a director was to end on the date of our annual meeting in 2022, however it will now end on the date of our annual meeting immediately following our next annual meeting. Mr. Morris’ current term as a director was to end on the date of our annual meeting in 2023, however it will now end on the date of our annual meeting immediately following the annual meeting at which Mr. Gust’s current term as a director ends.

Compensation Committee Interlocks and Insider Participation

All compensation and related matters after the listing of our common stock on Nasdaqwill be reviewed by our Compensation Committee.

Code of Business Conduct and Ethics

Upon or prior to the listing of our common stock on Nasdaq, our board of directors will adopt a Code of Business Conduct and Ethics that applies to our directors, officers and employees. Upon the listing of our common stock on Nasdaq, a copy of this code will be available on our website. We intend to disclose on our website any amendments to the Code of Business Conduct and Ethics and any waivers of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller or persons performing similar functions.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information regarding the compensation paid during the fiscal years ended June 30, 2023 and 2022 to our principal executive officer, principal financial officer and certain of our other executive officers, who are collectively referred to as “named executive officers” elsewhere in this prospectus.

Name and Principal Position	Year	Salary		Bonus	Option Awards		All Other Compensation		Total

William A. Mobley, Jr.	2023	$250,000		$-	$-		$30,000	(1)	$280,000
Chief Executive Officer	2022	$250,000		$-	$-		$30,000	(1)	$280,000

Jonathan Morris	2023	$250,000		$-	$-		$-		$250,000
Chief Financial Officer	2022	$250,000		$-	$-		$-		$250,000

Gary Engel	2023	$32,308	(2)	$-	$7,666	(3)	$-		$39,974
Chief Marketing Officer	2022	$-		$-	$-		$-		$-

(1)	Consists of an automobile allowance.

(2)	Employment began May 1, 2023, represents pro-rata annual salary of $210,000.

(3)	Represents a warrant to purchase 25,000 shares of our common stock, exercisable at $3.00 per share, issued in connection with entering into an employment agreement, effective May 1, 2023. The warrant vests ratably over 12 months and may be exercised in whole or in part at any time or from time to time from the vesting date up to and including May 1, 2026.

Equity Compensation Plan Information

The following table sets forth information as of June 30, 2023 about shares of our common stock outstanding and available for issuance under our 2021 Incentive Award Plan.

	Number of securities to be issued upon exercise of outstanding options and rights	Weighted- average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under the current equity compensation plan
2021 Incentive Award Plan (1)(2)	1,615,324	$2.00	4,384,676

(1)	Plan was approved by our board of directors on June 25, 2021 for officers, employees, directors and consultants, and was approved by our shareholders on June 10, 2022.

(2)	The plan authorizes the granting of stock options and other awards to purchase up to 6,000,000 shares of our common stock.

2021 Incentive Award Plan

We have adopted a 2021 Incentive Award Plan (“Award Plan”), which became effective on June 25, 2021 and was approved by our shareholders on June 10, 2022. The principal purpose of the Award Plan is to attract, retain and motivate selected employees, consultants and directors through the granting of stock-based compensation awards and cash-based performance bonus awards. The material terms of the Award Plan are summarized below.

Share Reserve. Under the Award Plan, 6,000,000 shares of our common stock will be initially reserved for issuance pursuant to a variety of stock-based compensation awards, including stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance bonus awards, performance stock unit awards, dividend equivalents or other stock or cash-based awards.

The following counting provisions will be in effect for the share reserve under the Award Plan:

●	to the extent that an award expires, lapses or is terminated, converted into an award in respect of shares of another entity in connection with a spin-off or other similar event, exchanged for cash, surrendered, repurchased or cancelled, in any case, in a manner that results in the company acquiring the underlying shares at a price not greater than the price paid by the participant or not issuing the underlying shares, such unused shares subject to the award at such time will be available for future grants under the Award Plan;

●	to the extent shares are tendered or withheld to satisfy any tax withholding obligation with respect to any award under the Award Plan, such tendered or withheld shares will be available for future grants under the Award Plan;

●	to the extent shares subject to stock appreciation rights are not issued in connection with the stock settlement of stock appreciation rights on exercise thereof, such shares will be available for future grants under the Award Plan;

●	the payment of dividend equivalents in cash in conjunction with any outstanding awards will not be counted against the shares available for issuance under the Award Plan; and

●	shares issued in assumption of, or in substitution for, any outstanding awards of any entity acquired in any form of combination by us or any of our subsidiaries will not be counted against the shares available for issuance under the Award Plan.

In addition, the sum of the grant date fair value of all equity-based awards and the maximum that may become payable pursuant to all cash-based awards to any individual for services as a non-employee director during any calendar year may not exceed $50,000.

Administration. The compensation committee of our board of directors is expected to administer the Award Plan unless our board of directors assumes authority for administration. The board of directors may delegate its powers to a committee, which, to the extent required to comply with Rule 16b-3, is intended to be comprised of “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The Award Plan provides that the board of directors or leadership development, belonging and compensation committee may delegate its authority to grant awards other than to individuals subject to Section 16 of the Exchange Act or officers or directors to whom authority to grant awards has been delegated.

Subject to the terms and conditions of the Award Plan, the administrator has the authority to select the persons to whom awards are to be made, to determine the number of shares to be subject to awards and the terms and conditions of awards, and to make all other determinations and to take all other actions necessary or advisable for the administration of the Award Plan. The administrator is also authorized to adopt, amend or rescind rules relating to administration of the Award Plan. Our board of directors may at any time remove the leadership development, belonging and compensation committee as the administrator and revest in itself the authority to administer the Award Plan.

Eligibility. Awards under the Award Plan may be granted to individuals who are then our officers, employees or consultants or are the officers, employees or consultants of certain of our subsidiaries. Such awards also may be granted to our directors. However, only employees of our company or certain of our subsidiaries may be granted incentive stock options, or ISOs.

Awards. The Award Plan provides that the administrator may grant or issue stock options, SARs, restricted stock, restricted stock unit awards, performance bonus awards, performance stock units, other stock- or cash-based awards and dividend equivalents, or any combination thereof. Each award will be set forth in a separate agreement with the person receiving the award and will indicate the type, terms and conditions of the award.

●	Nonstatutory Stock Options, or NSOs, will provide for the right to purchase shares of our common stock at a specified price which may not be less than fair market value on the date of grant, and usually will become exercisable (at the discretion of the administrator) in one or more installments after the grant date, subject to the participant’s continued employment or service with us and/or subject to the satisfaction of corporate performance targets and individual performance targets established by the administrator. NSOs may be granted for any term specified by the administrator that does not exceed ten years.

●	Incentive Stock Options, or ISOs, will be designed in a manner intended to comply with the provisions of Section 422 of the Code and will be subject to specified restrictions contained in the Code. Among such restrictions, ISOs must have an exercise price of not less than the fair market value of a share of common stock on the date of grant, may only be granted to employees, and must not be exercisable after a period of ten years measured from the date of grant. In the case of an ISO granted to an individual who owns (or is deemed to own) at least 10% of the total combined voting power of all classes of our capital stock, the Award Plan provides that the exercise price must be at least 110% of the fair market value of a share of common stock on the date of grant and the ISO must not be exercisable after a period of five years measured from the date of grant.

●	Restricted Stock may be granted to any eligible individual and made subject to such restrictions as may be determined by the administrator. Restricted stock typically may be forfeited for no consideration or repurchased by us at the original purchase price if the conditions or restrictions on vesting are not met. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Purchasers of restricted stock, unlike recipients of options, will have voting rights and will have the right to receive dividends, if any, prior to the time when the restrictions lapse; however, extraordinary dividends will generally be placed in escrow, and will not be released until restrictions are removed or expire.

●	Restricted Stock Units may be awarded to any eligible individual, typically without payment of consideration, but subject to vesting conditions based on continued employment or service or on performance criteria established by the administrator. Like restricted stock, restricted stock units may not be sold, or otherwise transferred or hypothecated, until vesting conditions are removed or expire. Unlike restricted stock, stock underlying restricted stock units will not be issued until the restricted stock units have vested, and recipients of restricted stock units generally will have no voting or dividend rights prior to the time when vesting conditions are satisfied.

●	Stock Appreciation Rights, or SARs, may be granted in connection with stock options or other awards, or separately. SARs granted in connection with stock options or other awards typically will provide for payments to the holder based upon increases in the price of our common stock over a set exercise price. The exercise price of any SAR granted under the Award Plan must be at least 100% of the fair market value of a share of our common stock on the date of grant. SARs under the Award Plan will be settled in cash or shares of our common stock, or in a combination of both, at the election of the administrator.

●	Performance Bonus Awards and Performance Stock Units are denominated in cash or shares/unit equivalents, respectively, and may be linked to one or more performance or other criteria as determined by the administrator.

●	Other Stock- or Cash-Based Awards are awards of cash, fully vested shares of our common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of our common stock. Other stock- or cash-based awards may be granted to participants and may also be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards. The administrator will determine the terms and conditions of other stock- or cash-based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

●	Dividend Equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are converted to cash or shares by such formula and such time as determined by the administrator. In addition, dividend equivalents with respect to an award subject to vesting will either (i) to the extent permitted by applicable law, not be paid or credited or (ii) be accumulated and subject to vesting to the same extent as the related award.

Any award may be granted as a performance award, meaning that the award will be subject to vesting and/or payment based on the attainment of specified performance goals.

The Award Plan also provides that unless otherwise provided by administrator or otherwise directed by the holder of an option or SAR, each vested and exercisable option and SAR outstanding on the automatic exercise date with an exercise price per share that is less than the fair market value per share as of such date will automatically be exercised on such date.

Adjustments of Awards. The administrator has broad discretion to take action under the Award Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations, and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our shareholders known as “equity restructurings,” the administrator will make equitable adjustments to the Award Plan and outstanding awards.

Change in Control. In the event of a change in control, unless the administrator elects to terminate an award in exchange for cash, rights or other property, or cause an award to accelerate in full prior to the change in control, such award will continue in effect or be assumed or substituted by the acquirer, provided that any performance-based portion of the award will be subject to the terms and conditions of the applicable award agreement. In the event the acquirer refuses to assume or replace awards granted, prior to the consummation of such transaction, awards issued under the Award Plan (other than any portion subject to performance-based vesting) will be subject to accelerated vesting such that 100% of such awards will become vested and exercisable or payable, as applicable. The administrator may also make appropriate adjustments to awards under the Award Plan and is authorized to provide for the acceleration, cash-out, termination, assumption, substitution or conversion of such awards in the event of a change in control or certain other unusual or nonrecurring events or transactions.

Amendment and Termination. The administrator may terminate, amend or modify the Award Plan at any time and from time to time. However, we must generally obtain shareholder approval to the extent required by applicable law, rule or regulation (including any applicable stock exchange rule), and generally no amendment may materially and adversely affect any outstanding award without the affected participant’s consent. Notwithstanding the foregoing, an option may be amended to reduce the per share exercise price below the per share exercise price of such option on the grant date and options may be granted in exchange for, or in connection with, the cancellation or surrender of options having a higher per share exercise price without receiving additional shareholder approval.

No incentive stock options may be granted pursuant to the Award Plan after the tenth anniversary of the effective date of the Award Plan. Any award that is outstanding on the termination date of the Award Plan will remain in force according to the terms of the Award Plan and the applicable award agreement.

Overview of Our Fiscal 2023 and 2022 Executive Compensation

Our executive compensation program consisted of the following components of compensation in 2023 and 2022:

Base Salary. Each named executive officer receives a base salary for the expertise, skills, knowledge and experience they offer to our management team. Base salaries are periodically adjusted to reflect:

●	The nature, responsibilities, and duties of the officer’s position;

●	The officer’s expertise, demonstrated leadership ability, and prior performance;

●	The officer’s salary history and total compensation, including annual cash incentive awards and annual equity incentive awards; and

●	The competitiveness of the officer’s base salary.

Each named executive officer’s base salary for the fiscal year of 2023 and 2022 is listed in the 2023 and 2022 Summary Compensation Table.

Equity Incentive Awards.

Pursuant to the Award Plan, we granted Mr. Mobley options to purchase an aggregate of 250,008 shares of our common stock at an exercise price of $2.00 per share on June 25, 2021. A total of 41,668 options vested on July 1, 2021, and then 1/18th of the remaining unvested options vest on the first day of each month, beginning August 1, 2021 and continuing each successive month until the option is 100% vested.

We issued Mr. Mobley warrants to purchase an aggregate of 10,000,000 shares of our common stock at an exercise price of $0.25 per share in 2012, all of which expired on or prior to December 30, 2022. On June 15, 2023, we issued Mr. Mobley new warrants to purchase an aggregate of 10,000,000 shares of our common stock at an exercise price of $0.25 per share in exchange for the expired warrants. The warrants are immediately exercisable and expire on December 31, 2025.

Pursuant to the Award Plan, we granted Mr. Morris options to purchase an aggregate of 250,008 shares of our common stock at an exercise price of $2.00 per share on June 25, 2021. A total of 41,668 options vested on July 1, 2021, and then 1/18th of the remaining unvested options vest on the first day of each month, beginning August 1, 2021 and continuing each successive month until the option is 100% vested.

We sold Mr. Morris, for $50.00, warrants to purchase 100,000 shares of our common stock at an exercise price of $1.75 per share. The warrants vested ratably over 12 months from May 29, 2020 and expired on May 29, 2023. On June 15, 2023, we issued Mr. Morris new warrants to purchase 100,000 shares of our common stock at an exercise price of $1.75 per share in exchange for the expired warrants. The warrants are immediately exercisable and expire on December 31, 2025.

We issued Mr. Engel warrants to purchase 25,000 shares of our common stock, exercisable at $3.00 per share, in connection with entering into an employment agreement, effective May 1, 2023. The warrant vests ratably over 12 months and may be exercised in whole or in part at any time or from time to time from the vesting date up to and including May 1, 2026.

Other Benefits. We are obligated to provide to one or more of the named executive officers with an automobile allowance. In the fiscal year ended June 30, 2023, we paid Mr. Mobley an automobile allowance of $30,000.

Employment Agreements

On July 1, 2013, we entered into an employment agreement with William A. Mobley, Jr., pursuant to which Mr. Mobley agreed to act as our Chief Executive Officer, which employment agreement was initially amended on July 1, 2014 and amended for a second time on July 1, 2019 (as amended, the “Mobley Employment Agreement”). Pursuant to the terms of the Mobley Employment Agreement, Mr. Mobley is entitled to receive an annual salary of $250,000 and an automobile allowance of $2,500 per month. The term of the Mobley Employment Agreement continues until June 30, 2024. An annual cash bonus may be paid at the discretion of our board of directors. Pursuant to the terms of the Mobley Employment Agreement, Mr. Mobley may only be terminated by us upon his death, disability or for cause, as defined in the Mobley Employment Agreement.

Effective May 29, 2020, we entered into an employment agreement with Mr. Jonathan Morris to serve as our Chief Financial Officer (the “Morris Employment Agreement”). The initial term of the Morris Employment Agreement expired on May 29, 2021. The Morris Employment Agreement automatically renews on a month-to-month basis until either party terminates it. Under the Morris Employment Agreement, Mr. Morris received an annual salary of $250,000 during the initial one-year term, and he receives $250,000 per annum thereafter until a new extension is executed between the parties. In conjunction with Mr. Morris entering into the employment agreement, we sold Mr. Morris, for $50.00, a warrant to purchase 100,000 shares of our common stock, exercisable at $1.75 per share. The warrants vested ratably over 12 months from the effective date of the Morris Employment Agreement, and expired on May 29, 2023. We issued Mr. Morris new warrants to purchase 100,000 shares of our common stock in exchange for the expired warrants. The new warrants have the same exercise price as the expired warrants, are immediately exercisable and expire on December 31, 2025. Mr. Morris also has the option to receive additional warrants in lieu of a pro-rated portion of his annual salary on a one warrant per $1 basis. Each such additional warrant will also have an exercise price of $1.75, vest immediately and expire 36 months from the date of issuance. An annual bonus may be paid at the discretion of our board of directors. If Mr. Morris is terminated by us as a result of death, permanent disability or for cause, or if Mr. Morris terminates his employment for other than good reason, he shall receive payment in respect of compensation earned but not yet paid. If Mr. Morris is terminated by us other than due to his death, disability or for cause, or if Mr. Morris terminates his employment for good reason, he will receive as severance: (i) continued payment of 12 months of his base salary then in effect; (ii) a lump sum payment of the prorated portion of any bonus earned for that year; (iii) accelerated vesting of 50% of unvested warrants; and (iv) continued health insurance coverage then in effect for 12 months following the date of termination. Under the Morris Employment Agreement, while Mr. Morris is employed by us and for a period of one year from and after the date that his employment by us ceases or terminates for any reason, he is prohibited from directly or indirectly competing against us.

Effective May 1, 2023, we entered into an employment agreement with Mr. Gary Engel to serve as our Chief Marketing Officer (the “Engel Employment Agreement”). The initial term of the Engel Employment Agreement expires on April 30, 2024. The Engel Employment Agreement automatically renews on a month-to-month basis until either party terminates it. Under the Engel Employment Agreement, Mr. Engel received an annual salary of $210,000 during the initial one-year term, and he receives $210,000 per annum thereafter until a new extension is executed between the parties. In conjunction with Mr. Engel entering into the employment agreement, we issued him a warrant to purchase 25,000 shares of our common stock, exercisable at $3.00 per share. The warrant vests ratably over 12 months and may be exercised in whole or in part at any time or from time to time from the vesting date up to and including May 1, 2026. Mr. Engel is also entitled to earn a discretionary commission equal to two percent (2%) of the pre-tax gross revenues driven vertically from his department on an annualized basis and paid to us immediately following any or all Cost of Sales expenses, subtractions, debts, fees, and commissions to all third-parties; including but not limited to advertising/media fees, content/programming partners, distribution/marketing vendors, device manufacturers, app stores, various other partnership payments as may be determined in the sole discretion of the our board of directors. Any such commission shall be paid quarterly following 90 days of accounting reconciliations. If Mr. Engel is terminated by us as a result of death, permanent disability or for cause, or if Mr. Engel terminates his employment for any reason, he shall receive payment in respect of compensation earned but not yet paid. If Mr. Engel is terminated by us other than due to his death, disability or for cause, he shall receive payment in respect of compensation earned but not yet paid, as well as continued payment of three months of his base salary then in effect. Under the Engel Employment Agreement, while Mr. Engel is employed by us and for a period of one year from and after the date that his employment by us ceases or terminates for any reason, he is prohibited from directly or indirectly competing against us.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth certain information regarding all outstanding equity awards held by our named executive officers as of June 30, 2023.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date

William A. Mobley, Jr.	250,008	-		$2.00	June 24, 2031

Jonathan Morris	250,008	-		$2.00	June 24, 2031

Gary Engel	2,083	22,917	(1)	3.00	May 1, 2026

(1)	On May 1, 2023, warrants to purchase 25,000 shares of common stock were issued. Warrants vests ratably over 12 months and may be exercised at any time from the vesting date up to and including May 1, 2026. On June 1, 2023, warrants to purchase 2,083 shares of common stock vested. Beginning July 1, 2023, and continuing on the first day of each successive month until all of the warrants are vested, 2,083 warrants vest and become exercisable.

Option Exercises and Stock Vested

No officers or directors exercised options, and no stock vested during the fiscal year ended 2023 except for warrants to purchase 2,083 shares of common stock that vested on June 1, 2023, as described in footnote (1) to the above table.

Non-Executive Director Compensation

The non-executive members of our board of directors have not received any compensation prior to the listing of our common stock on Nasdaq and no arrangements have been entered into in relating to compensation after the listing of our common stock on Nasdaq. Following the listing of our common stock on Nasdaq, our board of directors will establish a compensation package for the non-executive members of our board of directors.

Compensation Committee Interlocks and Insider Participation

None of our officers currently serves, or has served during the last completed fiscal year, on the compensation committee or the board of directors of any other entity that has one or more officers serving as a member of our board of directors.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

From July 30, 2017 through October 31, 2019, we deferred some of William A. Mobley, Jr.’s compensation, including all of his compensation in 2018. As of June 30, 2023, his accrued compensation total was $377,893. On January 3, 2017, our board of directors approved the payment of the deferred compensation and repayment of the amount due in accounts payable in shares of our common stock in lieu of cash at the price of $0.25 per share, at Mr. Mobley’s sole discretion.

As of September 30, 2023, we owed Nextelligence $213,696 for cash collected on behalf of Nextelligence from sales that occurred prior to June 30, 2017. On January 3, 2017, our board of directors approved the repayment of the amount due in accounts payable in shares of our common stock in lieu of cash at the price of $0.25 per share, at Nextelligence’s sole discretion.

On June 30, 2011, we entered into a Technology License and Development Agreement, which was amended and restated on October 19, 2012, amended on July 1, 2013 and amended and restated a second time on July 31, 2014 and further revised to terminate all payments by us pursuant to the agreement, effective June 30, 2016, with Nextelligence, which is majority owned and controlled by William A. Mobley, Jr., our founder, Chief Executive Officer and Chairman of our board of directors. The Technology Agreement provides us with an exclusive license to certain technology from Nextelligence and for Nextelligence to provide all further development, improvement, modification, maintenance, management and enhancement services related to such technology. Nextelligence is our largest shareholder with more than 40% of our outstanding common stock prior to the listing of our common stock on Nasdaq. In connection with the Technology Agreement, we issued 20,004,000 shares of our common stock to Nextelligence. The Technology Agreement expires on June 30, 2054, unless it’s terminated earlier based on termination events as defined in the Technology Agreement.

On July 1, 2018, we signed a revolving convertible note agreement with Nextelligence, which was amended and restated as of July 2, 2018, for an amount up to $500,000; with any borrowings on this loan being at our complete discretion. Outstanding principal accrued interest at 12% per annum, and was due and payable on July 1, 2020. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest was convertible into shares of our common stock at a conversion price of $0.25 per share. The loan matured on July 1, 2020, was in default and remained as an on-demand liability of ours until June 30, 2021. On June 30, 2021, we entered into a new revolving convertible promissory note with Nextelligence for an amount up to $2,500,000; with any borrowings on this loan being at our complete discretion. Outstanding principal accrues interest at 12% per annum. The borrowing limit was increased to $6,000,000 pursuant to a first amendment to the note dated June 13, 2022. Pursuant to a second amendment to the note dated July 17, 2023, the borrowing limit was increased to $10,000,000 and the maturity date extended to June 30, 2025. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest is convertible into shares of our common stock at a conversion price of $0.25 per share. As of September 30, 2023, the outstanding principal and accrued interest due to Nextelligence was $6,877,308.

In June 2016, William A. Mobley, Jr. loaned us $111,000, at an interest rate of 12% per annum. The loan matured on December 31, 2017, was in default and remained as an on-demand liability of ours until June 30, 2021. In December 2016, we repaid $11,000 in outstanding principal. We also repaid approximately $50,000 during the fiscal year-end June 30, 2018. The loan was convertible into shares of common stock at a conversion price of $0.25 per share. On June 30, 2021, we entered into a new convertible promissory note with Mr. Mobley for a loan in the principal amount of $82,509. Outstanding principal accrues interest at 12% per annum, and is due and payable on June 30, 2024. In lieu of repayment, at Mr. Mobley’s option, all or part of the outstanding principal and accrued interest is convertible into shares of our common stock at a conversion price of $0.25 per. As of September 30, 2023, the outstanding principal and accrued interest due to Mr. Mobley was $88,078.

Between July 2017 and December 2018, Public Wire, LLC, a wholly-owned subsidiary of Nextelligence, loaned us in various installments a total of $66,380. The notes representing the loan matured on dates ranging from April 1, 2019 to January 1, 2020. The loan was in default and remained as an on-demand liability of ours until June 30, 2021. On June 30, 2021, we entered into a new promissory note with Public Wire, LLC for a loan in the principal amount of $89,139. Outstanding principal accrues interest at 12% per annum, and is due and payable on June 30, 2024. As of September 30, 2023, the outstanding principal and accrued interest due to Public Wire was $113,401.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of December 31, 2023, certain information concerning the beneficial ownership of our common stock by: (i) each shareholder known by us to own beneficially five percent or more of our outstanding common stock or series a common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown. As of December 31, 2023, we had 45,414,626 shares of common stock outstanding.

Name and Address of Beneficial Owner (1)	Number of Shares Beneficially Owned	Percentage of Total Voting Power

William A. Mobley, Jr. (2)	70,228,066	73.61%

Jonathan Morris (3)	350,008	*

David Gust	-	-

Gary Engel (4)	10,415	*

All officers and directors as a Group (four persons)	70,588,489	73.71%

Nextelligence, Inc. (5)	57,110,923	68.58%

*	Indicates beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address of such individual is c/o FreeCast, Inc., 6901 TPC Drive, Suite 200, Orlando, Florida 32822.

(2)	Consists of: (i) 991,138 shares of common stock held of record by Mr. Mobley; (ii) 360,426 shares of common stock underlying an immediately convertible promissory note held by Mr. Mobley; (iii) 10,000,000 shares of common stock underlying immediately exercisable warrants held of record by Mr. Mobley; (iv) 250,008 shares of common stock underlying immediately exercisable options held of record by Mr. Mobley; (v) 1,511,572 shares of common stock underlying immediately convertible deferred compensation owed to Mr. Mobley; (vi) 19,247,085 shares of common stock held of record by Nextelligence, for which William A. Mobley, Jr. is an officer, director and majority shareholder; (vii) 37,009,055 shares of common stock underlying an immediately convertible promissory note held by Nextelligence; (viii) 854,783 shares of common stock underlying an immediately convertible accounts payable owed to Nextelligence; and (ix) 4,000 shares of common stock held of record by Telebrands for which Mr. Mobley acts as trustee pursuant to a Voting Trust Agreement. Mr. Mobley may be deemed to be the beneficial owner of the securities held of record by Telebrands Corp. and subject to the Voting Trust Agreement by virtue of his position as trustee thereof. Mr. Mobley disclaims beneficial ownership of the securities held of record by Telebrands for which he acts as trustee pursuant to the Voting Trust Agreement.

(3)	Consists of: (i) 100,000 shares of common stock underlying immediately exercisable warrants held of record by Mr. Morris; and (ii) 250,008 shares of common stock underlying immediately exercisable options held of record by Mr. Morris.

(4)	Mr. Engel received warrants to purchase 25,000 shares of our common stock on May 1, 2023 in connection with entering into an employment agreement with us. The warrant vests ratably over 12 months and may be exercised in whole or in part at any time or from time to time from the vesting date up to and including May 1, 2026.

(5)	Consists of: (i) 19,247,085 shares of common stock held of record by Nextelligence, Inc.; (ii) 854,783 shares of common stock underlying an immediately convertible accounts payable owed to Nextelligence; and (iii) 37,009,055 shares of common stock underlying an immediately convertible promissory note held by Nextelligence. William A. Mobley, Jr. is an officer, director and majority shareholder of Nextelligence.

Voting Trust Agreement

On October 15, 2012, we entered into a Voting Trust Agreement with Telebrands and William A. Mobley, Jr. The Voting Trust Agreement appoints William A. Mobley, Jr. as the trustee of all the shares of our common stock owned by Telebrands at any time (the “Entrusted Shares”). Telebrands currently owns 4,000 shares of our common stock. Telebrands had warrants to purchase up to 20,000,000 shares of our common stock, but the last of such warrants expired on October 14, 2022. Pursuant to the Voting Trust Agreement, Mr. Mobley is entitled to exercise all rights relating to the voting and disposition of the Entrusted Shares, provided, however, Mr. Mobley is not allowed to effect a disposition or permit registration of the Entrusted Shares with the Securities and Exchange Commission or any state securities administrators unless Nextelligence, Inc., which is majority owned and controlled by Mr. Mobley, simultaneously effects a disposition or permits registration of an identical proportion of our voting securities held by Nextelligence on the same terms and conditions. In addition, Mr. Mobley may not permit a disposition or registration of any voting securities of the Company that Nextelligence holds unless he simultaneously effects a disposition or registration of an identical proportion of the Entrusted Shares on the same terms and conditions.

The term of such trust ends upon the earlier to occur, of: (i) Mr. Mobley ceases to be an affiliate of the Company, as defined in the Voting Trust Agreement; or (ii) the disposition of all of the Entrusted Shares.

We are obligated to indemnify Mr. Mobley against any liabilities, damages, claims, taxes, deficiencies, assessments, losses, penalties, interest, costs and expenses paid or incurred by him in connection with the Voting Trust Agreement, unless those paid or incurred are a result of the gross negligence, willful misconduct or bad faith of Mr. Mobley.

DESCRIPTION OF SECURITIES

General

Our charter authorizes the issuance of up to 200,000,000 shares of common stock, par value $0.0001 per share and 5,000,000 shares of preferred stock, par value $0.0001 per share.

Common Stock

As of September 30, 2023, we had 45,414,626 shares of our common stock outstanding. Holders of our common stock are entitled to elect the class of directors that are up for election in a given year, and each share of our common stock entitles the holder to one vote, either in person or by proxy, at meetings of shareholders. All matters, other than the election of directors, at meetings of shareholders are decided by a majority of the votes cast at such meeting, either in person or by proxy.

Shareholders are not permitted to vote their shares cumulatively. Accordingly, the holders of more than fifty percent (50%) of our common stock can elect all directors entitled to be elected.

Preferred Stock

No shares of preferred stock are currently outstanding. Our board of directors may designate the authorized but unissued shares of the Preferred Stock with such rights and privileges as our board of directors may determine. As such, our board of directors may issue 5,000,000 preferred shares and designate the conversion, voting and other rights and preferences without notice to our shareholders and without shareholder approval.

Transfer Agent

The transfer agent for our common stock is Issuer Direct Corporation, Raleigh, North Carolina.

Listing

We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “CAST.”

Holders

As of September 30, 2023, there were 45,414,626 shares of common stock outstanding, which were held by approximately 206 record shareholders.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to the listing of our common stock on Nasdaq, there has been no public market for our common stock, and a liquid trading market for our common stock may not develop or be sustained after the listing of our common stock on Nasdaq. Future sales of substantial amounts of our common stock in the public market following the listing of our common stock on Nasdaq, or the perception that such sales could occur, could adversely affect market prices prevailing from time to time and may make it more difficult for you to sell your shares at a time and price that you deem appropriate. We will have no input if and when any Registered Shareholders may, or may not, elect to sell their shares or the prices at which any such sales may occur.

Upon the listing of our common stock on Nasdaq, a total of 45,414,626 shares of common stock will be outstanding, and 9,082,927 shares covered by this prospectus will be registered under this registration statement. Any shares not registered hereunder will be “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if they are registered under the Securities Act, including, but not limited to, the shares registered hereunder, or if they qualify for an exemption from registration, including under Rules 144 or 701 under the Securities Act, which are summarized below. With the exception of shares owned by our directors, officers and certain stockholders, and subject to the restrictions under the lock-up agreements described below, substantially all of our common stock may be sold after our initial listing on Nasdaq, either by the Registered Shareholders pursuant to this prospectus or by our other existing stockholders in accordance with Rule 144 of the Securities Act.

Furthermore, the number of shares of our common stock outstanding upon the listing of our common stock on Nasdaq does not take into account:

●	26,112,174 shares of common stock issuable upon the exercise of outstanding warrants as of September 30, 2023 at a weighted average exercise price of $1.55 per share.

●	1,615,324 shares of common stock issuable upon exercise of outstanding options, of which 1,594,469 have vested and are exercisable as of September 30, 2023, at a weighted average exercise price of $2.00 per share.

●	4,384,676 shares of common stock available for future issuance under our 2021 Incentive Award Plan.

●	27,861,544 shares of common stock issuable upon the exercise of outstanding convertible debt as of September 30, 2023 at a conversion price of $0.25 per share.

●	2,366,355 shares of common stock issuable upon the exercise of outstanding convertible deferred compensation and accounts payable as of September 30, 2023 at a conversion price of $0.25 per share.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the reporting requirements under the Exchange Act for at least 90 days, a person (or persons whose shares are aggregated) who is not deemed to have been an affiliate of ours at any time during the six months preceding a sale, and who has beneficially owned restricted securities within the meaning of Rule 144 for at least six months, would be entitled to sell those shares, subject only to the availability of current public information about us. A non-affiliated person who has beneficially owned restricted securities within the meaning of Rule 144 for at least one year would be entitled to sell those shares without regard to the provisions of Rule 144.

An affiliate of ours who has beneficially owned restricted shares of our common stock for at least one year (or six months, provided that such sale occurs after we have been subject to the reporting requirements under the Exchange Act for at least 90 days) would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

●	1% of shares of our common stock then outstanding; or

●	the average weekly trading volume of shares of our common stock on the Nasdaq during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales under Rule 144 by our affiliates or persons selling shares on behalf of our affiliates are also subject to manner of sale provisions, notice requirements and the availability of current public information about us.

Rule 701

Rule 701 under the Securities Act, as in effect on the date of this prospectus, permits resales of shares in reliance upon Rule 144 but without compliance with certain restrictions of Rule 144, including the holding period requirement. Most of our employees, executive officers or directors who purchased shares under a written compensatory plan or contract may be entitled to rely on the resale provisions of Rule 701, but all holders of Rule 701 shares are required to wait until 90 days after the date of this prospectus before selling their shares.

Lock-up Agreements

All of the Registered Shareholders have entered into lock-up agreements with respect to the disposition of their shares not covered by this prospectus. Such persons and entities have agreed to restrict the sale of our securities for a period of ten months after the date our shares of common stock begin trading on Nasdaq. Under the terms of the lock-up agreement, Registered Shareholders may only sell up to 10% of our securities held by them beginning on the 91st day after the date our shares begin trading on Nasdaq, and an additional 10% on the same date of each successive month thereafter. Except as permitted under the terms of the lock-up agreement, Registered Shareholders may not offer, issue, sell, contract to sell, encumber, grant any option for the sale of or otherwise dispose of any of our securities without our prior written consent.

Equity Incentive Plan

We intend to file one or more registration statements on Form S-8 under the Securities Act to register our shares issued or reserved for issuance under our 2021 Incentive Award Plan. The first such registration statement is expected to be filed soon after the date of this prospectus and will automatically become effective upon filing with the SEC. Accordingly, shares registered under such registration statement will be available for sale in the open market, unless such shares are subject to vesting restrictions with us or the lock-up restrictions described above.

Registration Rights

The following table provides information about certain warrants issued to our CEO that has registration rights. The registration rights contained in the warrants permit the holder of the warrant, at any time and from time to time, to require us to register the warrant and the shares underlying the warrant. Our CEO has entered into a lock-up agreement pursuant to which he will be restricted, just like all other Registered Shareholders, from selling our securities for 11 months after our shares begin trading on Nasdaq.

Name	Shares Underlying Warrant	Date Exercisable	Exercise Price	Termination Date
William A. Mobley, Jr.	2,500,000	June 15, 2023	$0.25	December 31, 2025
William A. Mobley, Jr.	2,500,000	June 15, 2023	$0.25	December 31, 2025
William A. Mobley, Jr.	2,500,000	June 15, 2023	$0.25	December 31, 2025
William A. Mobley, Jr.	2,500,000	June 15, 2023	$0.25	December 31, 2025

REGISTERED SHAREHOLDERS

The following table sets forth the number of shares of our common stock held by and registered for resale by means of this prospectus for the Registered Shareholders.

The Registered Shareholders include all holders of our common stock, including certain shareholders with “restricted” securities under the applicable securities laws and regulations who, because of their status as our affiliates pursuant to Rule 144 or because they acquired their capital stock from an affiliate or from us within the prior 12 months from the date of any proposed sale, would otherwise be unable to sell their securities pursuant to Rule 144 until we have been subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for a period of at least 90 days. See “Shares Eligible for Future Sale” for further information regarding sales of such “restricted” securities if not sold pursuant to this prospectus.

Information concerning the Registered Shareholders may change from time to time and any changed information will be set forth in supplements to this prospectus, if and when necessary. Because the Registered Shareholders may sell all, some, or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares of our common stock that will be sold by the Registered Shareholders, or the amount or percentage of shares of our common stock that will be held by the Registered Shareholders upon consummation of any particular sale. In addition, the Registered Shareholders listed in the table below may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our shares of common stock in transactions exempt from the registration requirements of the Securities Act, after the date on which they provided the information set forth in the table below.

We currently intend to use our reasonable efforts to keep the registration statement of which this prospectus forms a part effective for a period of 90 days after the effectiveness of the registration statement. We are not party to any arrangement with any Registered Shareholder or any broker-dealer with respect to sales of shares of our common stock by the Registered Shareholders.

The Registered Shareholders have not, nor have they within the past three years had, any position, office, or other material relationship with us, other than as disclosed in this prospectus. See “Directors and Executive Officers” and “Certain Relationships and Related Party Transactions” for further information regarding the Registered Shareholders.

In accordance with the rules of the SEC, beneficial ownership includes sole or shared voting or investment power with respect to our securities, and includes the common stock issuable pursuant to options, warrants and other convertible securities that are exercisable or settled within 60 days of December 31, 2023. Shares of common stock issuable pursuant to options, warrants or other convertible securities are deemed outstanding for computing the percentage of the class beneficially owned by the person holding such securities but are not deemed outstanding for computing the percentage of the class beneficially owned by any other person. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.

We have calculated percentage ownership of our common stock based on 45,414,626 shares of our common stock issued and outstanding as of December 31, 2023. These amounts are based upon information available to us as of the date of this filing.

Name and Address of Registered Shareholders (1)	Shares Beneficially Owned	Percentage Ownership of Common Stock	Shares Being Registered
William A. Mobley, Jr. (2)	70,228,066	73.61%	199,028
Jonathan Morris (3)	350,008	*	0
Gary Engel (4)	10,415	*	0
Nextelligence, Inc. (5)	57,110,923	68.58%	3,849,417
Paul J. Becker (6)	3,110,000	6.62%	311,000
Michael V. Boyko (7)	3,110,000	6.62%	311,000
Harold B. Coughlin (8)	625,000	1.37%	99,000
Stanley Drinkwater III (9)	500,000	1.10%	100,000
Equity Trust (10)	1,806,250	3.87%	100,000
The Gregory J Hill 2022 Irrevocable Trust (11)	1,250,000	2.75%	250,000
Michael D. LaFollette (12)	756,250	1.67%	151,250
Gary Lipson (13)	1,085,831	2.39%	217,167
Carl & Joyce Peterson (14)	1,500,000	3.27%	200,000
Christorpher M. Savine (15)	2,699,033	5.74%	215,000
William H. Valdes (16)	1,050,000	2.28%	100,000
Sean Wolf (17)	700,000	1.54%	140,000
All Other Registered Shareholders (18)	14,200,322	43.57%	2,840,065

Total Number of Shares Being Registered			9,082,927

*	Indicates beneficial ownership of less than 1% of the outstanding shares of our common stock.

(1)	Unless otherwise indicated, the address of such individual or entity is c/o FreeCast, Inc., 6901 TPC Drive, Suite 200, Orlando, Florida 32822.

(2)	The number of shares beneficially owned consists of: (i) 991,138 shares of common stock held of record by Mr. Mobley; (ii) 360,426 shares of common stock underlying an immediately convertible promissory note held by Mr. Mobley; (iii) 10,000,000 shares of common stock underlying immediately exercisable warrants held of record by Mr. Mobley; (iv) 250,008 shares of common stock underlying immediately exercisable options held of record by Mr. Mobley; (v) 1,511,572 shares of common stock underlying immediately convertible deferred compensation owed to Mr. Mobley; (vi) 19,247,085 shares of common stock held of record by Nextelligence, for which William A. Mobley, Jr. is an officer, director and majority shareholder; (vii) 37,009,055 shares of common stock underlying an immediately convertible promissory note held by Nextelligence; (viii) 854,783 shares of common stock underlying an immediately convertible accounts payable owed to Nextelligence; and (ix) 4,000 shares of common stock held of record by Telebrands for which Mr. Mobley acts as trustee pursuant to a Voting Trust Agreement. Mr. Mobley may be deemed to be the beneficial owner of the securities held of record by Telebrands Corp. and subject to the Voting Trust Agreement by virtue of his position as trustee thereof. Mr. Mobley disclaims beneficial ownership of the securities held of record by Telebrands for which he acts as trustee pursuant to the Voting Trust Agreement.

(3)	The number of shares beneficially owned consists of: (i) 100,000 shares of common stock underlying immediately exercisable warrants held of record by Mr. Morris; and (ii) 250,008 shares of common stock underlying immediately exercisable options held of record by Mr. Morris.

(4)	Mr. Engel received warrants to purchase 25,000 shares of our common stock on May 1, 2023 in connection with entering into an employment agreement with us. The warrant vests ratably over 12 months and may be exercised in whole or in part at any time or from time to time from the vesting date up to and including May 1, 2026.

(5)	The number of shares beneficially owned consists of: (i) 19,247,085 shares of common stock held of record by Nextelligence, Inc.; (ii) 854,783 shares of common stock underlying an immediately convertible accounts payable owed to Nextelligence; and (iii) 37,009,055 shares of common stock underlying an immediately convertible promissory note held by Nextelligence. William A. Mobley, Jr. is an officer, director and majority shareholder of Nextelligence.

(6)	The number of shares beneficially owned consists of 1,555,000 shares of common stock and 1,555,000 shares of common stock issuable pursuant to warrants that are exercisable within 60 days of December 31, 2023. The address for Mr. Becker is 875 Bainbridge Dr., West Chester, PA 19382.

(7)	The number of shares beneficially owned consists of 1,555,000 shares of common stock and 1,555,000 shares of common stock issuable pursuant to warrants that are exercisable within 60 days of December 31, 2023. The address for Mr. Boyko is 108 Zachary court, Forest Hill, MD 21050.

(8)	The number of shares beneficially owned consists of 495,000 shares of common stock and 130,000 shares of common stock issuable pursuant to warrants that are exercisable within 60 days of December 31, 2023. The address for Mr. Coughlin is 493 Ridge Rd PO Box 449, Benton, PA 17814.

(9)	The number of shares beneficially owned consists of 500,000 shares of common stock. The address for Drinkwater III is 241 Atco Ave, Atco, NJ 08004.

(10)	The number of shares beneficially owned consists of 500,000 shares of common stock and 1,306,250 shares of common stock issuable pursuant to warrants that are exercisable within 60 days of December 31, 2023. The address for Equity Trust is 10746 Havenwood Meadows Dr, Evansville IN 47725.

(11)	The number of shares beneficially owned consists of 1,250,000 shares of common stock. The address for Hill Trust is 5202 Iron Works Way, Wayne PA 1908.

(12)	The number of shares beneficially owned consists of 756,250 shares of common stock. The address for Mr. LaFollette is 10746 Havenwood Meadows Dr, Evansville IN 47725.

(13)	The number of shares beneficially owned consists of 1,085,831 shares of common stock. The address for Mr. Lipson is 390 North Orange Ave Ste 1500, Orlando FL 32801.

(14)	The number of shares beneficially owned consists of 1,000,000 shares of common stock and 500,000 shares of common stock issuable pursuant to warrants that are exercisable within 60 days of December 31, 2023. The address for Mr. & Mrs. Peterson is 9240 Sloane St, Orlando FL 32827.

(15)	The number of shares beneficially owned consists of 1,075,000 shares of common stock and 1,624,033 shares of common stock issuable pursuant to warrants that are exercisable within 60 days of December 31, 2023. The address for Mr. Savine is 600 Island Blvd Unit 504, Aventura FL 33160.

(16)	The number of shares beneficially owned consists of 500,000 shares of common stock and 550,000 shares of common stock issuable pursuant to warrants that are exercisable within 60 days of December 31, 2023. The address for Mr. Valdes is 1333 Windowsong Rd, Orlando FL 32809

(17)	The number of shares beneficially owned consists of 700,000 shares of common stock. The address for Mr. Wolf is 3283 Birth Terrace, Davie FL 33330.

(18)	Consists of remaining 191 shareholders who each owns less than 1% of the outstanding shares of our common stock.

PLAN OF DISTRIBUTION

On the day that our shares of common stock are initially listed on Nasdaq, Nasdaq will begin accepting, but not executing, pre-opening buy and sell orders and will begin to continuously generate the indicative Current Reference Price on the basis of such accepted orders. The Current Reference Price is calculated each second and, during a 10-minute “Display Only” period, is disseminated, along with other indicative imbalance information, to market participants by Nasdaq on its NOII and BookViewer tools. Following the “Display Only” period, a “Pre-Launch” period begins, during which the Advisor, in its capacity as our financial advisor, must notify Nasdaq that our shares are “ready to trade.” Once the Advisor has notified Nasdaq that our shares of common stock are ready to trade, Nasdaq will confirm the Current Reference Price for our shares of common stock, in accordance with the Nasdaq rules. If the Advisor then approves proceeding at the Current Reference Price, the applicable orders that have been entered will then be executed at such price and regular trading of our shares of common stock on Nasdaq will commence, subject to Nasdaq conducting validation checks in accordance with the Nasdaq rules.

Under the Nasdaq rules, the Current Reference Price means: (i) the single price at which the maximum number of orders to buy or sell can be matched; (ii) if there is more than one price at which the maximum number of orders to buy or sell can be matched, then it is the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price); (iii) if more than one price exists under (ii), then it is the entered price (i.e. the specified price entered in an order by a customer to buy or sell) at which our shares of common stock will remain unmatched (i.e. will not be bought or sold); and (iv) if more than one price exists under (iii), a price determined by Nasdaq in consultation with the Advisor in its capacity as our financial advisor. In the event that more than one price exists under (iii), the Advisor will exercise any consultation rights only to the extent that it can do so consistent with the anti-manipulation provisions of the federal securities laws, including Regulation M, or applicable relief granted thereunder.

In determining the Current Reference Price, Nasdaq’s cross algorithms will match orders that have been entered into and accepted by Nasdaq’s system. This occurs with respect to a potential Current Reference Price when orders to buy shares of common stock at an entered bid price that is greater than or equal to such potential Current Reference Price are matched with orders to sell a like number of shares of common stock at an entered asking price that is less than or equal to such potential Current Reference Price. To illustrate, as a hypothetical example of the calculation of the Current Reference Price, if Nasdaq’s cross algorithms matched all accepted orders as described above, and two limit orders remained — a limit order to buy 500 shares of common stock at an entered bid price of $10.01 per share and a limit order to sell 200 shares of common stock at an entered asking price of $10.00 per share — the Current Reference Price would be selected as follows:

●	Under clause (i), if the Current Reference Price is $10.00, then the maximum number of additional shares that can be matched is 200. If the Current Reference Price is $10.01, then the maximum number of additional shares that can be matched is also 200, which means that the same maximum number of additional shares would be matched at the price of either $10.00 or $10.01.

●	Because more than one price under clause (i) exists, under clause (ii), the Current Reference Price would be the price that minimizes the imbalance between orders to buy or sell (i.e. minimizes the number of shares that would remain unmatched at such price). Selecting either $10.00 or $10.01 as the Current Reference Price would create the same imbalance in the limit orders that cannot be matched, because at either price 300 shares would not be matched.

●	Because more than one price under clause (ii) exists, under clause (iii), the Current Reference Price would be the entered price at which orders for shares of common stock at such entered price will remain unmatched. In such case, choosing $10.01 would cause 300 shares of the 500 share limit order with the entered price of $10.01 to remain unmatched, compared to choosing $10.00, where all 200 shares of the limit order with the entered price of $10.00 would be matched, and no shares at such entered price remain unmatched. Thus, Nasdaq would select $10.01 as the Current Reference Price, because orders for shares at such entered price will remain unmatched. The above example (including the prices) is provided solely by way of illustration.

The above example (including the prices) is provided solely by way of illustration.

The Advisor, as the designated financial advisor under Nasdaq Rule 4120(c)(8), will determine when our shares of common stock are ready to trade and approve proceeding at the Current Reference Price primarily based on considerations of volume, timing and price. In particular, the Advisor will determine, based primarily on pre-opening buy and sell orders, when a reasonable amount of volume will cross on the opening trade such that sufficient price discovery has been made to open trading at the Current Reference Price. If the Advisor does not approve proceeding at the Current Reference Price (for example, due to the absence of adequate pre-opening buy and sell interest), the Advisor will request that Nasdaq delay the opening until such a time that sufficient price discovery has been made to ensure that a reasonable amount of volume crosses on the opening trade. Further, in the highly unlikely event that Nasdaq consults with the Advisor as described in clause (iv) of the definition of Current Reference Price, the Advisor would request that Nasdaq delay the opening to ensure a single opening price within clauses (i), (ii) or (iii) of the definition of the Current Reference Price. The Registered Shareholders will not be involved in Nasdaq’s price-setting mechanism, and will not coordinate or be in communication with the Advisor including with respect to any decision by the Advisor to delay or proceed with trading.

Similar to a Nasdaq-listed firm-commitment underwritten initial public offering, in connection with the listing of our shares of common stock, buyers and sellers who have subscribed will have access to Nasdaq’s Order Imbalance Indicator (the “Net Order Imbalance Indicator”), a widely available, subscription-based data feed, prior to submitting buy or sell orders. Nasdaq’s electronic trading platform simulates auctions every second to calculate a Current Reference Price, the number of shares of common stock that can be paired off the Current Reference Price, the number of shares of common stock that would remain unexecuted at the Current Reference Price and whether a buy-side or sell-side imbalance exists, or whether there is no imbalance, to disseminate that information continuously to buyers and sellers via the Net Order Imbalance Indicator data feed.

However, because this is not an initial public offering being conducted on a firm-commitment underwritten basis, there will be no traditional book building process. Moreover, prior to the opening trade, there will not be a price at which underwriters initially sold shares of common stock to the public, as there would be in a firm-commitment underwritten initial public offering. The lack of an initial public offering price could impact the range of buy and sell orders collected by Nasdaq from various broker-dealers. Consequently, the public price of our shares of common stock may be more volatile than in an initial public offering underwritten on a firm-commitment basis and could, upon being listed on Nasdaq, decline significantly and rapidly. See “Risk Factors—Risks Related to Ownership of Our Common Stock — Our listing differs significantly from an initial public offering conducted on a firm-commitment basis. An active trading market may not develop or continue to be liquid and the market price of our shares of common stock may be volatile.”

In addition, to list on Nasdaq, we are also required to have at least three registered and active market makers. We expect that the Advisor will act as a registered and active market maker and will engage other market makers.

In addition to sales made pursuant to this prospectus, the shares of common stock covered by this prospectus may be sold by the Registered Shareholders in private transactions exempt from the registration requirements of the Securities Act.

Under the securities laws of some states, shares of common stock may be sold in such states only through registered or licensed brokers or dealers. If any of the Registered Shareholders utilize a broker-dealer in the sale of the shares of common stock being offered by this prospectus, such broker-dealer may receive commissions in the form of discounts, concessions or commissions from such Registered Shareholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal.

We have engaged Maxim as our financial advisor to advise and assist us with respect to certain matters relating to our listing. The services expected to be performed by the Advisor will include providing advice and assistance with respect to defining objectives, analyzing, structuring and planning the listing and developing and assisting with our investor communication strategy in relation to this listing. However, the Advisor will not be engaged to otherwise facilitate or coordinate price discovery activities or sales of shares of our common stock in consultation with us, and will not be permitted to, and will not be instructed by us to, plan or actively participate in any investor education activities, except as described herein.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation and Bylaws, subject to the provisions of Florida Law, contain provisions which allow the corporation to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Bahnsen Legal Group, PLLC, Boca Raton, Florida.

EXPERTS

Sadler, Gibb & Associates, LLC, independent registered public accounting firm, has audited our financial statements as June 30, 2023 and 2022 and for each of the two years in the period ended June 30, 2023 as set forth in their report. We have included our financial statements in the prospectus and elsewhere in the registration statement in reliance on Sadler, Gibb & Associates, LLC’s report which includes an explanatory paragraph about the existence of substantial doubt concerning the Company’s ability to continue as a going concern, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes amendments and exhibits, under the Securities Act and the rules and regulations under the Securities Act for the registration of common stock being offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules. Certain portions of the registration statement have been omitted as allowed by the rules and regulations of the SEC. Statements in this prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement. You may read and copy the registration statement, including exhibits and schedules filed with it, and reports or other information we may file with the SEC from the SEC’s Internet site at www.sec.gov.

Upon the listing of our common stock on Nasdaq, we will become subject to information and periodic reporting requirements of the Exchange Act and we will file annual, quarterly and current reports, proxy statements, and other information with the SEC.

FreeCast, Inc.

Index to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of FreeCast, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of FreeCast, Inc. (“the Company”) as of June 30, 2023 and 2022, the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended June 30, 2023 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the two-year period ended June 30, 2023, in conformity with accounting principles generally accepted in the United States of America.

Restatement of Financial Statements

As discussed in Note 2 to the financial statements, the financial statements as of and for the year ended June 30, 2023 have been restated to correct misstatements.

Explanatory Paragraph Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2019.

Draper, UT

November 13, 2023, except for Notes 2, 7, 8 and 11 as to which the date is January 4, 2024.

FREECAST, INC.

BALANCE SHEETS

	June 30, 2023	June 30, 2022
ASSETS
Current assets:
Cash	$1,634,494	$833
Accounts receivable, net	3,613	13,860
Inventory	-	68,899
Other currents assets	58,398	39,431
Total current assets	1,696,505	123,023

NON-CURRENT ASSETS:
Property and equipment, net	44,108	64,529
Intangible assets, net	-	15,343
Security deposits	126,145	126,145
Deferred S-1 offering costs	-	65,044
Operating lease, right-of-use asset	33,986	118,913
Financing lease, right-of-use asset	2,060	3,404
Total non-current assets	206,299	393,378
TOTAL ASSETS	$1,902,804	$516,401

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Account payable and accrued expenses	$1,669,277	$3,091,025
Bank overdraft	-	47,160
Accounts payable and accrued expenses - related party	1,523,891	939,189
Current portion of operating lease obligation	37,419	75,224
Current portion of finance lease obligation	1,514	1,343
Notes payable, current portion	950,000	850,000
Notes payable - related party, current	-	12,000
Current portion of deferred revenue	94,700	229,182
Total current liabilities	4,276,801	5,245,123

LONG TERM LIABILITIES:
Deferred revenue, net of current portion	88,071	178,150
Notes payable, net of current portion	475,356	275,356
Notes payable - related parties, net of current portion	89,289	89,139
Convertible notes payable - related parties, net of current portion	67,048	84,582
Revolving convertible notes payable - related parties, net of current portion and debt discount	4,819,592	1,385,316
Operating lease obligation, net of current portion	-	34,093
Finance lease obligation, net of current portion	546	2,061
Total long-term liabilities	5,539,902	2,048,697
TOTAL LIABILITIES	9,816,703	7,293,820

STOCKHOLDERS’ DEFICIT:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; and no shares issued and outstanding	-	-
Common stock, $0.0001 par value, 200,000,000 authorized, 44,164,626 and 37,053,376 shares issued and outstanding, respectively	4,430	3,718
Common stock subscriptions, 1,250,000 and 256,250 shares, respectively	1,250,000	256,250
Additional paid-in capital	39,556,708	26,983,054
Accumulated deficit	(48,725,037)	(34,020,441)
TOTAL STOCKHOLDERS’ DEFICIT	(7,913,899)	(6,777,419)
TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$1,902,804	$516,401

The accompanying notes are an integral part of these financial statements

FREECAST, INC.

STATEMENTS OF OPERATIONS

	For the Years Ended
	June 30, 2023	June 30, 2022
	(As Restated)
REVENUE:
Subscription	$503,419	$295,720
Product sales	441	4,964
Other revenue	3,340	2,533
TOTAL REVENUE	507,200	303,217

COST OF REVENUE:
Cost of revenue	220,147	157,285
TOTAL COST OF REVENUE	220,147	157,285

GROSS PROFIT	287,053	145,932

OPERATING COSTS AND EXPENSES:
Compensation and benefits	10,051,576	3,889,775
Sales and marketing	364,246	327,879
Impairment of assets	-	2,900,709
General and administrative	4,773,128	3,490,374
TOTAL OPERATING EXPENSES	15,188,950	10,608,737

LOSS FROM OPERATIONS	(14,901,897)	(10,462,805)

OTHER INCOME (EXPENSE):
Interest expense	(632,307)	(1,207,815)
Other (expense) income, net	518,977	(755)
Gain on the settlement of accounts payable	1,449,338	-
Gain on the settlement of debt	-	67,453
TOTAL OTHER INCOME (EXPENSE)	1,336,008	(1,141,117)

NET LOSS BEFORE INCOME TAX	(13,565,889)	(11,603,922)

Income tax expense (benefit)	-	-

NET LOSS	$(13,565,889)	$(11,603,922)

Deemed dividend on warrant modification	(2,669,175)	-

Net loss attributable to common shareholders	(16,235,064)	(11,603,922)

Net loss per common share – basic and diluted	$(0.40)	$(0.32)

Weighted average common shares outstanding – basic and diluted	40,225,866	36,257,664

The accompanying notes are an integral part of these financial statements

FREECAST, INC.

STATEMENT OF STOCKHOLDERS’ DEFICIT

FOR YEARS ENDED JUNE 30, 2023 (As Restated) AND 2022

	Common Stock		Common Stock Subscriptions	Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Amount	Capital	Deficit	Deficit
Balance as of June 30, 2021	34,873,376	$3,500	$-	$19,293,405	$(22,416,519)	$(3,119,614)

Common stock and warrants issued for cash	2,180,000	218	-	3,309,782	-	3,310,000
Stock-based compensation	-	-	-	1,306,906	-	1,306,906
Common stock subscriptions	-	-	256,250	-	-	256,250
Contingent warrants granted with convertible debt	-	-	-	23,720	-	23,720
Beneficial conversion feature	-	-	-	3,049,241	-	3,049,241
Net loss	-	-	-	-	(11,603,922)	(11,603,922)
Balance as of June 30, 2022	37,053,376	$3,718	$256,250	$26,983,054	$(34,020,441)	$(6,777,419)
Cumulative effect of adoption of ASU 2020-06	-	-	-	(4,494,267)	1,530,468	(2,963,799)
Balance as of July 1, 2022	37,053,376	$3,718	$256,250	$22,488,787	$(32,489,973)	$(9,741,218)

Common stock and warrants issued for cash	6,855,000	686	-	6,854,314	-	6,855,000
Stock-based compensation	-	-	-	108,436	-	108,436
Stock-based compensation for warrant modification	-	-	-	7,179,772	-	7,179,772
Common stock subscriptions	-	-	1,250,000	-	-	1,250,000
Deemed dividends for warrant modification	-	-	-	2,669,175	(2,669,175)	-
Shares issued to settle common stock subscriptions	256,250	26	(256,250)	256,224	-	-
Net loss	-	-	-	-	(13,565,889)	(13,565,889)
Balance as of June 30, 2023 (As Restated)	44,164,626	4,430	1,250,000	39,556,708	(48,725,037)	(7,913,899)

The accompanying notes are an integral part of these financial statements

FREECAST, INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended,
	June 30, 2023	June 30, 2022
	(As Restated)
CASH FLOWS FROM OPERATING ACTIVITES:
Net Loss	$(13,565,889)	$(11,603,922)
Reconciliation of net loss to net cash used in operating activities
Depreciation and amortization expense	40,018	52,938
Bad debt expense	790	7,509
Inventory write-off	68,899	31,045
Amortization of operating lease expense, right of use asset	84,927	71,525
Gain on settlement of accounts payable	1,449,338	-
Gain on forgiveness of PPP loan	-	(91,176)
Loss on extinguishment of debt	-	23,720
Stock-based compensation	108,436	1,306,906
Stock-based compensation for warrant modification	7,179,772	-
Amortization of debt discount	-	806,908
Impairment of assets	-	2,900,709
Changes in operating assets and liabilities:
Accounts receivable	9,457	52,330
Inventory	-	(71,259)
Other current assets	(18,967)	(31,141)
Deferred offering costs	65,044	(65,044)
Operating lease liability	(71,898)	(82,047)
Financing lease liability	1,334	140
Accounts payable and accrued expenses	(2,871,086)	1,496,498
Accounts payable and accrued expenses - related party	584,820	354,553
Deferred revenue	(224,561)	(36,346)
NET CASH USED IN OPERATING ACTIVITIES	(7,159,556)	(4,876,154)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalization of software development costs	-	(2,136,302)
Purchase of property and equipment	(4,253)	(8,732)
NET CASH USED IN INVESTING ACTIVITES	(4,253)	(2,145,034)

CASH FLOWS FROM FINANCING ACTIVITES:
Proceeds from issuance of common stock and warrants	6,855,000	3,310,000
Proceeds from common stock to be issued	1,250,000	-
Payments on finance lease	(1,344)	(1,192)
Bank overdraft	(47,160)	47,160
Proceeds from notes payable - related party	2,500	20,500
Repayments on notes payable – related party	(32,034)	(124,677)
Proceeds from revolving notes payable	1,067,858	3,023,470
Repayments on revolving notes payable	(597,500)	-
Proceeds from issuance of convertible notes payable	300,000	250,000
Proceeds from notes payable	-	222,000
Repayments on notes payable	-	(35,000)
NET CASH PROVIDED BY FINANCING ACTIVITIES:	8,797,470	6,712,261

Net change in cash	1,633,661	(308,927)
Cash, beginning of period	833	309,760
Cash, end of period	$1,634,494	$833

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid of income taxes	$-	$-

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of Beneficial Conversion Feature	$-	$3,049,241
Common shares issued to settle subscriptions	$256,250	$-
Conversion of debt to equity	$-	$256,250

The accompanying notes are an integral part of these financial statements

FREECAST, INC.

NOTES TO FINANCIAL STATEMENTS

JUNE 30, 2023 and 2022

Note 1 – Organization and Description of Business

FreeCast, Inc. (the “Company”) developed and markets an interactive digital media guide that facilitates access to a virtual library of entertainment media. The Company is based in Orlando, Florida and was founded in 2011 as a Florida Corporation. The Company’s primary products are SmartGuide and Select TV. Both SmartGuide and Select TV utilize the Company-designed proprietary technology that searches, and aggregates internet distributed streaming media into an electronic media guide. SmartGuide is licensable to brands/manufacturers of devices with large online user bases, while Select TV is a retail package that is sold by monthly and/or annual subscriptions.

Going Concern

The Company has incurred recurring losses from operations since inception, accumulating a deficit of approximately $48.7 million as of June 30, 2023. For the years ended June 30, 2023 and 2022, the Company incurred a net loss of approximately $13.6 million and $11.6 million, respectively. The Company may incur additional losses and negative operating cash flows in the future. Failure to generate sufficient revenues, reduce spending or raise additional capital could adversely affect the Company’s ability to achieve its intended business objectives. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements.

Since the inception of the Company in 2011, the operations of the Company have been funded primarily through sales of common stock to private investors, debt financing and exchange of common stock for services received by the Company. Management cannot be certain that additional funding will be available on acceptable terms, or at all. Management plans include raising additional capital through the sale of equity and debt securities, along with exploring additional avenues to increase revenues. To the extent that the Company raises additional funds by issuing equity securities, the Company’s shareholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact the Company’s ability to conduct business.

The accompanying financial statements for the years ended June 30, 2023 and 2022 have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. During the remaining 2023 calendar year, management intends to raise additional debt and/or equity financing to fund future operations and to provide additional working capital. However, there is no assurance that such financing will be consummated or obtained in sufficient amounts necessary to meet the Company’s needs. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

COVID-19

There has been outbreaks in several countries, including the United States, of the highly transmissible and pathogenic coronavirus (“COVID-19”). The outbreak of such Covid-19 resulted in a widespread health crisis that adversely affected general commercial activity and the economies and financial markets of many countries, including the United States. Although to date, the Company has not been adversely affected by Covid-19, the measures taken by the governments of countries affected could adversely affect the Company’s business, financial condition, and results of operations.

Note 2 – Summary of Significant Accounting Policies

Restatement

In December 2023, the Company’s management concluded that in the Company’s previously issued financial statements for the fiscal year ended June 30, 2023, contained in the registration statement filed on November 13, 2023 filed with the Securities and Exchange Commission, should be restated by reclassifying the share-based compensation expense for the warrant modification related to employee held warrants.

The need for the restatement arose out of the Company’s re-examination of the classification of the incremental change in fair value of the warrants immediately prior and after the warrant modification related to the warrants held by employees. Management determined the warrants held by employees that were modified should have been recorded as stock-based compensation under ASC 718.

The Company has restated the stock-based compensation for modification of employee warrants for the fiscal year ended June 30, 2023. The correction impacted the statement of operations, statement of stockholders’ deficit and statement of cash flows with adjustment to increase net loss and increase stock compensation expense for the warrant modification and certain notes to the financial statements.

The following table presents the impact of the restatement on the Company previously reported statement of operations and statement of cash flows as for the year ended June 30, 2023. The values as previously reported were derived from the year ended June 30, 2023 financial statements contained in the Company’s registration statement.

FREECAST, INC.
STATEMENTS OF OPERATIONS

	Year Ended June 30, 2023
	As
	Previously	Restatement	As
	Reported	Impacts	Restated
REVENUES:
Membership	$503,419	$-	$503,419
Product Sales	441	-	441
Other Revenue	3,340	-	3,340
TOTAL REVENUE	507,200	-	507,200

COST OF REVENUE:
Cost of Revenue	220,147	-	220,147
TOTAL COST OF REVENUE	220,147	-	220,147

GROSS PROFIT (LOSS)	287,053	-	287,053

OPERATING COSTS AND EXPENSES:
Compensation and benefits	2,871,804	7,179,772	10,051,576
Sales and marketing expense	364,246	-	364,246
Impairment loss	-	-	-
General and administrative	4,773,128	-	4,773,128
TOTAL OPERATING EXPENSES	8,009,178	7,179,772	15,188,950

LOSS FROM OPERATIONS	(7,722,125)	(7,179,772)	(14,901,897)

OTHER INCOME (EXPENSE):
Interest income (expense), net	(632,307)	-	(632,307)
Other (expense) income, net	518,977	-	518,977
Gain on the extinguishment of debt	1,449,338	-	1,449,338
TOTAL OTHER (EXPENSE) INCOME	1,336,008	-	1,336,008

NET LOSS BEFORE INCOME TAX	(6,386,117)	(7,179,772)	(13,565,889)

Income tax expense (benefit)	-	-	-

NET LOSS	$(6,386,117)	$(7,179,772)	$(13,565,889)

Deemed dividend on warrant modification	(9,848,947)	7,179,772	(2,669,175)

Net loss attributable to common shareholders	(16,235,064)	-	(16,235,064)

Loss per common share - basic and diluted	$(0.40)	$-	$(0.40)

Weighted average common shares outstanding - basic and diluted	40,225,866	-	40,225,866

FREECAST, INC.
STATEMENTS OF CASH FLOWS

	Year Ended June 30, 2023
	As
	Previously	Restatement	As
	Reported	Impacts	Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,386,117)	$(7,179,772)		$(13,565,889)
Reconciliation of net loss to net cash used in operating activities
Depreciation and amortization expense	40,018	-		40,018
Bad debt expense	790	-		790
Inventory write-off	68,899	-		68,899
Amortization of operating lease expense, right of use asset	84,927	-		84,927
Gain on settlement of accounts payable	1,449,338	-		1,449,338
Stock based compensation	108,436	-		108,436
Stock based compensation for warrant modification	-	7,179,772		7,179,772
Changes in operating assets and liabilities:				-
Accounts receivable	9,457	-		9,457
Other current assets	(18,967)	-		(18,967)
Deferred Offering Costs	65,044	-		65,044
Operating lease liability	(71,898)	-		(71,898)
Financing lease liability	1,344	-		1,344
Accounts payable and accrued expenses	(2,871,086)	-		(2,871,086)
Accounts payable and accrued expenses - related party	584,820	-		584,820
Deferred revenue	(224,561)	-		(224,561)
NET CASH USED IN OPERATING ACTIVITIES	(7,159,556)	-		(7,159,556)

CASH FLOWS FROM INVESTING ACTIVITIES:
Sale (purchase) of property and equipment	(4,253)	-		(4,253)
NET CASH USED IN INVESTING ACTIVITIES	(4,253)	-		(4,253)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock and warrants	6,855,000	-		6,855,000
Proceeds from common stock to be issued	1,250,000	-		1,250,000
Payments on finance lease	(1,344)	-		(1,344)
Bank overdraft	(47,160)	-		(47,160)
Proceeds from notes payable - related party	2,500	-		2,500
Repayments on notes payable – related party	(32,034)	-		(32,034)
Proceeds from revolving notes payable	1,067,858	-		1,067,858
Repayments on revolving notes payable	(597,500)	-		(597,500)
Proceeds from issuance of convertible notes payable	300,000	-		300,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	8,797,320	-		8,797,320

Net change in cash	1,633,511	-		1,633,511
Cash and cash equivalents, beginning of year	833	-		833
Cash and cash equivalents, end of year	$1,634,344	$-		$1,634,344

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-	$
Cash paid for taxes	$-	$-	$

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Common shares issued to settle subscriptions	$256,250	$-		$256,250

As shown above, the restatement impacts the classification of amounts within certain equity accounts. The impact on the statement of stockholders’ deficit for the year ended June 30, 2023 was an increase to stock-based compensation for warrant modification of $7,179,772 and a reduction to deemed dividend for warrant modification of $7,179,772.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with GAAP and include all adjustments necessary for the fair presentation of the Company’s financial position for the periods presented.

Use of Estimates

The preparation of these financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and disclosure in the accompanying notes. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: accounts receivable realization, the valuation allowance on deferred tax assets, the valuation of the Company’s common stock, options, warrants and revenue recognition.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities at the date of purchase of three months or less to be cash equivalents. Cash and cash equivalents include bank demand deposits, marketable securities with maturities of three months or less at purchase, and money market funds that invest primarily in certificates of deposits, commercial paper and U.S. government and U.S. government agency obligations. Cash equivalents are reported at fair value.

Accounts receivable

Accounts receivables are carried at original invoice amount less an estimate made for holdbacks and doubtful receivables based on a review of all outstanding amounts. The Company determines the allowance for doubtful accounts by regularly evaluating individual customer receivables and considering a customer’s financial condition, credit history, and current economic conditions and set up an allowance for doubtful accounts when collection is uncertain. Customers’ accounts are written off when all attempts to collect have been exhausted. Recoveries of accounts receivable previously written off are recorded as income when received. The balance of allowance for doubtful accounts as of June 30, 2023 and 2022 is $0.

Inventory

Merchandise inventory consists solely of finished goods and is valued at the lower of cost (first-in, first-out) or net realizable value. We regularly review our inventory quantities on hand and record a provision for excess and obsolete inventory based primarily on our estimated forecast of product demand and our ability to sell the product(s) concerned. Demand for our products can fluctuate significantly. Factors that could affect demand for our products include unanticipated changes in consumer preferences, general market conditions or other factors, which may result in a reduction in the rate of orders and reorders placed by customers. Additionally, our management’s estimates of future product demand may be inaccurate, which could result in an understated or overstated provision required for excess and obsolete inventory. For the fiscal year ended June 30, 2023, the Company recognized a provision to reduce inventory by $68,899 as the inventory was deemed obsolete. As of June 30, 2023 and 2022, the reserve for inventory obsolescence aggregated $68,899 and $0, respectively.

Property and Equipment

Property and Equipment are stated at cost, less accumulated depreciation. Depreciation is determined on a straight-line basis over the estimated useful lives of the assets, which generally range from three to five years. Maintenance and repairs are charged against expense as incurred.

Leases

Effective July 1, 2019, we adopted ASC 842, Leases. Under ASC 842, we determine if a contractual arrangement is, or contains, a lease at the inception date. Right-of-use (“ROU”) assets and liabilities related to operating leases and finance leases are separately reported in the balance sheets.

ROU assets and lease liabilities are recognized at the lease commencement date based on the present value of the future lease payments over the lease term. When the rate implicit to the lease cannot be readily determined, we utilize our incremental borrowing rate in determining the present value of the future lease payments. The incremental borrowing rate is derived from information available at the lease commencement date and represents the rate of interest that a lessee would have to pay to borrow an amount equal to the lease payments on a collateralized basis over a similar term in a similar economic environment. Operating lease ROU assets also include any cumulative prepaid or accrued rent when the lease payments are uneven throughout the lease term.

The ROU assets and lease liabilities may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option.

Lease liabilities are increased by interest and reduced by payments each period, and the ROU asset is amortized over the lease term. For operating leases, interest on the lease liability and the amortization of the ROU asset result in straight-line rent expense over the lease term. Variable lease expenses are recorded when incurred.

Intangible Assets

Intangible assets are comprised of application software development costs and for internal use are capitalized and amortized over an estimated useful life of three years. Costs related to the design or maintenance of internal-use software and application development are expensed as incurred. As of June 30, 2023, the balance in intangible assets was $0.

Impairment of Long-lived Assets

The Company evaluates long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable as prescribed by ASC Topic 360-10-05. “Property, Plant and Equipment”. If the carrying amount of the asset, including any intangible assets associated with that asset, exceeds its estimated undiscounted net cash flow, before interest, the Company will recognize an impairment loss equal to the difference between it carrying amount and its estimated fair value. As of June 30, 2023 and 2022, the Company recognized $0 and $2,900,709, respectively, in impairment losses, as the carrying amount exceeded the assets’ estimated undiscounted net cash flows.

Income Taxes

The Company accounts for income taxes under ASC 740 “Income Taxes,” which codified SFAS 109, “Accounting for Income Taxes” and FIN 48 “Accounting for Uncertainty in Income Taxes – an Interpretation of FASB Statement No. 109.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period the enactment occurs. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

FASB issued ASC 740-10 “Accounting for Uncertainty in Income Taxes”. ASC 740-10 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. This standard requires a company to determine whether it is more likely than not that a tax position will be sustained upon examination based upon the technical merits of the position. If the more-likely-than-not threshold is met, a company must measure the tax position to determine the amount to recognize in the financial statements.

In the twelve months ended June 30, 2022, the effective rate also included disallowed expenses used to substantiate the expected forgiveness of the loan secured under the Paycheck Protection Program (the “PPP”) established under the Coronavirus Aid, Relief and Economic Security Act enacted March 27, 2020 (the “CARES Act”). Accordingly, loan proceeds used to pay for payroll and select overhead costs may substantiate the forgiveness of the PPP loan but become non-deductible expenses for tax purposes.

Revenue Recognition

Revenue is recognized upon transfer of control of promised goods or services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those goods or services. The Company’s contracts include various product or services or a combination of both, which are generally capable of being distinct and are accounted for as separate performance obligations. The Company’s contracts may contain multiple distinct performance obligations.

The Company estimates the transaction price of a contract based on the expected value for which a significant reversal of revenue is not expected to occur. We generally determine stand-alone selling prices based on the prices charged to customers.

In arrangements with multiple performance obligations, the estimated transaction price of each contract is allocated to each distinct performance obligation based on relative stand-alone selling price (“SSP”). For performance obligations routinely sold separately, the SSP is determined by evaluating such stand-alone sales. For those performance obligations that are not routinely sold separately, the SSP is determined based on market conditions and other observable inputs.

Subscription Revenue

The Company no longer generates subscription revenue through renewal sales of Rabbit TV and Rabbit TV Plus, or through Select TV and Streaming TV Kits, which operated as the successor products to Rabbit TV and Rabbit TV Plus. In October 2022, the Company’s SelectTV.com paid subscription service and packaged SelectTV Streaming TV Kits were discontinued. The Company rebranded to the corporate namesake FreeCast.com, and relaunched its SmartGuide as a free registration subscription service. SmartGuide is the Company’s internet distributed streaming media guide that searches and aggregates media content on the web and facilitates access to its customers through Wi-Fi-enabled devices that support streaming video.

The Company does, however, sell monthly subscriptions for premium content purchased through its SmartGuide for varying fees for different content. Revenue from such premium subscription fees is recognized on a gross basis over the service period as the Company is deemed to be the principal in the relationship with the end user. The Company controls the content before transferring it to the end user and has latitude in establishing pricing. The Company both retransmits and “ingests” and distributes content.

Subscription revenue is derived from online sales through search engine optimization, search engine marketing, various marketing advertising services, the utilization of resellers in the form of publishers that promote upcoming retail promotions and packages, as well as direct sales to subscribers of our Value Channels subscription service. Value Channels subscription contains 17 cable channels and sells on a monthly subscription or annual fee. Value Channels is integrated into the initial FreeCast.com free registration and then offered as an upgrade. Both FreeCast.com (free registration) and Value Channels is available in various streaming Smart TV models (Google TV’s, Amazon Fire TV’s, LG, Samsung, TCL, Sony, and others), plus Streaming Devices (Amazon Fire, Google ChromeCast, Apple TV), PC’s/Laptops and mobile apps for Android and iOS devices.

Subscription revenue is recognized ratably on a straight-line basis over the duration of the subscription period, generally ranging from one month to five years. If the subscriber renews early, then the expiration date is extended by the renewal period, and the additional subscription fee is deferred and amortized over the additional months purchased by the subscriber. The Company no longer offers SelectTV lifetime subscriptions, which was initially deferred and recognized over a five-year period. All subscription fees are collected at the time of purchase.

Deferred revenue balances as of June 30, 2023 and 2022:

	As of June 30,
	2023	2022
Deferred revenue, current portion	94,700	229,182
Deferred revenue, non-current portion	88,071	178,150
Total deferred revenue	$182,771	$407,332

Deferred revenue reflects consideration invoiced prior to the completion of performance obligations and revenue recognition. Deferred revenue consists primarily of subscriptions for multiple months purchased upfront and recognized ratably over the term of the subscription. Revenue recognized during the year ended June 30, 2023 from amounts included in the total deferred revenue as of June 30, 2022 was $228,640. Revenue recognized during the year ended June 30, 2022 from amounts included in the total deferred revenue as of June 30, 2021 was $194,071. Revenue allocated to remaining performance obligations during the year ended June 30, 2023 that is included the deferred revenue balance as of June 30, 2023 was $4,079. Revenue allocated to remaining performance obligations during the year ended June 30, 2022 that is included the deferred revenue balance as of June 30, 2022 was $157,725. The Company shall recognize the deferred revenue balance ratably over the following periods:

Period	Amount
Between July 2023 and June 2024	$94,700
Between July 2024 and June 2025	$72,270
Between July 2025 and June 2028	$15,801

Product Sales

Beginning in 2023, in conjunction with the release of our new product FreeCast Home, we started recognizing contracts with customers from product sales requiring performance up to delivery, as well as contracts with customers that contain a subscription portion that causes revenue to be allocated or adjusted over time. Shipping and handling activities are performed before the customer obtains control of the goods and therefore represent a fulfillment activity rather than a promised service to the customer. Revenue and costs of sales are recognized when control of the products transfers to our customer, which generally occurs upon shipment from our facilities. For our physical product sales, our performance obligations are satisfied at that time.

Other Revenue

Other revenue includes licensing, advertising and referral fee revenue. The Company generates revenue through free registrations of FreeCast.com by partnering with retailers, manufacturers, operators and/or distributors of streaming devices, mobile phones, broadband carriers, broadcasters, property management, multi-dwelling developers, builders, and various mass consumer communities of streaming tv watchers. A FreeCast.com license is freely provided per registered consumer marketed by distributors in exchange for a negotiated revenue sharing percentage with each distributor on a case-by-case basis. Affiliate commissions are earned and then shared from third-party advertisement service providers, pay-per-view movie or series distributors, and live events tickets sales for such things as professional boxing or concerts. These license arrangements have not resulted in significant revenue to date.

The Company generates advertising revenue pursuant to arrangements with advertising agencies and brokers. Under these arrangements, it provides the agencies and brokers the ability to sell advertising on its service directly to advertisers. The Company reports this revenue net of amounts due to agencies and brokers because the Company is neither the primary obligor under these arrangements, nor does it set the pricing or establish or maintain the relationship with the advertisers.

Referral fee revenue is generated through premium services which are also available on our platform, for an additional fee, to allow single or time-limited use of private, decrypted viewing of movies, sporting events, concerts or other types of events.

The following table presents the Company’s revenue on a disaggregated basis:

	For the Years Ended June 30,
	2023	2022
Subscriptions	$503,419	$295,720
Product Sales	441	4,964
Advertising and other revenues	3,340	2,533
Total	$507,200	$303,217

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents and trade accounts receivable. Cash and cash equivalents of the Company are exposed to credit risk, subject to federal deposit insurance, in the event of default by the financial institutions holding its cash and cash equivalents to the extent of amounts recorded on the balance sheet. The cash accounts are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. As of June 30, 2023, the Company’s cash balance exceeded the FDIC insured limit by $1,384,494.

For accounts receivable, the Company performs ongoing credit evaluations of customers to assess the probability of accounts receivable collection based on a number of factors, including past transaction experience with the customer, evaluation of their credit history, and review of the invoicing terms of the contract. Accounts receivables are reported net of an allowance for doubtful accounts when applicable. The allowance for doubtful accounts reflects management’s best estimate of probable losses inherent in the accounts receivable balance at each reporting date. Management determines the allowance based on known troubled accounts, historical experience, and other currently available evidence. The Company recognized bad debt expense for the year ended June 30, 2023 and 2022 of $790 and $7,509, respectively. The balance of allowance for doubtful accounts as of June 30, 2023 and 2022 was $0.

Cost of Revenue

Cost of revenue consists primarily of hosting, product development, infrastructure costs and the salaries and benefits related to employees in software engineering, facilities-related expenses, and information technology associated with supporting those functions. Hosting costs consist of content streaming, maintaining our internet service and creating and serving advertisements through third-party ad servers. The Company makes payments to third-party ad servers in the period in which the advertising impressions are delivered or click-through actions occur, and accordingly records this as a cost of revenue in the related period. The Company incurs product development expenses primarily for improvements to the Company’s website, the apps, development of new advertising products and development and enhancement of the guide and streaming system. Product development costs are generally expensed as incurred. Certain website development and internal use software development costs may be capitalized when specific criteria are met. In such cases, the capitalized amounts are amortized to cost of revenue over the useful life of the related application once the application is placed in service.

Sales and Marketing

Sales and marketing consist primarily of contracts with third-party operators as well as employee-related costs, including, and commissions related to employees in sales, sales support and marketing departments. In addition, sales and marketing expenses include external sales and marketing expenses such as third-party marketing, branding, advertising, public relations expenses, commissions, facilities-related expenses, and infrastructure costs.

Fair Value of Financial Instruments

The Company accounts for financial instruments under Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 820, Fair Value Measurements. This statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements, ASC 820 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

Level 1 — quoted prices (unadjusted) in active markets for identical assets or liabilities;

Level 2 — observable inputs other than Level 1, quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, and model-derived prices whose inputs are observable or whose significant value drivers are observable; and

Level 3 — assets and liabilities whose significant value drivers are unobservable.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) attributable to all classes of common shareholders of the Company by the weighted average number of shares of all classes of common stock outstanding during the applicable period. Diluted earnings (loss) per share is determined in the same manner as basic earnings (loss) per share, except that the number of shares is increased to include restricted stock still subject to risk of forfeiture and to assume exercise of potentially dilutive stock options using the treasury stock method, unless the effect of such increase would be anti-dilutive.

The following table provides the number of common stock equivalents not included in diluted income per share, because the effects are anti-dilutive, for the fiscal years ended June 30, 2023 and 2022, respectively.

	For the Fiscal Year Ended June 30,
	2023	2022
Convertible debt and liabilities	25,556,836	21,448,572
Options	1,615,324	1,792,176
Warrants	26,112,174	23,826,641
Total	53,284,334	47,067,389

Stock-Based Compensation

Stock-based compensation issued is measured at the date of grant based on the estimated fair value of the award, net of estimated forfeitures. The grant date fair value of a stock-based award is recognized as an expense over the requisite service period of the award on a straight-line basis. The Company will recognize compensation expense, measured as the fair value of the stock-based compensation on grant date, when a performance condition is considered probable of occurring. For purposes of determining the variables used in the calculation of stock-based compensation issued to employees, the Company performs an analysis of current market data and historical data to calculate an estimate of implied volatility, the expected term of the option and the expected forfeiture rate. With the exception of the expected forfeiture rate, which is not an input, the Company uses these estimates as variables in the Black-Scholes option pricing model. Depending upon the number of warrants granted any fluctuations in these calculations could have a material effect on the results presented in the Company’s Statements of Operations. In addition, any differences between estimated forfeitures and actual forfeitures could also have a material impact on the Company’s financial statements.

In accounting for modifications of equity-classified warrants held by employee, it is the Company’s policy to determine the impact by analogy to the share-based compensation guidance of ASC 718, Compensation - Stock Compensation (“ASC 718”). The model for a modified share-based payment award that is classified as equity and remains classified in equity after the modification is addressed in ASC 718-20-35-3. Pursuant to that guidance, the incremental fair value from the modification is recognized as stock-based compensation expense in the statements of operations to the extent the modified instrument has a higher fair value. The Company modified certain equity-classified warrants held by employees in the year 2023 (see Note 8).

Loss Contingencies

Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Gain on Settlement of Accounts Payable

On July 14, 2022, the Company entered into a settlement agreement with a vendor, in which the Company agreed to pay the vendor a total of $150,000, a reduction in the amount owed of $1,599,338 as of June 30, 2022. During the year ended June 30, 2023, the Company recognized a gain on the settlement of accounts payable of $1,449,338 on the Statements of Operations upon payment of the $150,000 and being released from the remaining liability.

Modifications to Equity-classified Instruments

A change in the terms or conditions of a warrant is accounted for as a modification. For a warrant modification accounted for under ASC 815, the effect of a modification shall be measured as the difference between the fair value of the modified warrant and the fair value of the original warrant immediately before its terms are modified, with each measured on the modification date. The accounting for incremental fair value of the modified warrants over the original warrants is based on the specific facts and circumstances related to the modification. When a modification is directly attributable to an equity offering, the incremental change in fair value of the warrants is accounted for as an equity issuance cost. When a modification is directly attributable to a debt offering, the incremental change in fair value of the warrants is accounted for as a debt discount or debt issuance cost. For all other modifications, the incremental change in fair value is recognized as a deemed dividend.

The Company modified certain equity-classified warrants in the year 2023 (see Note 8).

Recently Issued Accounting Pronouncements

In June 2020, the FASB issued ASU No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40). This standard eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. For public business entities, it is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years using the fully retrospective or modified retrospective method. Early adoption is permitted but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company adopted ASU 2020-06 in the first quarter of fiscal year 2023 using the modified retrospective method of transition which allows for a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. As a result, the cumulative effect of the accounting change increased the carrying amount of the convertible notes, net by $2,963,799, increased retained earnings by $1,530,468, and reduced additional paid-in capital by $4,494,267.

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies that the Company adopts as of the specified effective date. The Company does not believe that the impact of recently issued standards that are not yet effective will have a material impact on the Company’s financial position or results of operations upon adoption.

Note 3 – Inventory

Inventory consists of finished goods purchased for resale and is stated at the lower of cost (first in, first out method) or net realizable value. The Company recognized $68,899 and $31,045 in inventory obsolescence for the fiscal years ended June 30, 2023 and 2022, respectively, which is classified in cost of revenue in the Statements of Operations.

Note 4 – Property and Equipment

Property and equipment, net consisted of the following:

	June 30,	June 30,
	2023	2022

Property and equipment	$146,735	$142,482

Less: accumulated depreciation	(102,627)	(77,953)

Property and equipment, net	$44,108	$64,529

Depreciation expense was $24,674 and $18,322 for the years ended June 30, 2023 and 2022, respectively, and is classified in general and administrative expenses in the Statements of Operations.

Note 5 – Intangible Assets

Intangible assets, net as of June 30, 2023 and 2022 consisted of the following:

	June 30,
	2023	2022

Internal Use Software	$105,000	$105,000

Less accumulated amortization	(105,000)	(89,657)

Net carrying value	$-	$15,343

During the fiscal years ended June 30, 2023 and 2022, the Company recorded total amortization expense of $15,343 and $34,616, respectively. During the years ended June 30, 2023 and 2022, the Company recorded an impairment associated with the internal use software assets of $0 and $2,900,710, respectively.

As of June 30, 2023, the Company has fully amortized the internal use software.

Note 6 – Deferred Offering Costs

As of June 30, 2023 and 2022, the Company had deferred offering costs of $0 and $65,044, respectively, related to the Company’s pending equity raise and filing of Form S-1 with the Securities and Exchange Commission. Costs incurred are in accordance with ASC 340-10-S25 and are deferred and netted against proceeds of the equity raise or expensed if no raise is completed. The Company elected to expense the entire deferred offering cost balance during the year ended June 30, 2023, due to the extended delay of over 90 days. The expense was recorded in general and administrative expense in the accompanying statement of operations.

Note 7 – Debt

Convertible Note Payable – Related Party

In June 2016, the Chief Executive Officer of the Company (“CEO”), William Mobley, loaned the Company $111,000, at an interest rate of 12% per annum. The loan matured on December 31, 2017, is in default and remains as an on-demand liability of the Company. As of June 30, 2023 and June 30, 2022, accrued interest charges related to this loan were $19,003, and $10,191, respectively. During the fiscal years ended June 30, 2023 and 2022, the Company did not pay any interest towards this loan. The note is convertible into shares of common stock at a conversion price of $0.25 per share. In accordance with ASC 470, the embedded beneficial conversion is recognized separately and was measured at its intrinsic value (see Note 11). As of June 30, 2023 and June 30, 2022, the outstanding principal and interest due to William Mobley was $86,051, and $94,733, respectively.

Convertible Note Payable

In March 2022, a third party loaned the Company $250,000, at an interest rate of 10% per annum. The note was convertible into shares of common stock at a conversion price of $2.00 per share with 50,000 warrants to purchase shares of the Company’s common stock at $1.75. On June 5, 2022, per agreement between the Company and the third party, the note is to be converted into 256,250 shares of the Company’s common stock at an amended conversion price of $1.00 per share, and additionally, upon conversion, increased the 50,000 warrants to 256,250 warrants granted to the lender. As of the amendment dated June 5, 2022, the Company evaluated the debt for extinguishment or debt modification under FASB ASC Topic 470-50, Debt – Modifications and Extinguishments, and determined extinguishment was applicable as a result of the addition of a substantive conversion feature. Under the rules, the Company extinguished the debt, which included the capitalized interest through June 5, 2022. The resulting loss on extinguishment was valued at $23,722. During the fiscal years ended June 30, 2023 and 2022, the Company did not pay any interest towards this loan. The 256,250 shares of the Company’s common stock were issued on September 16, 2022, and as such, the liability associated with this note was classified as common stock subscriptions on the balance sheet for the year ended June 30, 2023 and 2022 at a value of $0 and $256,250, respectively.

Notes Payable – Related Parties

Between July 2018 and April 2018, a related party, a Company owned by CEO, William Mobley, Public Wire, loaned the Company $66,380, at an interest rate of 12% per annum. The notes representing the loan originally matured on dates ranging from April 1, 2019 to January 1, 2020. Effective June 30, 2021, the Company amended the original promissory note with Public Wire and combined principal and interest from the previous notes under one new loan. In addition, the Company extended the maturity date to June 30, 2024. As of June 30, 2023 and 2022, accrued interest related to this loan was $21,411 and $10,697, respectively. During the fiscal years ended June 30, 2023 and 2022, the Company did not pay interest related to this loan. As of June 30, 2023 and 2022, the outstanding principal and interest due to Public Wire was $110,700 and $99,836, respectively.

During June 2022, an employee loaned the Company $12,000, at an interest rate of 6% per annum. The note matured on August 1, 2022. As of June 30, 2023 and 2022, accrued interest related to this loan was $0 and $47, respectively. As of June 30, 2023 and 2022, the outstanding principal and interest due to Ms. Bevington was $0 and $12,047, respectively.

Revolving Convertible Notes Payable – Related Parties

On July 1, 2018, the Company signed a revolving convertible note agreement with Nextelligence, the majority shareholder, which was amended and restated as of July 2, 2018, for an amount up to $500,000; with any borrowings on this loan being at the Company’s complete discretion. Outstanding principal accrued interest at 12% per annum, and was due and payable on July 1, 2020. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest was convertible into shares of the Company’s common stock at a conversion price of $0.25 per share. The loan matured on July 1, 2020, was in default and remained as an on-demand liability of the Company’s until June 30, 2021. On June 30, 2021, the Company entered into a new revolving convertible promissory note with Nextelligence for an amount up to $2,500,000; with any borrowings on this loan being at the Company’s complete discretion. Outstanding principal accrues interest at 12% per annum. The borrowing limit was increased to $6,000,000 pursuant to a first amendment to the note dated June 13, 2022. Pursuant to a second amendment to the note dated July 17, 2023, the borrowing limit was increased to $10,000,000 and the maturity date extended to June 30, 2025. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest is convertible into shares of our common stock at a conversion price of $0.25 per share. For the fiscal years ended June 30, 2023 and 2022, the Company in various installments borrowed $1,067,859 and $2,907,220, respectively, in additional proceeds from this loan. As of June 30, 2023 and June 30, 2022, the balance of unpaid accrued interest was $892,007 and $326,666, respectively, related to this loan. In addition, as of June 30, 2023 and June 30, 2022, the outstanding principal and interest due is $5,711,599 and $4,675,781, respectively.

During the fiscal year ended June 30, 2022 the Company recognized a beneficial conversion feature related to this note of $3,036,978 and $806,909 in the amortization of the beneficial conversion feature as interest expense. See Note 8 for further discussion of the beneficial conversion feature. The Company adopted ASU 2020-06 in the first quarter of fiscal year 2023, and as such, has not recognized any beneficial conversion feature or amortization expense during the twelve months ended June 30, 2023. The balance of the revolving convertible notes payable to related parties, net of debt discount, as of June 30, 2023 and 2022 was $4,819,592 and $1,385,316, respectively.

Notes Payable

On September 15, 2016, the Company entered into an agreement with U.S. Premium Finance to provide financing in an aggregate amount of $1,967,450 for the insurance premium associated with both D&O and Workers Compensation policies. Both policies commenced September 15, 2016, and provided coverage for the next 36 months, expiring September 15, 2019. The loan bears interest at a floating rate per annum equal to the greater of either (i) 4.99% or (ii) 4.99% plus the Wall Street Journal Prime Rate. During the year ended June 30, 2019 and 2018, the interest rate on the loan was 4.99%. The Company was required to pay monthly principal and interest of approximately $58,957, paid over 36 months, with the final payment on October 15, 2019.

The U.S. Premium Finance agreement dated September 15, 2016 was secured against all rights, title, and interest associated with the D&O and Workers Compensation policies. As part of the legal costs associated with obtaining premium financing, on September 19, 2016 the Company agreed to pay a loan origination fee in the amount of $98,250. The loan origination fee was recorded as a debt discount and amortized over the life on the policy, maturing September 2019.

On April 18, 2017, the Company entered into an additional agreement with U.S. Premium Finance. The Company received $568,935 in net proceeds from them premium financing agreement. The loan bears interest at a floating rate per annum equal to the greater of either (i) 4.99% or (ii) 4.99% plus the Wall Street Journal Prime Rate. During the year ended June 30, 2019 and 2018, the interest rate on the loan was 4.99%. The Company was required to pay monthly principal and interest of approximately $29,705, paid over 20 months, with the final payment on December 15, 2018.

The U.S. Premium Finance agreement dated April 18, 2017 was secured against all rights, title, and interest associated with the general liability insurance policy. As part of the legal costs associated with obtaining premium financing, on April 18, 2017, the Company incurred and capitalized a loan origination fee in the amount of $28,348. The loan origination fee was amortized over the life of the policy, maturing December 2018. As of June 30, 2022 and 2021, there were no prepaid loan origination fees; as the amount was fully amortized.

On November 13, 2019, the Company settled the outstanding liability with U.S. Premium Finance, in which the Company agreed to pay $1,000,000 in various installments, with the last payment due on December 5, 2022. During the year ended June 30, 2020, the Company, in accordance with the agreement, reduced the principal on the balance sheet and recognized a $774,009 gain on forgiveness of debt. In adherence to the conditions of the agreement, the Company paid $275,000 towards the outstanding balance of the loan as of June 30, 2020. In addition, as of November 13, 2019, the Company had accrued approximately $162,350 in interest, which was reduced to zero based on the settlement amount and the Company recognized as a gain on forgiveness of debt, of $162,350. As of June 30, 2023 and 2022, the balance due was $650,000, all of which is current. The Company is in default on the outstanding liability (see Note 9).

On October 22, 2019, the Company entered into a promissory note with unrelated third party for the amount of $250,000, at an interest at 6% per annum. Effective, June 30, 2021, the Company combined all previous principal ($250,000) and interest related ($25,356) to this loan and extend the maturity date to June 30, 2024 as per the second amendment to the agreement. As of June 30, 2023 and 2022, accrued interest charges related to this loan was $33,043 and $16,521, respectively. During the years ended June 30, 2023 and 2022, the Company did not pay any Interest towards this loan. As of June 30, 2023 and 2022, the outstanding principal and interest due was $308,399, and $291,878, respectively.

Between March 2022 and June 2022, an unrelated third party, loaned the Company $200,000, at an interest rate of 6% per annum. In August 2022, the unrelated third party loaned the Company an additional $100,000. The notes matured on March 1, 2023, and were in default until a renewal and consolidating note was entered into as of August 1, 2023 in the principal amount of $320,383.50. The interest rate under the renewal note is 6% per annum, and it matures on July 31, 2024. As of June 30, 2023 and 2022, accrued interest related to these loans were $18,805 and $1,693, respectively. During the fiscal years ended June 30, 2023 and 2022, the Company did not pay interest related to these loans. As June 30, 2023 and 2022, the outstanding principal and interest due was $318,805 and $201,693, respectively.

On June 6, 2022, an employee of the Company, loaned us $12,000, at an interest rate of 6% per annum. The note matured on August 1, 2022, is in default and remains an on-demand liability of ours. As of June 30, 2022, accrued interest related to this loan was $47. During the fiscal year ended June 30, 2022, we did not pay interest related to this loan. As June 30, 2023 and 2022, the outstanding principal and interest due was $0 and $12,047, respectively. Additionally, in 2022, the employee loaned the Company $10,000 which was paid back prior to June 30, 2022.

On November 18, 2022, the Company entered into a loan agreement with two unrelated parties for the aggregate amount of $200,000, at an interest rate of 6% compounded annually. The loan matures on December 1, 2024. As of June 30, 2023, accrued interest related to the loan was $7,364. During the fiscal year ended June 30, 2023, the Company did not pay interest on the loan. As of June 30, 2023, the outstanding principal and interest due on the loan was $207,364.

Notes payable as of June 30, 2023 and 2022 summarized as follows:

			June 30,
Lender	Interest Rate	Maturity	2023	2022
U.S. Premium Finance	4.99%	12/5/2022	$650,000	$650,000
Unrelated third party	6.00%	6/30/2024	275,356	275,356
Unrelated third party	6.00%	3/1/2023	300,000	200,000
Unrelated third party	6.00%	12/1/2024	200,000	-
			1,425,356	1,125,356
Less notes payable - current			950,000	850,000
Notes payable, net of current portion			$475,356	$275,356

Note 8 – Stockholders’ Equity

Preferred Stock

No shares of preferred stock are currently outstanding. The Board of Directors may designate the authorized but unissued shares of the Preferred Stock with such rights and privileges as the board of directors may determine. As such, our board of directors may issue 5,000,000 preferred shares and designate the conversion, voting and other rights and preferences without notice to our shareholders and without shareholder approval.

Common Stock

Each holder of common stock is entitled to vote on all matters and is entitled to one vote for each share held. No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of new or additional issue of shares of stock of any class, or of securities convertible into share of stock or any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by the way of dividend.

As of June 30, 2023, and 2022, the Company authorized to issue 200,000,000 common shares at a par value of $0.0001 per share.

As of June 30, 2023 and 2022, the Company had shares of common stock outstanding of 44,164,626 and 37,053,376, respectively.

In the year ended June 30, 2023, we sold to investors a total of 6,855,000 shares of our common stock and warrants to purchase an aggregate of 6,855,000 shares of our common stock for net proceeds of $6,855,000.

In the year ended June 30, 2022, we sold to investors a total of 2,180,000 shares of our common stock and warrants to purchase an aggregate of 1,306,250 shares of our common stock for net proceeds of $3,310,000.

Common Stock Subscriptions

In the year ended June 30, 2023, the Company received deposits in the amount of $1,250,000 for 1,250,000 common shares to be issued pursuant to the securities purchase agreement. These common shares were issued in July 2023.

In the year ended June 30, 2022, the Company converted a convertible note payable as discussed in note 7 for a value of $256,250 for 256,250 common shares to be issued pursuant to the securities purchase agreement. These common shares were issued in the year ended June 30, 2023.

Warrants

The Company from time-to-time issues warrants in conjunction with equity financing. In the year ended June 30, 2022, the Company issued warrants to purchase an aggregate of 1,306,250 (256,250 shares related to the common stock subscription) shares of common stock of the Company to non-employees in conjunction with common stock purchases of $1,306,250 ($256,250 related to the common stock subscription) in the aggregate.

During the period July 1, 2022 to June 12, 2023, the Company issued warrants to purchase an aggregate of 8,105,000 (1,250,000 shares related to the common stock subscription) shares of common stock of the Company to non-employees in conjunction with common stock purchases of $8,105,000 ($1,250,000 related to the common stock subscription) in the aggregate.

On May 1, 2023, the Company issued warrants to Gary Engel, the Company’s Chief Marketing Officer, to purchase 25,000 shares of our common stock, exercisable at $3.00 per share, issued in connection with entering into an employment agreement, effective May 1, 2023. The warrant vests ratably over 12 months and may be exercised in whole or in part at any time or from time to time from the vesting date up to and including May 1, 2026. Under the Black-Scholes-Merton option pricing model the fair value of the warrants at time of issuance was approximately $7,666, the Company will amortize the fair value over 12 months as compensation and benefits expense in accompany statement of operations. The significant inputs were as follows: common stock fair value of $.90, volatility of 92.1%, term of 3 years and risk-free rate of 3.85%.

Warrant Modification

Effective as of June 15, 2023, the Company authorized and approved the reissuance of 75 expired warrants held by non-employees and 4 expired warrants held by an employee (“Expired Warrants”) to purchase an aggregate of 15,275,924 shares of the Company’s common stock, at a purchase prices from $0.25 to $4.00 per share, all of which had expired without being exercised, and the modification of 61 outstanding warrants held by non-employees and 1 warrant held by an employee (“Reissued Warrants”) to purchase an aggregate of 8,211,250 shares of the Company’s common stock, at a purchase prices from $1.75 to $3.00 per share, that by their terms will expire if not exercised on or prior to dates ranging from February 10, 2024 to September 30, 2025, to reissued the Expired Warrants and modify the Reissued Warrants (collectively “Warrant Modification”) by extending the expiration date to December 31, 2025 and maintaining all other terms in the original warrant agreements.

The value of the Warrant Modification to purchase an aggregate of 23,487,174 shares was calculated using the Black-Scholes-Merton option pricing model. The incremental fair value attributable to the Expired Warrants and Reissued Warrants, which was measured at the amount equal to the incremental value reflecting in the change in fair value of the warrants before and after the Warrant Modification, was calculated at $9,848,947. The portion of the incremental fair value related to non-employee warrants that were initially issued as part of equity financings was $2,669,175 and was treated as a deemed dividend and is reflected as “Deemed dividend on warrant modification” in the accompanying statement of operations. The portion of the incremental fair value related to employee warrants that were initially issued as awards was $7,179,772 and was treated as stock-based compensation and is reflected in “Compensation and benefits” in the accompanying statement of operations. Accordingly, the Warrant Modification was recorded as an increase in additional paid in capital with a corresponding decrease to retained earnings.

The Company utilized an option pricing model to fair value the Company’s common stock as of June 15, 2023. The significant inputs were as follows: volatility of 71.1%, term of 2 years and risk-free rate of 4.55%. The valuation determined the fair value of the Company’s common stock to be $0.90125 as of June 15, 2023.

The Black-Scholes-Merton option pricing model includes the following assumptions to determine the fair value attributable immediately before and after the warrant modification effective June 15, 2023:

	Immediately
	Before	After
Assumptions:
Common stock fair value	$.90	$.90
Risk-free interest rate	4.12-5.21%	4.43%
Expected dividend yield	0%	0%
Expected volatility	64-83%	81.55%
Expected life (in years)	.66-2.3	2.55

Following is a summary of outstanding stock warrants as of the year ended June 30, 2023 and 2022:

	Number of Shares	Weighted Average Price	Weighted Average Remaining Life (years)	Intrinsic Value

Warrants outstanding and exercisable of as of June 30, 2021	24,328,463	$0.53	1.6	$36,100,866
Issued	1,306,250	3.00	-	-
Expired and forfeited	(1,808,072)	1.75	-	-
Exercised	-	-	-	-
Warrants outstanding and exercisable of as of June 30, 2022	23,826,641	$0.57	0.7	$58,034,239
Issued	24,445,924	1.60	-	-
Expired and forfeited	(22,160,391)	0.25	-	-
Exercised	-	-	-	-
Warrants outstanding as of June 30, 2023	26,112,174	$1.55	2.6	$8,245,525
Warrants exercisable as of June 30, 2023	26,089,257	$1.55	2.6	$8,245,525

Exercise Price ($)	Warrants outstanding as of June 30, 2023	Warrants outstanding as of June 30, 2022

$0.25	10,274,033	19,000,000
$0.60	1,350,000	1,350,000
$1.75	4,916,891	2,035,391
$3.00	9,436,250	1,306,250
$4.00	135,000	135,000
	26,112,174	23,826,641

Stock Based Compensation - Stock Options

Effective June 25, 2021, the Board of Directors of FreeCast Inc. adopted the 2021 Equity Incentive Plan, (the “Incentive Plan”). The plan provides for both incentive stock options and non -qualified stock options to officers, directors, employees, and consultants of the company.

In the year ended June 30, 2023, the Company issued and granted 41,212 options to purchase the Company’s common stock to employees at a $2 exercise price, options expire between November 1, 2032 and May 20, 2033.

In the year ended June 30, 2022, the Company issued and granted 1,792,176 options to purchase the Company’s common stock to employees at a $2 exercise price, all options expire on June 25, 2031.

The Company recognizes stock-based compensation expense using a grant date fair-value to measure the costs related to stock-based payments, including stock options. The fair value of options awarded to employees is measured on the date of grant using the Black-Scholes option-pricing model and is recognized as expense over the requisite service period on a straight-line basis.

Following is a summary of outstanding stock options as of June 30, 2023 and 2022:

	Number of Shares	Weighted Average Price	Weighted Average Remaining Life (years)	Intrinsic Value
Options as of June 30, 2021	1,792,176	$2.00	10.0	$-
Issued	-	-	-	-
Expired and forfeited	-	-	-	-
Exercised	-	-	-	-
Options as of June 30, 2022	1,792,176	$2.00	9.0	$-
Issued	41,212	2.00	-	-
Expired and forfeited	(218,064)	-	-	-
Exercised	-	-	-	-
Options outstanding and exercisable of June 30, 2023	1,615,324	$2.00	8.02	$-

The following is the vesting terms associated with those shares:

Tranche	Shares Granted	Vesting Method	Vesting Terms
Tranche 1	1,578,480	Graded Vesting	1/6th vested on July 1, 2021, remainder vests over the next 18th months using the graded vesting method, until the option is 100% vested.
Tranche 2	31,324	Straight-line	1/24th will vest on a straight-line monthly basis until the option is 100% vested.
Tranche 3	5,520	Graded Vesting	1/6th vests on grant date, remainder vests over the next 30 months using the graded vesting method, until the option is 100% vested.
Total	1,615,324

The Black-Scholes option-pricing model includes the following weighted average assumptions to determine the grant share-based awards:

	Years Ended June 30,
	2023	2022
Assumptions:
Risk-free interest rate	.24-.42%	.28%
Expected dividend yield	0%	0%
Expected volatility	61.0-64.0%	52.0%
Expected life (in years)	5.52	5.75-6.25

During the years ended June 30, 2023 and 2022, the Company recognized $108,436 and $1,306,903 in stock-based compensation expense related to those options issued for services rendered to employees during the years ended 2023 and 2022, respectively.

As of June 30, 2023 there was $27,913 respectively in unrecognized stock-based compensation related to unvested restricted stock agreements, net of estimated forfeitures.

Beneficial Conversion Feature

The Company had embedded conversion features that it accounted for under ASC 470 and was recognized separately at its intrinsic value. Intrinsic value was calculated as the difference between the conversion price and the fair value of the common stock multiplied by the number of shares into which the security is convertible. If the intrinsic value of the beneficial conversion feature was greater than the proceeds allocated to the convertible instrument, the amount of the discount assigned to the beneficial conversion feature would have been limited to the amount of the proceeds allocated to the convertible instrument.

During the year ended June 30, 2022, the Company recorded $3,049,241 of beneficial conversion features related to loans and accounts payable and accrued expenses that are convertible to shares of the Company’s common stock at a price less than the market price. In addition, during the year ended June 30, 2022, the Company recognized $819,172 as a debt discount and interest expense in conjunction with the amortization of the beneficial conversion feature.

The Company adopted ASU 2020-06 in the first quarter of fiscal year 2023 using the modified retrospective method of transition which allows for a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. As a result, the cumulative effect of the accounting change increased the carrying amount of the convertible notes, net by $2,963,799, increased retained earnings by $1,530,468, and reduced additional paid-in capital by $4,494,267. See Note 7.

Note 9 – Commitments and Contingencies

In October 2018, the Company entered into a two-year sublease agreement for approximately 3,360 square feet of office space in Orlando, Florida. In August 2020, the Company provided $117,336 in security deposit, and entered into a 39-month lease agreement which allowed the Company to expand its office space to 10,080 square feet; the lease matures October 31, 2023. As of June 30, 2023, the Company has 22 months remaining resulting in a future minimum lease payment under a non-cancellable lease of approximately $30,981.

In August 2022, CEBV, LLC, as assignee of Ameris Bank sued the Company and its chief executive officer (“CEO”), William Mobley, along with various other companies alleging the Company and its CEO had received proceeds from a purported loan fraud scheme perpetrated by various third parties. No loans were made to the Company or its CEO by Ameris Bank. On August 2, 2023, the court dismissed the case against the Company and its CEO without prejudice.

In December 2022, U.S. Premium Finance sued the Company and its CEO for nonpayment of a settlement agreement arising from a collection lawsuit involving two U.S. Premium Finance agreements. These agreements, which the Company learned after entered into, were the product of the same loan scheme at the center of the CEBV, LLC lawsuit (see above). The Company filed motions to set aside the judgment, for rehearing and for evidentiary hearing on January 17, 2023, all of which were denied by the court in an order entered on December 7, 2023. The Company continues to believe that the claims made by USPF are without merit. The Company intends to continue the pursuit to prove USPF is involved in a national banking fraud scheme, and that the settlement that was reached was done so before learning that the loans issued by USPF were part of this scheme. If the Company fails in this pursuit, the Company may be required to pay the Damages, plus accrued interest thereon at the rate of 4.75% per annum. The ultimate outcome of this litigation cannot presently be determined. However, in management’s opinion, the likelihood of a material adverse outcome is remote. Accordingly, adjustments, if any, that might result from the resolution of this matter have not been reflected in the financial statements.

Note 10 – Leases

On August 20, 2019, the Company entered into a 63-month lease agreement for an office copier that is expected to mature on October 20, 2024.

The Company currently has two active leases, an office lease, as well as an office copier under non-cancellable operating leases with initial terms typically ranging from 1 to 3 years. At contract inception, the Company reviews the facts and circumstances of the arrangement to determine if the contract is or contains a lease. The Company follows the guidance in Topic 842 to evaluate whether the contract has an identified asset; if the Company has the right to obtain substantially all economic benefits from the asset; and if the Company has the right to direct use of the underlying asset. When determining if a contract has an identified asset, the Company considers both explicit and implicit assets, and whether the supplier has the right to substitute the asset. When determining if the Company has the right to direct the use of an underlying asset, the Company considers if they have the right to direct how and for what purpose the asset is used throughout the period of use and if they control the decision-making right over the asset.

The Company’s lease terms may include options to extend or terminate the lease. The Company exercises judgment to determine the term of those leases when extension or termination options are present and include such options in the calculation of the lease term when it is reasonably certain that it will exercise those options.

The Company has elected to include both lease and non-lease components in the determination of lease payments. Payments made to a lessor for items such as taxes, insurance, common area maintenance, or other costs commonly referred to as executory costs, are also included in lease payments if they are fixed. The fixed portion of these payments are included in the calculation of the lease liability, while any variable portion would be recognized as variable lease expenses, when incurred. Variable payments made to third parties for these, or similar costs, such as utilities, are not included in the calculation of lease payments.

At commencement, lease-related assets and liabilities are measured at the present value of future lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company exercises judgment in determining the incremental borrowing rate based on the information available at when the lease commences to measure the present value of future payments.

Operating lease expense is recognized on a straight-line basis over the lease term. Finance lease cost includes amortization, which is recognized on a straight-line basis over the expected life of the leased asset, and interest expense, which is recognized following an effective interest rate method.

Operating leases are included in other assets, current operating lease obligations, and operating lease obligations (less current portion) on the Company’s balance sheet. Finance leases are included in property, plant and equipment and current and long-term portion of finance lease obligations on the Company’s balance sheet. Short term leases with an initial term of 12 months or less are not presented on the balance sheet with expense recognized as incurred.

The following table presents lease assets and liabilities and their balance sheet classification:

Classification	June 30, 2023	June 30, 2022
Operating Leases:
Right-of-use Asset	$33,986	$118,913
Current portion of operating lease obligation	$37,419	$75,224
Operating lease obligation, less current portion	$-	$34,093

Finance Leases:
Right-of-use Asset	$2,060	$3,404
Current portion of operating lease obligation	$1,514	$1,343
Financing lease obligation, less current portion	$546	$2,061

The components of lease expense for the year ended June 30, 2023 and 2022, are as follows:

Classification	June 30, 2023	June 30, 2022
Operating lease cost	$84,294	$91,000
Finance Lease:
Amortization of lease assets	1,344	140
Interest on lease liabilities	336	487
Total finance lease cost	$1,680	$627

Supplemental disclosures of cash flow information related to leases were as follows:

	June 30, 2023	June 30, 2022
Cash paid for operating lease liabilities	$90,457	$87,822

The weighted average lease term and discount rates are as follows:

June 30, 2023
Operating Leases:
Weighted average remaining lease term (months)	5
Weighted average discount rate	12%
Finance Leases:
Weighted average remaining lease term (months)	16
Weighted average discount rate	12%

Future payments due under leases reconciled to lease liabilities as follows:

	Finance Lease	Operating Lease
For the fiscal years ending June 30:
2024	1,680	38,556
2025	560	-
Total undiscounted lease payments	2,240	38,556
Present value discount, less interest	(179)	(1,137)
Lease Liabilities	$2,060	$37,419

Note 11 – Income Taxes

At June 30, 2023, the Company has approximately $44,923,571 of operating loss carryforwards for federal and $44,923,571 for Florida state tax purposes that may be applied against future taxable income. Of the $44.92 million of net operating losses, $8.4 million will begin to expire in the year 2032 if not utilized prior to that date. The remaining amount of $36.52 million will not have an expiration date but will be limited to 80% of taxable income. There is no provision for income taxes because the Company has historically incurred operating losses and maintains a full valuation allowance against its net deferred tax assets. The valuation allowance increased by approximately $4,415,463 and $2,277,683 during the years 2023 and 2022, respectively. The deferred tax assets are approximately $12,157,000 and $7,742,000 at June 30, 2023 and 2022, respectively.

A reconciliation of the statutory U.S. Federal rate to the Company’s effective tax rate is as follows:

	June 30,
	2023	2022
	(restated)
Federal income tax benefit at statutory rate	21.00%	21.00%
State income tax, net of federal benefits	5.62%	3.34%
Permanent items	0.81%	(4.71)%
Prior period adjustments	5.25%	-%
Change in valuation allowance	(32.68)%	(19.63)%
Provision from income taxes	-	-

The tax effect of temporary differences that gave rise to significant portion of the deferred tax assets / (liabilities) were as follows:

	June 30,
	2023	2022
	(restated)
Net Operating loss carryforwards - Federal	$9,433,950	$5,468,448
Net Operating loss carryforwards - State	1,951,929	1,128,603
Stock based compensation	989,467	1,320,702
Deferred Revenue	(281,666)	(224,751)
Accrued Liabilities	66,689	61,154
Depreciation and Amortization	(3,263)	(66,624)
Allowance for doubtful accounts	-	54,111
Valuation allowance	(12,157,105)	(7,741,643)
Net deferred tax assets	$-	$-

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax asset will not be realized. The Company’s ability to realize its deferred tax assets depends upon the generation of sufficient future taxable income to allow for the utilization of the deductible temporary difference carryforwards. At this time, based on current facts and circumstances, management believes that is not likely that the Company will realize the benefits for its deferred tax assets, and a valuation allowance has been recorded on the same.

The Company does not have any recorded unrecognized tax benefit for uncertain tax positions as of June 30, 2023 and 2022.

Note 12 – Related Parties

In June 2016, the Chief Executive Officer of the Company (“CEO”), William Mobley loaned the Company $111,000, at an interest rate of 12% per annum. The loan originally matured on December 31, 2017, however effective June 30, 2021, the Company amended the original promissory note with William Mobley and combined all previous principal and interest under one new note, that matures June 30, 2024. As of June 30, 2023 and June 30, 2023, accrued interest charges related to this loan were $19,003, and $10,191, respectively. During the fiscal years ended June 30, 2023 and 2022, the Company did not pay any interest towards this loan. The note is convertible into shares of common stock at a conversion price of $0.25 per share. In accordance with ASC 470, the embedded beneficial conversion is recognized separately and was measured at its intrinsic value (see Note 11). As of June 30, 2023 and June 30, 2022, the outstanding principal and interest due to William Mobley was $86,051, and $94,773, respectively.

Between July 2018 and April 2018, a related party, a Company owned by CEO, William Mobley, Public Wire, loaned the Company $89,139, at an interest rate of 12% per annum. The notes representing the loan originally matured on dates ranging from April 1, 2019 to January 1, 2020. Effective June 30, 2021, the Company amended the original promissory note with Public Wire and combined principal and interest from the previous notes under one new loan. In addition, the Company extended the maturity date to June 30, 2024. As of June 30, 2023 and 2022, accrued interest related to this loan was $21,411 and $10,697, respectively. During the fiscal years ended June 30, 2023 and 2022, the Company did not pay interest related to this loan in. As of June 30, 2023 and 2022, the outstanding principal and interest due to Public Wire was $110,700 and $99,836, respectively.

During June 2022, an employee of the Company loaned the Company $12,000, at an interest rate of 6% per annum. The note matures on August 1, 2022. As of June 30, 2023 and 2022, accrued interest related to this loan was $0 and $47, respectively. During the fiscal years ended June 30, 2023 and 2022, the Company did not pay interest related to this loan. As of June 30, 2023 and 2022, the outstanding principal and interest due to Ms. Bevington was $0 and $12,047, respectively.

On July 1, 2018, the Company signed a revolving convertible note agreement with Nextelligence; the majority shareholder, for an amount up to $1,000,000; with any borrowings on this loan being at the complete discretion of the Company. For the fiscal years ended June 30, 2023 and 2022, the Company in various installments borrowed $1,067,859 and $2,907,220, respectively, in additional proceeds from this loan. The loan accrues interest at a rate of 12% per annum. Effective June 30 2021, the loan was extended to mature June 30, 2024 and increased the borrowing limit from $1M to $2.5M, as stated in the third amendment to the revolving convertible note.  June 30, 2023 and June 30, 2022, the balance of unpaid accrued interest was $892,007 and $326,666, respectively, related to this loan. In addition, as of June 30, 2023 and June 30, 2022, the outstanding principal and interest due is $5,711,480 and $4,675,781, respectively.

Note 13 – Subsequent Events

The Company follows the guidance in FASB ASC 855-10 for the disclosure of subsequent events. The Company evaluated subsequent events through the date the financial statements were issued and determined that except for the events discussed in Note 7 and the following subsequent events, there have been no additional subsequent events that would require recognition in the financial statements or disclosure in the notes to the financial statements:

From July 1, 2023 through November 9, 2023, Nextelligence advanced the Company $2,650,000 in the aggregate in connection with the revolving convertible note agreement.

The Company amended the lease agreement for our headquarters located in Orlando, Florida with Anson Logistics Assets LLC. The amendment extends the term of the lease until October 31, 2028.

FREECAST, INC.

Condensed Balance Sheets

	September 30, 2023	June 30, 2023
	(unaudited)
Assets
Current Assets:
Cash	$307,579	$1,634,494
Accounts receivable, net	3,061	3,613
Inventory	2,192	-
Other current assets	61,373	58,398
Total current assets	374,205	1,696,505
Non-current assets:
Property and equipment, net	39,926	44,108
Security deposits	126,145	126,145
Operating lease, right-of-use assets	13,818	33,986
Financing lease, right-of-use assets	1,698	2,060
Total non-current assets	181,587	206,299
Total assets	$555,792	$1,902,804
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable and accrued expenses	$1,700,602	$1,669,277
Accounts payable and accrued expenses - related party	1,694,447	1,523,891
Current portion of financing lease liabilities	1,560	1,514
Current portion of operating lease liabilities	15,373	37,419
Notes payable - current	1,245,740	950,000
Current portion of deferred revenue	94,700	94,700
Total current liabilities	4,752,442	4,276,801
Long term liabilities:
Deferred revenue, net of current portion	61,366	88,071
Notes payable, net of current portion	200,000	475,356
Notes payable - related party, net of current portion	89,289	89,289
Convertible notes payable - related parties, net of current portion	67,048	67,048
Revolving convertible notes payable - related parties, net of current portion and debt discount	5,819,592	4,819,592
Financing lease liabilities, net of current portion	138	546
Total long term liabilities	6,237,443	5,539,902
Total liabilities	10,989,855	9,816,703
Commitments and contingencies (Note 9)
Stockholders’ deficit:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized; and zero shares issued and outstanding	-	-
Common stock, $0.0001 par value, 200,000,000 authorized, 45,414,626 and 44,164,626 shares issued and outstanding, respectively	4,555	4,430
Common stock subscriptions, 0 and 1,250,000 shares, respectively	-	1,250,000
Additional paid-in capital	40,816,197	39,556,708
Accumulated deficit	(51,254,815)	(48,725,037)
Total shareholders’ deficit	(10,434,063)	(7,913,899)
Total liabilities and stockholders’ deficit	$555,792	$1,902,804

The accompanying notes are an integral part of these unaudited condensed financial statements.

FREECAST, INC.

Unaudited Condensed Statements of Operations

	For the three months ended September 30,
	2023	2022
Net revenues
Membership	$71,381	$88,382
Product Sales	1,807	145
Other Revenue	180	768
Total revenue	73,368	89,295

Cost of revenue:
Cost of revenue	31,033	21,610
Total cost of revenue	31,033	21,610

Gross profit	42,335	67,685

Operating costs and expenses:
Compensation and benefits	834,277	735,940
Sales and marketing expense	119,045	38,502
General and administrative	1,435,281	972,084
Total operating expenses	2,388,603	1,746,526

Loss from operations	(2,346,268)	(1,678,841)

Other income (expense):
Interest expense, net	(182,527)	(154,370)
Other expenses, net	(983)	(925)
Gain on the extinguishment of debt	-	1,449,338
Total other expenses	(183,510)	1,294,043

Net loss before income tax	$(2,529,778)	$(384,798)

Income tax expense (benefit)	-	-

Net loss	(2,529,778)	(384,798)

Loss per common share - basic and diluted	$(0.06)	(0.01)
Weighted average common shares outstanding - basic and diluted	45,237,996	37,443,784

The accompanying notes are an integral part of these unaudited condensed financial statements.

FREECAST, INC.

Unaudited Condensed Statement of Stockholders’ Deficit

			Common			Total
	Common Stock		Stock	Additional	Accumulated	Stockholders’
	Shares	Amount	Subscriptions	Paid-In Capital	Deficit	Deficit
Balance as of June 30, 2023	44,164,626	$4,430	$1,250,000	$39,556,708	$(48,725,037)	$(7,913,899)
Stock based compensation	-	-	-	9,614	-	9,614
Shares issued to settle common stock subscriptions	1,250,000	125	(1,250,000)	1,249,875	-	-
Net loss	-	-	-		(2,529,778)	(2,529,778)
Balance as of September 30, 2023	45,414,626	$4,555	$-	$40,816,197	$(51,254,815)	$(10,434,063)

			Common			Total
	Common Stock		Stock	Additional	Accumulated	Stockholders’
	Shares	Amount	Subscriptions	Paid-In Capital	Deficit	Deficit
Balance as of June 30, 2022	37,053,376	$3,718	$256,250	$26,983,054	(34,020,441)	$(6,777,419)
Cumulative effect of adoption of ASU 2020-06	-	-	-	(4,494,267)	1,530,468	(2,963,799)
Balance as of July 1, 2022	37,053,376	$3,718	$256,250	$22,488,787	$(32,489,973)	$(9,741,218)
Common stock issued for cash	1,690,000	169	-	1,689,831	-	1,690,000
Stock based compensation	-	-	-	75,970	-	75,970
Shares issued to settle common stock subscriptions	256,250	26	(256,250)	256,224	-	-
Net loss	-	-	-	-	(384,798)	(384,798)
Balance as of September 30, 2022	38,999,626	$3,913	$-	$24,510,812	$(32,874,566)	$(8,359,841)

The accompanying notes are an integral part of these unaudited condensed financial statements.

FREECAST, INC.

Unaudited Condensed Statement of Cash Flow

	For the three months ended September 30,
	2023	2022
Cash flows from operating activities:
Net loss	$(2,529,778)	$(384,798)
Reconciliation of net loss to net cash used in operating activities
Depreciation and amortization expense	6,191	17,142
Bad debt expense (recovery)	-	(780)
Operating lease expense	20,168	19,182
Stock based compensation	9,614	75,970
Gain on settlement of debt	-	(1,449,338)
Changes in operating assets and liabilities:
Accounts receivable	552	(8,038)
Inventory	(2,192)	-
Deferred Offering Costs	-	(100,252)
Other current assets	(2,975)	(5,299)
Operating lease liabilities	(22,046)	(18,294)
Accounts payable and accrued expenses	51,709	(19,844)
Accounts payable and accrued expenses - related party	170,556	146,460
Deferred revenue	(26,705)	(27,007)
Net cash used in operating activities	(2,324,906)	(1,754,896)

Cash flows from investing activities:
Sale (purchase) of property and equipment	(1,647)	-
Net cash used in investing activities	(1,647)	-

Cash flows from financing activities:
Proceeds from issuance of common stock	-	1,690,000
Bank overdraft	-	41,244
Payments on financing lease liabilities	(362)	(420)
Proceeds from notes payable - related party	-	2,650
Repayments on notes payable - related party	-	(34)
Proceeds from revolving notes payable	1,000,000	375,200
Repayments on revolving notes payable	-	(265,000)
Proceeds from notes payable	-	100,000
Net cash provided by financing activities	999,638	1,943,640

Net change in cash	(1,326,915)	188,744
Cash, beginning of year	1,634,494	833
Cash, end of year	$307,579	$189,577

Supplemental cash flow information:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

Non-cash investing and financing activities:
Common stock issued for common stock subscriptions	$1,250,000	$-
Implementation of ASU 2020-06	-	2,963,799
Common shares issued to settle subscriptions	$-	$256,250

The accompanying notes are an integral part of these unaudited condensed financial statements.

FREECAST, INC.
Notes to Unaudited Condensed Financial Statements

Note 1 – Organization and Description of Business

FreeCast, Inc. (the “Company”) developed and markets an interactive digital media guide that facilitates access to a virtual library of entertainment media. The Company is based in Orlando, Florida and was founded in 2011 as a Florida Corporation. The Company’s primary products are SmartGuide and Select TV. Both SmartGuide and Select TV utilize the Company-designed proprietary technology that searches, and aggregates internet distributed streaming media into an electronic media guide. SmartGuide is licensable to brands/manufacturers of devices with large online user bases, while Select TV is a retail package that is sold by monthly and/or annual subscriptions.

Going Concern

The Company’s has incurred recurring losses from operations since inception, accumulating a deficit of approximately $51.3 million as of September 30, 2023. For the three months ended September 30, 2023 and 2022, the Company incurred a net loss of approximately $2,530,000 and $385,000, respectively. The Company may incur additional losses and negative operating cash flows in the future. Failure to generate sufficient revenues, reduce spending or raise additional capital could adversely affect the Company’s ability to achieve its intended business objectives. These matters, among others, raise substantial doubt about the Company’s ability to continue as a going concern for a period of one year from the issuance of these financial statements.

Since the inception of the Company in 2011, the operations of the Company have been funded primarily through sales of common stock to private investors, debt financing and exchange of common stock for services received by the Company. Management cannot be certain that additional funding will be available on acceptable terms, or at all. Management plans include raising additional capital through the sale of equity and debt securities, along with exploring additional avenues to increase revenues. To the extent that the Company raises additional funds by issuing equity securities, the Company’s shareholders may experience significant dilution. Any debt financing, if available, may involve restrictive covenants that impact the Company’s ability to conduct business.

The accompanying condensed financial statements for the three months ended September 30, 2023 and 2022 have been prepared assuming the Company will continue as a going concern, which contemplates, among other things, the realization of assets and satisfaction of liabilities in the normal course of business. During the remaining 2023 calendar year, management intends to raise additional debt and/or equity financing to fund future operations and to provide additional working capital. However, there is no assurance that such financing will be consummated or obtained in sufficient amounts necessary to meet the Company’s needs. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Note 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited interim condensed financial statements should be read in conjunction with the audited financial statements and the related notes thereto for the year ended June 30, 2023, which are included in this Registration Statement. Furthermore, the Company’s significant accounting policies are disclosed in the audited financial statements for the years ended June 30, 2023 and 2022, included in this Registration Statement. Since the date of those audited financial statements, there have been no changes to the Company’s significant accounting policies.

The accompanying unaudited condensed financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”) for interim financial information. Accordingly, certain information and footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted. Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and as amended by Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

In the opinion of management, the accompanying unaudited condensed financial statements for the periods presented reflect all adjustments, consisting of only normal recurring adjustments, necessary to fairly present the Company’s financial position, results of operations, and cash flows. The June 30, 2023 condensed balance sheet was derived from audited financial statements, but does not include all GAAP disclosures. The unaudited condensed financial statements for the interim periods are not necessarily indicative of results for the full year.

Use of Estimates

The preparation of these financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts in the financial statements and disclosure in the accompanying notes. Actual results may differ from those estimates and such differences may be material to the financial statements. The more significant estimates and assumptions by management include among others: accounts receivable realization, the valuation allowance on deferred tax assets, the valuation of the Company’s common stock, options, warrants and revenue recognition.

Earnings (Loss) Per Share

Basic earnings (loss) per share is computed by dividing net income (loss) attributable to all classes of common shareholders of the Company by the weighted average number of shares of all classes of common stock outstanding during the applicable period. Diluted earnings (loss) per share is determined in the same manner as basic earnings (loss) per share, except that the number of shares is increased to include restricted stock still subject to risk of forfeiture and to assume exercise of potentially dilutive stock options using the treasury stock method, unless the effect of such increase would be anti-dilutive.

The following table provides the number of common stock equivalents not included in diluted income per share, because the effects are anti-dilutive, for the three months ended September 30, 2023 and 2022, respectively.

	September 30,
	2023	2022
Convertible debt and liabilities	30,228,376	24,446,641
Options	1,615,324	1,792,176
Warrants	26,112,174	22,473,564
Total	57,955,874	48,712,381

Recently Issued Accounting Pronouncements

In June 2020, the FASB issued ASU No. 2020-06, Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging - Contracts in Entity’s Own Equity (Subtopic 815-40). This standard eliminates the beneficial conversion and cash conversion accounting models for convertible instruments. It also amends the accounting for certain contracts in an entity’s own equity that are currently accounted for as derivatives because of specific settlement provisions. In addition, the new guidance modifies how particular convertible instruments and certain contracts that may be settled in cash or shares impact the diluted EPS computation. For public business entities, it is effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years using the fully retrospective or modified retrospective method. Early adoption is permitted but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company adopted ASU 2020-06 in the first quarter of fiscal year 2023 using the modified retrospective method of transition which allows for a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. As a result, the cumulative effect of the accounting change increased the carrying amount of the convertible notes, net by $2,963,799, increased retained earnings by $1,530,468, and reduced additional paid-in capital by $4,494,267.

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies that the Company adopts as of the specified effective date. The Company does not believe that the impact of recently issued standards that are not yet effective will have a material impact on the Company’s financial position or results of operations upon adoption.

Note 3 – Inventory

Inventory consists of finished goods purchased for resale and is stated at the lower of cost (first in, first out method) or net realizable value. The inventory balance of $2,192 reflects finished goods as of September 30, 2023. The Company recognized $0 in inventory obsolescence for the three months ended September 30, 2023 and 2022.

Note 4 – Property and Equipment

Property and equipment, net consisted of the following:

	September 30,	June 30,
	2023	2023

Property and equipment	$148,382	$146,735

Less: accumulated depreciation	(108,456)	(102,627)

Property and equipment, net	$39,926	$44,108

Depreciation expense was $5,829 and $8,096 for the three months ended September 30, 2023 and 2022, respectively, and is classified in general and administrative expenses in the Unaudited Condensed Statements of Operations.

Note 5 – Intangible Assets

Intangible assets, net consisted of the following:

	September 30,	June 30,
	2023	2023

Internal Use Software	$105,000	$105,000

Less accumulated amortization	(105,000)	(105,000)

Net carrying value	$-	$-

During the three months ended September 30, 2023 and 2022, the Company recorded total amortization expense of $0 and $8,726, respectively.

As of September 30, 2023, the Company has fully amortized the internal use software.

Note 6 – Debt

Convertible Note Payable – Related Party

In June 2016, the Chief Executive Officer of the Company (“CEO”), William Mobley, loaned the Company $111,000, at an interest rate of 12% per annum, and is due and payable on June 30, 2024. As of September 30, 2023 and June 30, 2023, accrued interest charges related to this loan were $21,030, and $19,003, respectively. During the three months ended September 30, 2023 and 2022, the Company did not pay any interest towards this loan. The note is convertible into shares of common stock at a conversion price of $0.25 per share. As of September 30, 2023 and June 30, 2023, the outstanding principal and interest due to William Mobley was $88,078, and $86,051, respectively.

Convertible Note Payable

In March 2022, a third party loaned the Company $250,000, at an interest rate of 10% per annum. The note was convertible into shares of common stock at a conversion price of $2.00 per share with 50,000 warrants to purchase shares of the Company’s common stock at $1.75. On June 5, 2022, per agreement between the Company and the third party, the note is to be converted into 256,250 shares of the Company’s common stock at an amended conversion price of $1.00 per share, and additionally, upon conversion, increased the 50,000 warrants to 256,250 warrants granted to the lender. As of the amendment dated June 5, 2022, the Company evaluated the debt for extinguishment or debt modification under FASB ASC Topic 470-50, Debt – Modifications and Extinguishments, and determined extinguishment was applicable as a result of the addition of a substantive conversion feature. Under the rules, the Company extinguished the debt, which included the capitalized interest through June 5, 2022. The resulting loss on extinguishment was valued at $23,722. During the three months ended September 30, 2023 and 2022, the Company did not pay any interest towards this loan. The 256,250 shares of the Company’s common stock were issued on September 16, 2022.

Notes Payable – Related Parties

Between July 2018 and April 2018, a related party, a Company owned by CEO, William Mobley, Public Wire, loaned the Company $66,380, at an interest rate of 12% per annum. The notes representing the loan originally matured on dates ranging from April 1, 2019 to January 1, 2020. Effective June 30, 2021, the Company amended the original promissory note with Public Wire and combined principal and interest from the previous notes under one new loan. In addition, the Company extended the maturity date to June 30, 2024. As of September 30, 2023 and June 30, 2023, accrued interest related to this loan was $24,112 and $21,411, respectively. During the three months ended September 30, 2023 and 2022, the Company did not pay interest related to this loan. As of September 30, 2023 and June 30, 2023, the outstanding principal and interest due to Public Wire was $113,401 and $110,700, respectively.

Revolving Convertible Notes Payable – Related Parties

On July 1, 2018, the Company signed a revolving convertible note agreement with Nextelligence, which is a related party that is majority owned and controlled by our CEO, which was amended and restated as of July 2, 2018, for an amount up to $1,000,000; with any borrowings on this loan being at the Company’s complete discretion. Outstanding principal accrued interest at 12% per annum, and was due and payable on July 1, 2020. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest was convertible into shares of the Company’s common stock at a conversion price of $0.25 per share. The loan matured on July 1, 2020, was in default and remained as an on-demand liability of the Company’s until June 30, 2021. On June 30, 2021, the Company entered into a new revolving convertible promissory note with Nextelligence for an amount up to $2,500,000; with any borrowings on this loan being at the Company’s complete discretion. Outstanding principal accrues interest at 12% per annum. The borrowing limit was increased to $6,000,000 pursuant to a first amendment to the note dated June 13, 2022. Pursuant to a second amendment to the note dated July 17, 2023, the borrowing limit was increased to $10,000,000 and the maturity date extended to June 30, 2025. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest is convertible into shares of our common stock at a conversion price of $0.25 per share. As of September 30, 2023 and June 30, 2023, the balance of unpaid accrued interest was $1,057,835 and $892,007, respectively, related to this loan. In addition, as of September 30, 2023 and June 30, 2023, the outstanding principal and interest due is $6,877,427 and $5,711,599, respectively.

The Company adopted ASU 2020-06 in the first quarter of fiscal year 2023, and as such, has not recognized any beneficial conversion feature or amortization expense during the three months ended September 30, 2023. The balance of the revolving convertible notes payable to related parties, net of debt discount, as of September 30, 2023 and June 30, 2023 was $5,819,592 and $4,819,592, respectively.

Notes Payable

On September 15, 2016, the Company entered into an agreement with U.S. Premium Finance to provide financing in an aggregate amount of $1,967,450 for the insurance premium associated with both D&O and Workers Compensation policies. Both policies commenced September 15, 2016, and provided coverage for the next 36 months, expiring September 15, 2019. The loan bears interest at a floating rate per annum equal to the greater of either (i) 4.99% or (ii) 4.99% plus the Wall Street Journal Prime Rate. During the year ended June 30, 2019 and 2018, the interest rate on the loan was 4.99%. The Company was required to pay monthly principal and interest of approximately $58,957, paid over 36 months, with the final payment on October 15, 2019.

The U.S. Premium Finance agreement dated September 15, 2016 was secured against all rights, title, and interest associated with the D&O and Workers Compensation policies. As part of the legal costs associated with obtaining premium financing, on September 19, 2016, the Company agreed to pay a loan origination fee in the amount of $98,250. The loan origination fee was recorded as a debt discount and amortized over the life on the policy, maturing September 2019.

On April 18, 2017, the Company entered into an additional agreement with U.S. Premium Finance. The Company received $568,935 in net proceeds from the premium financing agreement. The loan bears interest at a floating rate per annum equal to the greater of either (i) 4.99% or (ii) 4.99% plus the Wall Street Journal Prime Rate. During the year ended June 30, 2019 and 2018, the interest rate on the loan was 4.99%. The Company was required to pay monthly principal and interest of approximately $29,705, paid over 20 months, with the final payment on December 15, 2018.

The U.S. Premium Finance agreement dated April 18, 2017 was secured against all rights, title, and interest associated with the general liability insurance policy. As part of the legal costs associated with obtaining premium financing, on April 18, 2017 the Company incurred and capitalized a loan origination fee in the amount of $28,348. The loan origination fee was amortized over the life of the policy, maturing December 2018. As of June 30, 2022 and 2021, there were no prepaid loan origination fees; as the amount was fully amortized.

On November 13, 2019, the Company settled the outstanding liability with U.S. Premium Finance, in which the Company agreed to pay $1,000,000 in various installments, with the last payment due on December 5, 2022. During the year ended June 30, 2020, the Company, in accordance with the agreement, reduced the principal on the balance sheet and recognized a $774,009 gain on forgiveness of debt. In adherence to the conditions of the agreement, the Company paid $275,000 towards the outstanding balance of the loan as of June 30, 2020. In addition, as of November 13, 2019, the Company had accrued approximately $162,350 in interest, which was reduced to zero based on the settlement amount and the Company recognized as a gain on forgiveness of debt, of $162,350. As of September 30, 2023 and June 30, 2023, the balance due was $650,000, all of which is current. The Company is in default on the outstanding liability (see Note 8).

On October 22, 2019, the Company entered into a promissory note with unrelated third party for the amount of $250,000, at an interest at 6% per annum. Effective, June 30, 2021, the Company combined all previous principal ($250,000) and interest related ($25,356) to this loan and extend the maturity date to June 30, 2024 as per the second amendment to the agreement. As of September 30, 2023 and June 30, 2023, accrued interest charges related to this loan was $37,207 and $33,043, respectively. During the three months ended September 30, 2023 and 2022, the Company did not pay any Interest towards this loan. As of September 30, 2023 and June 30, 2023, the outstanding principal and interest due was $312,563 and $308,399, respectively.

Between March 2022 and June 2022, an unrelated third party, loaned the Company $200,000, at an interest rate of 6% per annum. In August 2022, the unrelated third party loaned the Company an additional $100,000. The notes matured on March 1, 2023, and were in default until a renewal and consolidating note was entered into as of August 1, 2023 in the principal amount of $320,384. The interest rate under the renewal note is 6% per annum, and it matures on July 31, 2024. As of September 30, 2023 and June 30, 2023, accrued interest related to these loans were $23,342 and $18,805, respectively. During the three months ended September 30, 2023 and 2022, the Company did not pay interest related to these loans. As of September 30, 2023 and June 30, 2023, the outstanding principal and interest due was $323,543 and $318,805, respectively.

On November 18, 2022, the Company entered into a loan agreement with two unrelated parties for the aggregate amount of $200,000, at an interest rate of 6% compounded annually. The loan matures on December 1, 2024. As of September 30, 2023 and June 30, 2023, accrued interest related to the loan was $10,389 and $7,364, respectively. During the three months ended September 30, 2023, the Company did not pay interest on the loan. As of September 30, 2023 and June 30, 2023, the outstanding principal and interest due on the loan was $210,389 and $207,364, respectively.

Notes payable as of September 30, 2023 and June 30, 2023 summarized as follows:

Lender	Interest Rate	Maturity	September 30, 2023	June 30,2023
U.S. Premium Finance	4.99%	12/5/2022	$650,000	$650,000
Unrelated third party	6.00%	6/30/2024	275,356	275,356
Unrelated third party	6.00%	7/31/2024	320,384	300,000
Unrelated third party	6.00%	12/1/2024	200,000	200,000
			1,445,740	1,425,356
		Less notes payable – current	1,245,740	950,000
		Notes payable, net of current portion	$200,000	$475,356

Note 7 – Stockholders’ Equity

Preferred Stock

No shares of preferred stock are currently outstanding. The Board of Directors may designate the authorized but unissued shares of the Preferred Stock with such rights and privileges as the board of directors may determine. As such, our board of directors may issue 5,000,000 preferred shares and designate the conversion, voting and other rights and preferences without notice to our shareholders and without shareholder approval.

Common Stock

Each holder of common stock is entitled to vote on all matters and is entitled to one vote for each share held. No holder of shares of stock of any class shall be entitled as a matter of right to subscribe for or purchase or receive any part of new or additional issue of shares of stock of any class, or of securities convertible into share of stock or any class, whether now hereafter authorized or whether issued for money, for consideration other than money, or by the way of dividend.

As of September 30, 2023 and June 30, 2023, the Company authorized to issue 200,000,000 common shares at a par value of $0.0001 per share.

As of September 30, 2023 and June 30, 2023, the Company had shares of common stock outstanding of 45,414,626 and 44,164,626, respectively.

In the three months ended September 30, 2022, the Company issued 1,690,000 shares of our common stock and warrants to purchase an aggregate of 1,690,000 shares of our common stock for net proceeds of $1,690,000.

Common Stock Subscriptions

In the year ended June 30, 2023, the Company received deposits in the amount of $1,250,000 for 1,250,000 common shares to be issued pursuant to the securities purchase agreement. These common shares were issued in July 2023.

In the year ended June 30, 2022, the Company converted a convertible note payable as discussed in note 6 for a value of $256,250 for 256,250 common shares to be issued pursuant to the securities purchase agreement. These common shares were issued in the year ended June 30, 2023.

Warrants

The Company from time-to-time issues warrants in conjunction with equity financing. For the three months ended September 30, 2023, the Company issued 0 warrants.

Following is a summary of outstanding stock warrants as of September 30, 2023 and June 30, 2023:

	Number of Shares	Weighted Average Price	Weighted Average Remaining Life (years)	Intrinsic Value
Warrants outstanding and exercisable of as of June 30, 2022	23,826,641	$0.57	0.7	$58,034,239
Issued	24,445,924	1.60	-	-
Expired and forfeited	(22,160,391)	0.25	-	-
Exercised	-	-	-	-
Warrants outstanding as of June 30, 2023	26,112,174	$1.55	2.6	$8,245,525
Issued	-	-	-	-
Expired and forfeited	-	-	-	-
Exercised	-	-	-	-
Warrants outstanding as of September 30, 2023	26,112,174	$1.55	2.3	$8,245,525
Warrants exercisable as of September 30, 2023	26,095,506	$1.55	2.3	$8,245,525

Exercise Price ($)	Warrants outstanding as of September 30, 2023	Warrants outstanding as of June 30, 2023

$0.25	10,274,033	10,274,033
$0.60	1,350,000	1,350,000
$1.75	4,916,891	4,916,891
$3.00	9,436,250	9,436,250
$4.00	135,000	135,000
	26,112,174	26,112,174

Stock Based Compensation - Stock Options

Effective June 25, 2021, the Board of Directors of FreeCast Inc. adopted the 2021 Equity Incentive Plan, (the “Incentive Plan”). The plan provides for both incentive stock options and non -qualified stock options to officers, directors, employees, and consultants of the company.

The Company recognizes stock-based compensation expense using a grant date fair-value to measure the costs related to stock-based payments, including stock options. The fair value of options awarded to employees is measured on the date of grant using the Black-Scholes option-pricing model and is recognized as expense over the requisite service period on a straight-line basis.

Following is a summary of outstanding stock options as of September 30, 2023 and June 30, 2023:

	Number of Shares	Weighted Average Price	Weighted Average Remaining Life (years)	Intrinsic Value
Options as of June 30, 2022	1,792,176	$2.00	9.0	$-
Issued	41,212	2.00	-	-
Expired and forfeited	(218,064)	-	-	-
Exercised	-	-	-	-
Options as of June 30, 2023	1,615,324	$2.00	8.0	$-
Issued	-	-	-	-
Expired and forfeited	-	-	-	-
Exercised	-	-	-	-
Options outstanding and exercisable of September 30, 2023	1,615,324	$2.00	7.8	$-

The following is the vesting terms associated with those shares:

Tranche	Shares Granted	Vesting Method	Vesting Terms
Tranche 1	1,578,480	Graded Vesting	1/6th vested on July 1, 2021, remainder vests over the next 18th months using the graded vesting method, until the option is 100% vested.
Tranche 2	31,324	Straight-line	1/24th will vest on a straight-line monthly basis until the option is 100% vested.
Tranche 3	5,520	Graded Vesting	1/6th vests on grant date, remainder vests over the next 30 months using the graded vesting method, until the option is 100% vested.
Total	1,615,324

During the three months ended September 30, 2023 and 2022, the Company recognized $9,614 and $75,970 in stock-based compensation expense related options, respectively.

As of September 30, 2023, there was $10,310 respectively in unrecognized stock-based compensation related to unvested restricted stock agreements, net of estimated forfeitures.

Beneficial Conversion Feature

The Company had embedded conversion features that it accounted for under ASC 470 and was recognized separately at its intrinsic value. Intrinsic value was calculated as the difference between the conversion price and the fair value of the common stock multiplied by the number of shares into which the security is convertible. If the intrinsic value of the beneficial conversion feature was greater than the proceeds allocated to the convertible instrument, the amount of the discount assigned to the beneficial conversion feature would have been limited to the amount of the proceeds allocated to the convertible instrument.

The Company adopted ASU 2020-06 in the first quarter of fiscal year 2023 using the modified retrospective method of transition which allows for a cumulative-effect adjustment to the opening balance of retained earnings in the period of adoption. As a result, the cumulative effect of the accounting change increased the carrying amount of the convertible notes, net by $2,963,799, increased retained earnings by $1,530,468, and reduced additional paid-in capital by $4,494,267. See Note 6.

Note 8 – Commitments and Contingencies

In October 2018, the Company entered into a two-year sublease agreement for approximately 3,360 square feet of office space in Orlando, Florida. In August 2020, the Company provided $117,336 in security deposit, and entered into a 39-month lease agreement which allowed the Company to expand its office space to 10,080 square feet. On October 31, 2023, we entered into a First Amendment that extended our lease until October 31, 2028.

In August 2022, CEBV, LLC, as assignee of Ameris Bank sued the Company and its chief executive officer (“CEO”), William Mobley, along with various other companies alleging the Company and its CEO had received proceeds from a purported loan fraud scheme perpetrated by various third parties. No loans were made to the Company or its CEO by Ameris Bank. On August 2, 2023, the court dismissed the case against the Company and its CEO without prejudice.

In December 2022, U.S. Premium Finance sued the Company and its CEO for nonpayment of a settlement agreement arising from a collection lawsuit involving two U.S. Premium Finance agreements. These agreements, which the Company learned after entered into, were the product of the same loan scheme at the center of the CEBV, LLC lawsuit (see above). The Company filed motions to set aside the judgment, for rehearing and for evidentiary hearing on January 17, 2023, all of which were denied by the court in an order entered on December 7, 2023. The Company continues to believe that the claims made by USPF are without merit. The Company intends to continue the pursuit to prove USPF is involved in a national banking fraud scheme, and that the settlement that was reached was done so before learning that the loans issued by USPF were part of this scheme. If the Company fails in this pursuit, the Company may be required to pay the Damages, plus accrued interest thereon at the rate of 4.75% per annum. The ultimate outcome of this litigation cannot presently be determined. However, in management’s opinion, the likelihood of a material adverse outcome is remote. Accordingly, adjustments, if any, that might result from the resolution of this matter have not been reflected in the financial statements.

Note 9 – Leases

On August 20, 2019, the Company entered into a 63-month lease agreement for an office copier that is expected to mature on October 20, 2024.

The Company currently has two active leases, an office lease, as well as an office copier under non-cancellable operating leases with initial terms typically ranging from 1 to 3 years. At contract inception, the Company reviews the facts and circumstances of the arrangement to determine if the contract is or contains a lease. The Company follows the guidance in Topic 842 to evaluate whether the contract has an identified asset; if the Company has the right to obtain substantially all economic benefits from the asset; and if the Company has the right to direct use of the underlying asset. When determining if a contract has an identified asset, the Company considers both explicit and implicit assets, and whether the supplier has the right to substitute the asset. When determining if the Company has the right to direct the use of an underlying asset, the Company considers if they have the right to direct how and for what purpose the asset is used throughout the period of use and if they control the decision-making right over the asset.

The Company’s lease terms may include options to extend or terminate the lease. The Company exercises judgment to determine the term of those leases when extension or termination options are present and include such options in the calculation of the lease term when it is reasonably certain that it will exercise those options.

The Company has elected to include both lease and non-lease components in the determination of lease payments. Payments made to a lessor for items such as taxes, insurance, common area maintenance, or other costs commonly referred to as executory costs, are also included in lease payments if they are fixed. The fixed portion of these payments are included in the calculation of the lease liability, while any variable portion would be recognized as variable lease expenses, when incurred. Variable payments made to third parties for these, or similar costs, such as utilities, are not included in the calculation of lease payments.

At commencement, lease-related assets and liabilities are measured at the present value of future lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company exercises judgment in determining the incremental borrowing rate based on the information available at when the lease commences to measure the present value of future payments.

Operating lease expense is recognized on a straight-line basis over the lease term. Finance lease cost includes amortization, which is recognized on a straight-line basis over the expected life of the leased asset, and interest expense, which is recognized following an effective interest rate method.

Operating leases are included in other assets, current operating lease obligations, and operating lease obligations (less current portion) on the Company’s balance sheet. Finance leases are included in property, plant and equipment and current and long-term portion of finance lease obligations on the Company’s balance sheet. Short term leases with an initial term of 12 months or less are not presented on the balance sheet with expense recognized as incurred.

The following table presents lease assets and liabilities and their balance sheet classification:

Classification	September 30, 2023	June 30, 2023
Operating Leases:
Right-of-use Asset	$13,818	$33,986
Current portion of operating lease obligation	$15,373	$37,419
Operating lease obligation, less current portion	$-	$-

Finance Leases:
Right-of-use Asset	$1,698	$2,060
Current portion of operating lease liabilities	$1,560	$1,514
Financing lease liabilities, less current portion	$138	$546

The components of lease expense for the three months ended September 30, 2023 and 2022, are as follows:

Classification	September 30, 2023	September 30, 2022
Operating lease cost	$21,073	$19,182
Finance Lease:
Amortization of lease assets	362	321
Interest on lease liabilities	58	99
Total finance lease cost	$420	$420

Supplemental disclosures of cash flow information related to leases for the three months ended September 30, 2023 and 2022 were as follows:

	September 30, 2023	September 30, 2022
Cash paid for operating lease liabilities	$22,952	$22,283

The weighted average lease term and discount rates are as follows:

September 30, 2023
Operating Leases:
Weighted average remaining lease term (months)	1
Weighted average discount rate	12%
Finance Leases:
Weighted average remaining lease term (months)	13
Weighted average discount rate	12%

Future payments due under leases reconciled to lease liabilities as follows:

	Finance Lease	Operating Lease
For the fiscal years ending June 30:
2024	1,260	15,604
2025	560	-
Total undiscounted lease payments	1,820	15,604
Present value discount, less interest	(121)	(231)
Lease Liabilities	$1,699	$15,373

Note 10 – Related Parties

In June 2016, the Chief Executive Officer of the Company (“CEO”), William Mobley loaned the Company $111,000, at an interest rate of 12% per annum. The loan originally matured on December 31, 2017, however effective June 30, 2021, the Company amended the original promissory note with William Mobley and combined all previous principal and interest under one new note, that matures June 30, 2024. As of September 30, 2022 and June 30, 2023, accrued interest charges related to this loan were $21,030, and $19,003, respectively. During the three months ended September 30, 2023 and 2022, the Company did not pay any interest towards this loan. The note is convertible into shares of common stock at a conversion price of $0.25 per share. As of September 30, 2023 and June 30, 2023, the outstanding principal and interest due to William Mobley was $88,078, and $86,051, respectively.

Between July 2018 and April 2018, a related party, a Company owned by CEO, William Mobley, Public Wire, loaned the Company $89,139, at an interest rate of 12% per annum. The notes representing the loan originally matured on dates ranging from April 1, 2019 to January 1, 2020. Effective June 30, 2021, the Company amended the original promissory note with Public Wire and combined principal and interest from the previous notes under one new loan. In addition, the Company extended the maturity date to June 30, 2024. As of September 30, 2023 and June 30, 2023, accrued interest related to this loan was $24,112 and $21,411, respectively. During the fiscal years ended June 30, 2023 and 2022, the Company did not pay interest related to this loan. As of September 30, 2023 and June 30, 2023, the outstanding principal and interest due to Public Wire was $113,401 and $110,700, respectively.

On July 1, 2018, the Company signed a revolving convertible note agreement with Nextelligence; the majority shareholder, for an amount up to $1,000,000; with any borrowings on this loan being at the complete discretion of the Company. Pursuant to a second amendment to the note dated July 17, 2023, the borrowing limit was increased to $10,000,000 and the maturity date extended to June 30, 2025. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest is convertible into shares of our common stock at a conversion price of $0.25 per share. As of September 30, 2023 and June 30, 2023, the balance of unpaid accrued interest was $1,057,835 and $892,007, respectively, related to this loan. In addition, as of September 30, 2023 and June 30, 2023, the outstanding principal and interest due is $6,877,427 and $5,711,599, respectively.

Note 11 – Subsequent Events

The Company follows the guidance in FASB ASC 855-10 for the disclosure of subsequent events. The Company evaluated subsequent events through the date the financial statements were issued and determined that except for the events discussed in Note 6 and the following subsequent events, there have been no additional subsequent events that would require recognition in the financial statements or disclosure in the notes to the financial statements.

The Company entered into a new lease agreement for our headquarters located in Orlando, Florida with Anson Logistics Assets LLC, which commenced on November 1, 2023 and expires on October 31, 2028.

From October 5, 2023 through November 29, 2023, Nextelligence advanced the Company $2,150,000 in the aggregate in connection with the revolving convertible note agreement.

FreeCast, Inc.

                                  shares of common stock

PROSPECTUS

                       , 2024

Through and including               , 2024 (the 25th day after the date of this prospectus), all dealers effecting transactions in these securities, whether or not participating in this offering of shares of our common stock by the Registered Shareholders, may be required to deliver a prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee, the FINRA filing fee and the Nasdaq Capital Market listing fee.

SEC registration fee		$0.04

FINRA filing fee		$3,249.50

Nasdaq Capital Market listing fee		$5,000

Accounting fees and expenses*	$

Legal fees and expenses*	$

Printing and Engraving*	$

Transfer agent and registrar fees*	$

Miscellaneous*	$

*	To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

Pursuant to Section 607.0850 of the Florida Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Registrant, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Our Articles of Incorporation and Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by Florida law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act, and will be governed by the final adjudication of such case.

Item 15. Recent Sales of Unregistered Securities.

The information below lists all of the securities sold by us during the past three years which were not registered under the Securities Act:

On June 15, 2023, we issued 79 new warrants to accredited investors to purchase an aggregate of 15,275,924 shares of our common stock in exchange for 79 warrants to purchase 15,275,924 shares of our common stock that had expired without being exercised. Exercise prices remained the same, and ranged from $0.25 to $4.00 per share. All of the warrants were immediately exercisable upon issuance, and all of the warrants expire on December 31, 2025. The offer and issuance of the warrants were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering and/or Section 3(a)(9) of the Securities Act as securities exchanged by us with our existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange. Each warrant recipient had access to information concerning us and our business prospects and acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the warrants.

During the period from December 13, 2022 through May 20, 2023, we granted options to purchase 19,372 shares of our common stock to three employees pursuant to our 2021 Incentive Award Plan. The options were granted and issued in reliance upon the exemption from the registration provisions of the Securities Act set forth in Rule 701 in that the securities were granted and issued pursuant to a written compensatory benefit plan, and the number of securities granted and issued in reliance upon this rule during the previous consecutive 12-month period does not exceed 15% of our outstanding shares of common stock.

We entered into one year employment agreement with Gary Engel, effective May 1, 2023. In conjunction with Mr. Engel entering into the employment agreement, we issued Mr. Engel a warrant to purchase 25,000 shares of our common stock, exercisable at $3.00 per share. The warrant vests ratably over 12 months and may be exercised in whole or in part at any time or from time to time from the vesting date up to and including May 1, 2026. The warrant was offered and issued in reliance upon the exemption from the registration provisions of the Securities Act set forth in Rule 701 in that the securities were offered and sold pursuant to a written contract relating to compensation, and the number of securities granted and issued in reliance upon this rule during the previous consecutive 12-month period does not exceed 15% of our outstanding shares of common stock.

During the period from November 4, 2022 through June 30, 2023, we sold an aggregate of 6,215,000 shares of our common stock and warrants to purchase 6,215,000 shares of our common stock, at an exercise price of $3.00 per share, to 39 accredited investors at a purchase price of $1.00 per share for an aggregate purchase price of $6,215,000, of which we received $6,215,000. The offer, sale and issuance of such common stock and warrants were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The investors in each of these transactions had access to information concerning us and our business prospects and acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and represented to us that they could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate legends were affixed to the certificate representing the shares issued in these transactions. Each investor in these transactions represented to us in connection with their purchase that they were an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

During the period from September 20, 2022 through October 4, 2022, we sold an aggregate of 890,000 shares of our common stock and warrants to purchase 890,000 shares of our common stock, at an exercise price of $3.00 per share, to eight accredited investors at a purchase price of $1.00 per share for an aggregate purchase price of $890,000, of which we received $890,000. The offer, sale and issuance of such common stock and warrants were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The investors in each of these transactions had access to information concerning us and our business prospects and acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and represented to us that they could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate legends were affixed to the certificate representing the shares issued in these transactions. Each investor in these transactions represented to us in connection with their purchase that they were an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

On October 4, 2022, we granted options to purchase 21,840 shares of our common stock to two employees pursuant to our 2021 Incentive Award Plan. The options were granted and issued in reliance upon the exemption from the registration provisions of the Securities Act set forth in Rule 701 in that the securities were granted and issued pursuant to a written compensatory benefit plan, and the number of securities granted and issued in reliance upon this rule during the previous consecutive 12-month period does not exceed 15% of our outstanding shares of common stock.

On September 16, 2022, we issued 256,250 shares of our common stock to Equity Trust Company Custodian FBO Michael D. Lafollette IRA in connection with the conversion of principal and accrued interest of a convertible note in the amount of $256,250. The investor had access to information concerning us and our business prospects and acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and represented to us that it was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act, could bear the risks of the investment and could hold the securities for an indefinite period of time and appropriate legends were affixed to the securities issued in this transaction. The offer, sale and issuance of the shares and warrants were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering.

Between July 26, 2022 and September 2, 2022, we sold 1,000,000 shares of our common stock to Equity Trust Company Custodian FBO Michael D. Lafollette IRA at a purchase price of $1.00 per share, and issued the investor a warrant to purchase 1,000,000 shares of our common stock, at an exercise price of $3.00 per share. The investor had access to information concerning us and our business prospects and acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and represented to us that it was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act, could bear the risks of the investment and could hold the securities for an indefinite period of time and appropriate legends were affixed to the securities issued in this transaction. The offer, sale and issuance of the shares and warrants were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering.

On May 25, 2022, we sold 50,000 shares of our common stock to John McCrossin at a purchase price of $1.00 per share, and issued him a warrant to purchase 50,000 shares of our common stock, at an exercise price of $3.00 per share. Mr. McCrossin had access to information concerning us and our business prospects and acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and represented to us that he was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act, could bear the risks of the investment and could hold the securities for an indefinite period of time and appropriate legends were affixed to the securities issued in this transaction. The offer, sale and issuance of the shares and warrants were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering.

On March 28, 2022, we entered into a convertible promissory note with Equity Trust Company Custodian FBO Michael D. Lafollette IRA for a loan in the principal amount of $250,000. Equity Trust Company Custodian FBO Michael D. Lafollette IRA additionally received warrants to purchase 50,000 shares of our common stock, at an exercise price of $1.75 per share. Outstanding principal accrues interest at 10% per annum, and was due and payable on June 30, 2022. In lieu of repayment, at Equity Trust Company Custodian FBO Michael D. Lafollette IRA’s option, all or part of the outstanding principal and accrued interest was convertible into shares of our common stock at a conversion price of $2.00 per share. On June 5, 2022, per agreement between the Company and Equity Trust Company Custodian FBO Michael D. Lafollette IRA, the note is to be converted into 256,250 shares of the Company’s common stock at an amended conversion price of $1.00 per share, and additionally, upon conversion, increased the 50,000 warrants to 256,250 warrants granted to the lender. The offer, sale and issuance of this convertible promissory note was deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The third party took the convertible note for investment purposes only and not with a view to or for sale in connection with any distribution thereof. On June 10, 2022, per agreement between the third party and us, the note was to convert into 256,250 shares of our common stock at the amended $1.00 conversion rate, and the investor was issued warrants to purchase 256,250 shares of our common stock, at an exercise price of $3.00 per share. The common shares associated with conversion were issued on September 16, 2022. The investor had access to information concerning us and our business prospects and acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and represented to us that he was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act, could bear the risks of the investment and could hold the securities for an indefinite period of time and appropriate legends were affixed to the securities issued in this transaction. The offer, sale and issuance of the shares and warrants were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering.

On February 9, 2022, we sold 500,000 shares of our common stock to each of Paul Becker and Michael Boyko at a purchase price of $1.00 per share, and issued each investor a warrant to purchase 500,000 shares of our common stock, at an exercise price of $3.00 per share. Each investor had access to information concerning us and our business prospects and acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and represented to us that he was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act, could bear the risks of the investment and could hold the securities for an indefinite period of time and appropriate legends were affixed to the securities issued in this transaction. The offer, sale and issuance of the shares and warrants were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering.

On December 21, 2021, we sold 25,000 shares of our common stock to Herman Fasching at a purchase price of $2.00 per share. Mr. Fasching had access to information concerning us and our business prospects and acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and represented to us that he was an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act, could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate legends were affixed to the securities issued in this transaction. The offer, sale and issuance of the shares were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering.

During the period from July 1, 2021 through October 15, 2021, we sold an aggregate of 1,105,000 shares of our common stock to 23 accredited investors at a price of $2.00 per share for an aggregate purchase price of $2,210,000. The offer, sale and issuance of the shares were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and represented to us that they could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate legends were affixed to the certificate representing the shares issued in these transactions. Each of the recipients of securities in these transactions represented to us in connection with their purchase that they were an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

On June 30, 2021, we entered into a revolving convertible promissory note with Nextelligence for an amount up to $2,500,000; with any borrowings on this loan being at our complete discretion. Outstanding principal accrues interest at 12% per annum, and is due and payable on June 30, 2024. In lieu of repayment, at Nextelligence’s option, all or part of the outstanding principal and accrued interest is convertible into shares of our common stock at a conversion price of $0.25 per share. As of June 30, 2021, the outstanding principal due to Nextelligence was $1,431,895. The offer, sale and issuance of this convertible promissory note was deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. Nextelligence took the convertible note for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On June 30, 2021, we entered into a convertible promissory note with William A. Mobley, Jr., our founder, Chief Executive Officer and Chairman of our board of directors, for a loan in the principal amount of $82,509. Outstanding principal accrues interest at 12% per annum, and is due and payable on June 30, 2024. In lieu of repayment, at Mr. Mobley’s option, all or part of the outstanding principal and accrued interest is convertible into shares of our common stock at a conversion price of $0.25 per share. The offer, sale and issuance of this convertible promissory note was deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. William A. Mobley, Jr. took the convertible note for investment purposes only and not with a view to or for sale in connection with any distribution thereof.

On June 25, 2021, we granted options to purchase 1,792,176 shares of our common stock to 24 employees pursuant to our 2021 Incentive Award Plan, which was approved by our board of directors and became effective on the same date. The options were granted and issued in reliance upon the exemption from the registration provisions of the Securities Act set forth in Rule 701 in that the securities were granted and issued pursuant to a written compensatory benefit plan, and the number of securities granted and issued in reliance upon this rule during the previous consecutive 12-month period does not exceed 15% of our outstanding shares of common stock.

During the fiscal year ended June 30, 2021, we sold an aggregate of 1,121,750 shares of our common stock for an aggregate purchase price of $3,949,000; 852,750 of the shares were sold at a purchase price of $4.00 per share for an aggregate purchase price of $3,411,000, and the remaining 269,000 shares were sold at a purchase price of $2.00 per share for an aggregate purchase price of $538,000. We also sold one investor warrants to purchase 135,000 shares of our common stock at an exercise price of $2.00 per share. The offer, sale and issuance of the shares and warrants were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and represented to us that they could bear the risks of the investment and could hold the securities for an indefinite period of time, and appropriate legends were affixed to the certificate representing the shares issued in these transactions. Each of the recipients of securities in these transactions represented to us in connection with their purchase that they were an accredited investor within the meaning of Rule 501 of Regulation D under the Securities Act.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
3.1*	Amended and Restated Articles of Incorporation of the Registrant
3.2*	Amended and Restated Bylaws of the Registrant
4.1*	Form of Common Stock Certificate
4.2*	Form of Warrant issued to Investors pre-June 15, 2023
4.3*	Form of Warrant issued to Investors post-June 15, 2023
4.4*	Form of First Amendment to Warrants issued pre-June 15, 2023
4.5*	Form of Warrants issued to Willliam A. Mobley, Jr. dated June 15, 2023
4.6*	Warrant issued to Gary Engel dated May 1, 2023
4.7*	Warrant issued to Jonathan Morris dated May 29, 2020
4.8*	Revolving Convertible Promissory Note made by FreeCast, Inc. in favor of Nextelligence, Inc., dated June 30, 2021
4.9*	First Amendment to Revolving Convertible Promissory Note made by FreeCast, Inc. in favor of Nextelligence, Inc., dated June 13, 2022
4.10*	Second Amendment to Revolving Convertible Promissory Note made by FreeCast, Inc. in favor of Nextelligence, Inc., dated July 17, 2023
4.11*	Convertible Promissory Note made by FreeCast, Inc. in favor of William A. Mobley, Jr., dated June 30, 2021
5.1	Opinion of Bahnsen Legal Group, PLLC regarding legality
9.1*	Voting Trust Agreement by and among William A. Mobley, Jr., FreeCast, Inc. and Telebrands Corp. dated October 15, 2012
10.1*	Amended and Restated Technology License and Development Agreement between Nextelligence, Inc. and FreeCast, Inc., dated October 19, 2012
10.2*	Amendment to Amended and Restated Technology License and Development Agreement, dated July 1, 2013
10.3*	Second Amended and Restated Technology License and Development Agreement between Nextelligence, Inc. and FreeCast, Inc., dated July 31, 2014
10.4*	Revision to Second Amended and Restated Technology License and Development Agreement between Nextelligence, Inc. and FreeCast, Inc., dated June 30, 2016
10.5*	Promissory Note made by FreeCast, Inc. in favor of Carl Peterson, dated August 1, 2023
10.6*	Promissory Note made by FreeCast, Inc. in favor of William Haldon Valdes, dated June 30, 2021
10.7*	Promissory Note made by FreeCast, Inc. in favor of Public Wire, LLC, dated June 30, 2021
10.8*	Stipulation for Settlement with Judgement Upon Default with U.S. Premium Finance, dated November 13, 2019
10.9*	Loan Agreement between FreeCast, Inc. and Michael Boyko, dated November 18, 2022
10.10*	Loan Agreement between FreeCast, Inc. and Paul Becker, dated November 18, 2022
10.11*	Licensed Data Agreement between FreeCast, Inc. and Gracenote, effective March 25, 2019
10.12*	Reelgood Data Provider Agreement between FreeCast, Inc. and MyFlikList, Inc., effective February 1, 2019
10.13*	Lease Agreement between FreeCast, Inc. and Anson Logistics Assets LLC, dated February 19, 2021
10.14*	First Amendment to Lease Agreement between FreeCast, Inc. and Anson Logistics Assets LLC, dated October 31, 2023
10.15#*	Employment Agreement between FreeCast, Inc. and William A. Mobley, Jr., dated July 1, 2013
10.16#*	First Amendment to Employment Agreement between FreeCast, Inc. and William A. Mobley, Jr., dated July 1, 2014
10.17#*	Second Amendment to Employment Agreement between FreeCast, Inc. and William A. Mobley, Jr., dated July 1, 2019
10.18#*	Employment Agreement between FreeCast, Inc. and Tracy West, effective February 1, 2020
10.19#*	Employment Agreement between FreeCast, Inc. and Gary Engel, effective May 1, 2023
10.20#*	Employment Agreement between FreeCast, Inc. and Irwin Podhajser, effective February 17, 2020
10.21#*	Employment Agreement between FreeCast, Inc. and Jonathan Morris, effective May 29, 2020
10.22(a)#*	FreeCast, Inc. 2021 Incentive Award Plan
10.22(b)#*	FreeCast Stock Option Grant Notice and Award Agreement
10.23**	Form of Lock-Up Agreement
23.1	Consent of Sadler, Gibb & Associates, LLC
23.2	Consent of Bahnsen Legal Group, PLLC (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page)
107	Filing Fee Table

*	Previously filed
**	To be filed with amendment
#	Denotes management compensation plan or contract.

Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Orlando, Florida, on January 4, 2024.

FREECAST, INC.

By:	/s/ William A. Mobley, Jr.
Name: William A. Mobley, Jr.
Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ William A. Mobley, Jr.	Chief Executive Officer and Chairman of the Board of Directors	January 4, 2024
William A. Mobley, Jr.	(principal executive officer)

/s/ Jonathan Morris	Chief Financial Officer and Director	January 4, 2024
Jonathan Morris	(principal accounting and financial officer)

*	Director	January 4, 2024
David Gust

*By:	/s/ William A. Mobley, Jr.
William A. Mobley, Jr., Attorney-in-Fact

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